UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MONSANTO COMPANY

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Notice of Annual Meeting of Shareowners and 2017 Proxy Statement December XX, 2017 MONSANTO

Our Pledge

The Monsanto Pledge is our commitment to how we do business. It is a declaration that compels us to listen more, to consider our actions and their impact broadly, and to lead responsibly. It helps us to convert our values into actions, and to make clear who we are and what we champion.

Integrity	Dialogue	Transparency	Sharing

Integrity is the foundation for all that we do. Integrity includes honesty, decency, consistency, and courage. Building on those values, we are committed to:

We will listen carefully

to diverse points of

view and engage in

thoughtful dialogue.

We will broaden our

understanding of

issues in order to better

address the needs and

concerns of society and

each other.

		We will ensure that information is available, accessible, and understandable.	We will share knowledge and technology to advance scientific understanding, to improve agriculture and the environment, to improve crops, and to help farmers in developing countries.

Benefits We will use sound and innovative science and thoughtful and effective stewardship to deliver high-quality products that are beneficial to our customers and to the environment.

Respect

We will respect the

religious, cultural, and

ethical concerns of

people throughout

the world. The safety

of our employees, the

communities where we

operate, our customers,

consumers, and the

environment will be our

highest priority.

Act as Owners to

Achieve Results

We will create clarity

of direction, roles, and

accountability; build

strong relationships

with our customers

and external partners;

make wise decisions;

steward our company

resources; and take

responsibility for

achieving agreed-upon

results.

Create a Great Place to Work We will ensure diversity of people and thought; foster innovation, creativity and learning; practice inclusive teamwork; and reward and recognize our people.

Monsanto Company 800 North Lindbergh Boulevard St. Louis, Missouri 63167 Phone (314) 694-1000 www.monsanto.com

December 21, 2017

Dear Fellow Shareowners,

On behalf of your board of directors, we are pleased to invite you to attend Monsanto Company’s 2018 Annual Meeting of Shareowners on Wednesday, January 31, 2018 at our global headquarters in St. Louis, Missouri. Whether or not you are able to attend the meeting in person, we invite you to read this year’s proxy statement, which highlights key activities and accomplishments of fiscal year 2017 and presents the matters for which we are seeking your vote at the 2018 meeting.

Fiscal year 2017 focused on delivering on our operational plan and key business milestones. As we reported in October, this year resulted in record sales in our Seeds and Genomics segment fueled by strong penetration of key soybean and cotton technologies and continued adoption of new corn hybrids around the world. Our performance reflects the need for new solutions in what continues to be a challenging ag economy.

In early fiscal year 2017, we entered into a definitive merger agreement under which Bayer will acquire Monsanto for USD 128 per share in an all-cash transaction. The transaction was approved by shareowners at a special meeting, and we continue to execute the necessary steps to close the deal, with a closing targeted by Bayer in early calendar year 2018.

It is with deepest regret that I inform you of the passing of Board member Arthur Harper. Art joined Monsanto’s Board in 2006 and served on various committees over the years. His leadership, integrity and wisdom, coupled with his strong focus on our employees and communities, were instrumental in guiding Monsanto to become the global agriculture business it is today. Art had a successful career at General Electric and was the founder and managing partner of GenNx360 Capital Partners, a successful private equity firm.

On behalf of the entire board of directors and the approximately 20,000 employees of Monsanto, I want to thank you for your continued support and investment in our business. We value the ongoing dialogue we have with our shareowners and we encourage you to continue to share your suggestions by writing us at the address below or by visiting our website.

Board of Directors

Monsanto Company

800 North Lindbergh Boulevard

St. Louis, MO 63167

c/o David F. Snively, Secretary

Sincerely,

Hugh Grant

Chairman of the Board of Directors

and Chief Executive Officer

Monsanto Company

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

Phone (314) 694-1000

www.monsanto.com

Notice of Annual Meeting

of Shareowners

Meeting Agenda:
Date: Time: Place: Record Date:	Wednesday, January 31, 2018 8:00 a.m. Central Time “AA” Building Chesterfield Village Research Center 700 Chesterfield Parkway West Chesterfield, Missouri 63017 December 15, 2017

∎  Elect twelve director nominees named in the proxy statement for the coming year

∎  Ratify our independent registered public accounting firm for fiscal 2018

∎  Approve, by non-binding vote, executive compensation

∎   Vote on one shareowner proposal set forth in the proxy statement, if properly presented at the meeting

∎   Any other business that properly comes before the meeting

Please vote your shares We encourage shareowners to vote promptly, as this will save the expense of additional proxy solicitation. You may vote in the following ways:	By Telephone	By Internet	By Mail	In Person
	In the U.S. or Canada you can vote your shares by calling 1-800-690-6903.	You can vote your shares online at www.proxyvote. com. You will need the 12-digit control number on the Notice of Internet Availability or proxy card.	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	You can vote in person at the annual meeting.

By Order of the Board of Directors, Monsanto Company David F. Snively Secretary St. Louis, Missouri December 21, 2017

Important Notice of Internet
Availability of Proxy Materials

This notice of annual meeting of shareowners and related proxy materials are being distributed or made available to shareowners beginning on or about December 21, 2017. This includes instructions on how to access these materials (including our proxy statement and 2017 annual report to shareowners) online.

MONSANTO COMPANY 2017 PROXY STATEMENT

Proxy Summary	Here we present an overview of information that you will find throughout this proxy statement. This summary does not contain all of the information that you should consider. We encourage you to read the entire proxy statement for more information about these topics prior to voting.

Annual Meeting of Shareowners
Time and Date:	8:00 a.m., CT, January 31, 2018

Place:	“AA” Building Chesterfield Village Research Center 700 Chesterfield Parkway West Chesterfield, Missouri 63017

Record Date:	Shareowners as of the close of business on December 15, 2017

Admission:	Please follow the instructions contained in “Questions and Answers About the Annual Meeting and Voting” on page 84.

On December 21, 2017, we posted on our website at www.monsanto.com/investors/reports/annual-reports/, and began mailing to shareowners who requested paper copies, this proxy statement and our 2017 Annual Report.

Shareowner Voting Matters

Proposal	Board’s Voting Recommendation	Page Reference
1. Election of Directors	FOR EACH NOMINEE	10-17
2. Ratification of Independent Registered Public Accounting Firm	FOR	39-40
3. Advisory Vote Approving Executive Compensation	FOR	41
4. Shareowner Proposal: Human Rights Committee	AGAINST	82-83

Corporate Governance

At Monsanto, corporate governance is the foundation for sustainable growth. Our governance policies and structures are designed to promote thoughtful consideration of our business actions and appropriate risk taking, with the goal of producing great business results for you — our owners.

The Corporate Governance and Ethics section beginning on page 18 describes our governance framework, which includes the following:

Board and Governance Information
Size of Board	12
Number of Independent Directors	11
Lead Independent Director	Yes
Separate Chair and CEO	No
Board Meetings Held in Fiscal 2017	8
Mandatory Retirement Age	75
Average Age of Directors	61
Majority Voting in Director Elections	Yes
Proxy Access	Yes
Annual Board and Committee Evaluations	Yes
Independent Directors Meet Without Management Present	Yes

Board and Governance Information
Board Orientation and Continuing Education Program	Yes
Succession Planning and Implementation Process	Yes
Board Risk Oversight	Yes
Comprehensive Sustainability Program Reporting as GRI G4 Core	Yes
Codes of Conduct for Directors, Officers and Employees	Yes
Stock Ownership Requirements for Directors and Executive Officers	Yes
Anti-Hedging and Pledging Policies	Yes
Executive Compensation Pay for Performance Metrics	Yes
Recoupment Policy	Yes
Shareowner Engagement Program	Yes

MONSANTO COMPANY 2017 PROXY STATEMENT 5

Our Director Nominees

You are being asked to vote on the election of each of the 12 directors on our board. Directors are elected by a majority of votes cast. Detailed information about each director’s background, skills and expertise can be found in Proposal 1 – Election of Directors.

Pending Transaction

As previously announced, on September 14, 2016, we entered into a merger agreement with Bayer Aktiengesellschaft (“Bayer”) under which Bayer will acquire Monsanto for a price of $128.00 per share in cash. The transaction is subject to customary closing conditions, including the receipt of required regulatory approvals. On December 13, 2016, our shareowners approved the merger. Closing is expected in early 2018. Until the merger with Bayer closes, we remain a separate and independent company, focused on delivering on our operational plan and key business milestones and continuing to create compelling value for our shareowners.

6 MONSANTO COMPANY 2017 PROXY STATEMENT

Nominee Committee Memberships Name Current Position Age Director Since Independent Executive Audit & Finance Nominating & Corporate Governance People & Compensation Science & Technology Sustainability & Corporate Responsibility Dwight M. “Mitch” Barns Chief Executive Officer, Nielsen Holdings plc 54 2016 YES Gregory H. Boyce Retired Chairman and Chief Executive Officer, Peabody Energy Corporation 63 2013 YES David L. Chicoine, Ph.D. Interim Dean, University of Wyoming College of Business 70 2009 YES
Janice L. Fields Former President, McDonald’s USA, LLC
62
2008
YES Hugh Grant Chairman of the Board & Chief Executive Officer, Monsanto Company 59 2003 NO Laura K. Ipsen General Manager and Senior Vice President, Oracle Marketing Cloud, Oracle Corporation 53 2010 YES Marcos M. Lutz Chief Executive Officer, Cosan Limited 47 2014 YES C. Steven McMillan Retired Chairman & Chief Executive Officer, Sara Lee Corporation 71 2000 YES Jon R. Moeller Vice Chairman and Chief Financial Officer, The Procter & Gamble Company 53 2011 YES George H. Poste, Ph.D., D.V.M. Chief Executive, Health Technology Networks & Chief Scientist, Complex Adaptive Systems Initiative, Arizona State University 73 2003 YES Robert J. Stevens – Lead Director Retired Chairman & Chief Executive Officer, Lockheed Martin Corporation 66 2002
YES
Patricia Verduin, Ph.D. Chief Technology Officer, Colgate-Palmolive Company
58
2015
YES
= Chair

Proxy Summary

Our 2017 Performance & Executive Compensation Highlights

Executive Compensation Highlights

Our 2017 Performance

Amidst continuing challenges facing our industry, our company delivered on the drivers that enabled our company to deliver exceptional growth. Our seeds and genomics business was again the key factor in our results, driven by our core seeds and traits business, innovative technology and our disciplined approach to managing expenses.

$5.19	$2.12B	$14.6B	21.5%
Adjusted EPS	FCF	Net Sales	Adjusted ROC
(Increased 16%)	(Increased 23%)	(Increased 8%)	(Increased 19%)

Adjusted EPS, FCF and adjusted ROC were determined in accordance with our incentive plan definitions, which appear on page 44. See Appendix A for a reconciliation of these metrics to results reported in accordance with generally accepted accounting principles.

Our Compensation Philosophy; Linking Pay with Performance

Our executive compensation program is designed to attract, motivate and retain exceptional talent to drive our business objectives and strengthen long-term shareowner value by paying for performance and aligning management’s interests with our shareowners’ interests. We structure our compensation programs with a focus on variable pay, creating both long and short-term incentives for our executives. We seek to provide competitive pay opportunities in line with job scope, required skills and performance. To do this, we:

∎	use a mix of fixed and variable pay components with different time horizons and payouts (cash and equity-based awards) to reward annual and sustained performance over the longer term;

∎	motivate our executives to meet both short-term financial and individual goals and deliver on our long-term business goals the best way we know to build shareowner value;

∎	require executives and directors to have significant stock ownership ensuring that their interests are aligned with shareowners;

∎	promote balanced performance and discourage improper risk taking by avoiding reliance on any one metric or short-term performance goal; and

∎	reward for future sustained performance rather than past performance.

OUR COMPENSATION PAY MIX

At-risk pay incentives focus our management on achieving Monsanto’s key financial, strategic and business goals. For fiscal 2017, 89% of our CEO’s total direct compensation and 83% of the average annual total direct compensation for our other proxy officers is at risk, with the actual amounts realized dependent upon our annual and longer-term performance and our stock price.

CEO	Other Proxy Officers (Average)	At-risk pay includes the target fiscal 2017 Annual Incentive Plan (“AIP”) award and long term incentive opportunity (“LTI”) (delivered in the form of financial goal-based restricted stock units (“Financial Goal RSUs”) and time-based restricted stock units.

MONSANTO COMPANY 2017 PROXY STATEMENT 7

OUR COMPENSATION PERFORMANCE METRICS

We use four key financial performance measures to motivate and evaluate results. We believe these represent key measures shareowners can use to assess the value of our business and our performance. The following chart explains the weighting of each measure for the AIP and Financial Goal RSUs, and the rationale for using each of these measures.

Financial Performance Metrics

MANAGEMENT STOCK OWNERSHIP

We believe that stock ownership by our leadership is one way to foster a strong alignment with our shareowners, and we require our executives and key members of management to hold significant value in our stock.

Proxy Officer Stock Ownership and Requirements (as determined 8/31/17)
CEO	Other Proxy Officers (Average)

8 MONSANTO COMPANY 2017 PROXY STATEMENT

AIP EPS 50% FCF 40% net sales 10% financial goal RSUs EPS 1/3 FCF 1/3 roc 1/3 Performance Measure & Rationale EPS Earnings Per Share sets the growth expectation for our shareowners. we use EPS as the key accounting measure and evaluation of how our company is performing Free Cash Flow We believe free Cash Flow measures the true value of our business. Our ability to translate earnings to cash indicates the health of our business and allows our company to invest for the future as well as return value to shareowners ROC Return on Capital Is another key measure of our ability to return value to our shareowners by ensuring capital investments, acquisitions and other uses of our capital are focused on profitable growth Nat Sales Net Sales measures the growth of the business, both organically and through acquisition, and provides an indication of future success Proxy Officer Stock Ownership and Requirements (as determined 8/31/17) CEO actual ownership 291,070 shares 18.6x base pay required ownership 87,591 shares 5.6x base pay actual ownership 51,355 shares 8.0x base pay required ownership 15,882 shares 2.5x base pay

Table of Contents to the Proxy Statement

MONSANTO COMPANY 2017 PROXY STATEMENT 9

The shareowners are being asked to elect each of Mr. Barns, Mr. Boyce, Dr. Chicoine, Ms. Fields, Mr. Grant, Ms. Ipsen, Mr. Lutz, Mr. McMillan, Mr. Moeller, Dr. Poste, Mr. Stevens and Dr. Verduin to terms ending with the annual meeting to be held in 2019, until a successor is elected and qualified or until his or her earlier death, resignation or removal. Our board has nominated each of these directors upon the recommendation of the nominating and corporate governance committee. Each nominee is currently a director of our company and has agreed to serve if elected.

We believe that the nominees will be able to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by our board.

Director Nominees

The ages, principal occupations, directorships held and other information about our nominees and directors are shown below as of December 1, 2017.

Our Board of Directors Recommends a Vote FOR Each Nominee for Director

Principal Occupation:

Chief Executive Officer of Nielsen Holdings plc, a global performance management company that provides a comprehensive understanding of what consumers watch and buy and its predecessor, since 2014; President, Global Client Service, Nielsen, 2013; President, U.S. Watch business, Nielsen, 2011-2013; President, Nielsen Greater China, 2008-2011; President, Consumer Panel Services, Nielsen, 2007-2008; President, BASES and Analytic Consulting Units, Nielsen, 2004-2007. Public Company Directorships in the Last Five Years: Nielsen Holdings plc.

Dwight M. “Mitch” Barns First Became Director: March 2016 Age: 54

Qualifications:

Mr. Barns has gained extensive global operational expertise in a complex environment as he has lived and worked on three continents and has held a variety of leadership roles with a leading global data analytics company. His service as the chief executive officer and a director of a publicly trading company expands the board’s expertise in risk management, corporate governance and other regulatory matters. Mr. Barns also has deep marketing and brand management experience in a broad range of industries. His experience on matters related to leading and growing a data analytics business, including how we continue to effectively leverage data to deliver a broad range of integrated solutions to help meet the needs of our customers, is uniquely valuable to our board and our people and compensation and sustainability and corporate responsibility committees.

Proxy Item No. 1: Election of Directors

10 MONSANTO COMPANY 2017 PROXY STATEMENT

Proxy Item No. 1: Election of Directors Director Nominees

Principal Occupation:

Retired Executive Chairman and CEO, Peabody Energy Corporation, a leading company in coal, clean coal solutions and sustainable mining; Executive Chairman, Peabody Energy, 2015; Chairman and Chief Executive Officer, Peabody Energy, 2007-2015; President and Chief Executive Officer, Peabody Energy, 2006-2007; President and Chief Operating Officer, Peabody Energy, 2003-2005. Chief Executive-Energy, Rio Tinto plc (an international natural resource company), 2000-2003. Peabody Energy filed for Chapter 11 protection in 2016. Public Company Directorships in the Last Five Years: Marathon Oil Company, Newmont Mining Corporation and Peabody Energy Corporation (former).

Gregory H. Boyce First Became Director: April 2013 Age: 63

Qualifications:

Mr. Boyce has substantial management and financial experience, gained through his leadership roles at two large multi-national corporations. Through his roles as chief executive officer and chairman, and previous responsibilities for operational matters, he has gained expertise with respect to management of complex organizations and risk management. Mr. Boyce also has significant experience related to international business operations, which enables him to provide guidance and oversight for our management as our business grows internationally. In addition, Mr. Boyce has experience managing matters related to regulatory, policy and social responsibility issues, and knowledge of commodity, energy and other technology matters that are tangential to our business and important to his service on our board. His service on the boards of three other public companies has also provided him substantial insight into governance matters, which is valuable to our audit and finance and people and compensation committees.

Principal Occupation:

Interim Dean, University of Wyoming College of Business, since August 2017; President Emeritus, Professor Emeritus, South Dakota State University and Professor Emeritus, University of Illinois Urbana-Champaign since July 2017; Professor, Department of Economics, South Dakota State University, a land grant research institution, 2016-2017; President, South Dakota State University, 2007-2016; Vice President for Technology and Economic Development, University of Illinois, 2001-2006. Public Company Directorships in the Last Five Years: Raven Industries, Inc.

David L. Chicoine, Ph.D. First Became Director: April 2009 Age: 70

Qualifications:

Dr. Chicoine is an economist and an educator whose career has included key roles at public universities. As an expert in agricultural economics, he has a deep understanding of the economic factors that shape our industry on a national and global basis, which is helpful to our board as it considers our long-range plans and annual budgets, and financial risks facing the industry. As president of a large university, his responsibilities included executive management, public policy development and research support, including technology commercialization. This experience, as well as his service on the board of another public company, support his ability to provide financial and strategic planning perspectives in his board service, and enhance his contributions on our science and technology committee, as it oversees our research pipeline, and our sustainability and corporate responsibility committee, as it oversees public policy matters.

MONSANTO COMPANY 2017 PROXY STATEMENT 11

Proxy Item No. 1: Election of Directors Director Nominees

Principal Occupation:

Former President of McDonald’s USA, LLC, a subsidiary of McDonald’s Corporation, a leading global foodservice retailer, 2010-2012; Executive Vice President and Chief Operating Officer, McDonald’s USA, LLC, 2006-2010; President of McDonald’s Central Division, 2003-2006. Public Company Directorships in the Last Five Years: Chico’s FAS, Inc. and Buffalo Wild Wings, Inc.

Janice L. Fields First Became Director: April 2008 Age: 62

Qualifications:

Ms. Fields has gained broad operational and financial experience in her career in the food industry. She has developed expertise related to marketing, strategic planning, risk management, production, and human resources, which provides her with valuable insights on operational, executive compensation and strategic matters reviewed by our board. As a senior leader at a major public company in the food industry, Ms. Fields also gained experience in public policy matters and governance and financial oversight which is valuable in connection with her role as chair of our sustainability and corporate responsibility committee. In addition, her insights about the food industry are important as we consider strategic goals for the development of products to grow our business and become more involved in conversations about food. Ms. Fields’s experience as a board Chairperson, as chair of a corporate governance and nominating committee and as a member of a compensation and benefits committee of other public companies provides her different perspectives that are valuable in connection with her service on our executive, nominating and corporate governance and people and compensation committees.

Principal Occupation:

Chairman of the Board and Chief Executive Officer of Monsanto, since August 2012; Chairman of the Board, President and Chief Executive Officer of Monsanto, October 2003-August 2012; President and Chief Executive Officer, Monsanto, May 2003-October 2003; Executive Vice President and Chief Operating Officer, Monsanto, 2000-2003; Co-President, Agricultural Sector, Former Monsanto, 1998-2000. Public Company Directorships in the Last Five Years: PPG Industries, Inc.

Hugh Grant First Became Director: May 2003 Age: 59

Qualifications:

Mr. Grant is our chairman and CEO. In his long career with our company and Former Monsanto, he has worked broadly in many areas of the business, enabling him to gain an extensive personal knowledge of our operations, which is essential in formulating business strategies. He has extensive experience in strategic planning, sales, financial oversight and planning. His operational experience in leading our multi-national corporation includes governance and risk management responsibilities, which assists our board in understanding our business and fulfilling its oversight role. Mr. Grant’s service on the board of another public company, including service as lead director and as chair of its nominating and corporate governance committee and as a member of its officers-directors compensation committee, provides Mr. Grant additional governance insights that are valuable in his role as our board chairman, leadership of our board, and interaction with our lead independent director.

12 MONSANTO COMPANY 2017 PROXY STATEMENT

Proxy Item No. 1: Election of Directors Director Nominees

Principal Occupation:

President and Chief Executive Officer, Ellucian Company L.P., the leading provider of technology solutions for higher education institutions, since December 2017; General Manager and Senior Vice President, Oracle Marketing Cloud, Oracle Corporation, 2016-2017; Senior Vice President and General Manager, Global Industry Solutions Group, Oracle Corporation, 2014-2016; Corporate Vice President, Worldwide Public Sector of Microsoft Corp., 2012-2014; Senior Vice President and General Manager, Connected Energy Networks, Cisco Systems, Inc., 2009-2012; Senior Vice President, Global Policy and Government Affairs, Cisco, 2007-2009; Vice President, Global Policy and Government Affairs, Cisco, 2001-2007.

Laura K. Ipsen First Became Director: December 2010 Age: 53

Qualifications:

Ms. Ipsen has global expertise in energy, environmental issues, public policy, international trade and sales and marketing developed through her career in consulting and the high tech industry. Ms. Ipsen has led multiple strategic business, sustainability, policy and regulatory efforts, and has risk management experience. She has significant experience directing a comprehensive corporate sustainability strategy, including the development of global partnerships. In addition, Ms. Ipsen has significant experience in driving industry growth and optimization through the implementation of technology solutions. In light of the increasing importance information technology plays in our business success, Ms. Ipsen’s experience provides vital insight to our board and our science and technology and sustainability and corporate responsibility committees on a variety of matters including information technology and key legislative and regulatory issues facing our global technology business, and strategic oversight of our management.

Principal Occupation:

Chief Executive Officer of Cosan Limited, a producer of bioethanol, sugar, energy and food, since April 2015; Chief Executive Officer of Cosan S.A. Indústria e Comércio, 2009-2015; Chief Commercial Officer, Cosan S.A. Indústria e Comércio, 2007-2009; Companhia Siderurgica Nacional S.A., Vice President, Infrastructure and Energy, 2003-2006; Ultrapar Partcipacoes S.A., Chief Operating Officer, Logistics, 1994-2003. Public Company Directorships in the Last Five Years: Cosan Limited.

Marcos M. Lutz First Became Director: May 2014 Age: 47

Qualifications:

Mr. Lutz has attained significant senior management and operational experience through his roles as chief executive and chief commercial officer at large multi-national companies. As CEO of a public company that is a major employer in Brazil, he also has substantial experience operating in regulatory and societal frameworks of that region. This enables him to bring a very valuable perspective to our board and the sustainability and corporate responsibility committee given our company’s current operations in and strategic plans for Brazil and other regions outside the United States. He has also developed particular expertise related to the agricultural, food and chemical industries, which provides substantial insight to our board and our science and technology committee as they consider our company’s strategic plans and provide guidance to management operating our company in those industries.

MONSANTO COMPANY 2017 PROXY STATEMENT 13

Proxy Item No. 1: Election of Directors Director Nominees

Principal Occupation:

Retired Chairman and Chief Executive Officer, Sara Lee Corporation (which split into Hillshire Brands and D.E. Master Blenders 1753 in 2012); Chairman of the Board of Sara Lee Corporation, a global consumer packaged goods company, 2001-2005; Chief Executive Officer, Sara Lee Corporation, 2000-2005; President and Chief Operating Officer, Sara Lee Corporation, 2000-2004; President, Sara Lee Corporation, 1997-2000.

C. Steven McMillan First Became Director: June 2000 Age: 71

Qualifications:

Mr. McMillan has had significant operational experience leading a major international consumer products company, where he has gained expertise in finance, strategy, regulatory matters, marketing, manufacturing, mergers and acquisitions and human resources, and has had primary responsibility for risk management. These skills assist him in providing oversight of and guidance to our executive team in their management of a complex multi-national company. His understanding of the food industry enables him to provide valuable insights in our strategic planning and evaluation of our products. In addition, his past service on five other public company boards, including as a member of the audit and finance committees, and his former service as a board leadership fellow for the National Association of Corporate Directors, has given him additional expertise related to governance, finance, commodities, regulatory matters and business challenges for research and development-focused companies. This experience is beneficial in his service on our board, our executive, audit and finance and nominating and corporate governance committees and as chair of our people and compensation committee.

Principal Occupation:

Vice Chairman and Chief Financial Officer, The Procter & Gamble Company, one of the world’s leading consumer products companies, since July 2017; Chief Financial Officer, The Procter & Gamble Company, 2009-2017; Vice President and Treasurer, The Procter & Gamble Company, 2007-2009; Vice President, Finance and Accounting, Global Beauty and Global Health Care, The Procter & Gamble Company, 2005-2007.

Jon R. Moeller First Became Director: August 2011 Age: 53

Qualifications:

Mr. Moeller has substantial finance and management expertise developed through his 29 years of experience with a large, multi-national corporation. His current responsibilities as chief financial officer, and prior roles as treasurer and division vice president for finance and accounting, have given him a broad understanding of the finance and accounting issues facing a global manufacturing company. In addition to his substantial financial experience, he has expertise related to risk management and compliance matters, which enable him to make valuable contributions to the oversight role of our nominating and corporate governance committee and as chair of our audit and finance committee. As the senior financial executive at his company, Mr. Moeller has experience in developing and executing global strategy and serving as a key member of management at a complex, worldwide organization, and has resided outside the United States. This broad international business experience enables him to provide his fellow directors and our senior management a valuable perspective with respect to our global strategy and the management of our domestic and international businesses based on sound financial goals.

14 MONSANTO COMPANY 2017 PROXY STATEMENT

Proxy Item No. 1: Election of Directors Director Nominees

Principal Occupation:

Chief Executive of Health Technology Networks, a consulting group specializing in the application of genomics technologies and computing in healthcare, since 1999; Chief Scientist, Complex Adaptive Systems Initiative, since 2009; Director of the Biodesign Institute, a combination of research groups at Arizona State University, 2003-2009; Chief Science and Technology Officer and Director, SmithKline Beecham, 1992-1999. Public Company Directorships in the Last Five Years: Exelixis, Inc.

George H. Poste, Ph.D., D.V.M. First Became Director: February 2003 Age: 73

Qualifications:

Dr. Poste is a scientist who has had extensive experience advising and leading research teams in both corporate and academic settings. He is a leader in synthetic biology and healthcare informatics, linking university research projects and collaborations. His roles as chief scientist leading research at a large university, and formerly as chief technology officer of a multi-national company, provide him valuable insight into the biotechnology industry and enable him to provide expert guidance, as chair of our science and technology committee, to our management and board as we develop and implement our technology strategies and research collaborations. In addition, his former roles on scientific advisory boards to the Federal government have also given him extensive experience related to risk management and regulatory and policy matters. His service as a director of other public companies, and as a member of the governance committee and chair of the research committees of other public companies, also bring valuable perspectives to our board.

Principal Occupation:

Retired Chairman and Chief Executive Officer, Lockheed Martin Corporation (“Lockheed”), a high technology aerospace and defense company; Executive Chairman, Lockheed, January 2013-January 2014; Chairman of the Board and Chief Executive Officer, Lockheed, 2010-2013; Chairman of the Board, President and Chief Executive Officer, Lockheed, 2005-2010; President and Chief Executive Officer, Lockheed, 2004-2005; President and Chief Operating Officer, Lockheed, 2000-2004; Chief Financial Officer, Lockheed, 1999-2001; Vice President Strategic Development, Lockheed, 1998-1999. Directorships in the Last Five Years: United States Steel Corporation; Lockheed Martin Corporation (former).

Robert J. Stevens First Became Director: August 2002 Age: 66

Qualifications:

Mr. Stevens has attained substantial experience in executive and operational roles during his career. He has expertise in areas such as finance, information technology, technology development, manufacturing, marketing, and human resources, and he has broad international business management experience. Mr. Stevens’ roles as CEO, president, COO and vice president of strategic development of a leading company in the defense industry have given him a deep understanding of the complexities of operating a global business, strategic planning, regulatory and legislative and public policy matters, all of which are valuable to us as a technology-driven company subject to significant regulatory and public policy oversight. In addition, his leadership as CEO, executive chairman and chairman, as well as his current roles on the compensation and organization and corporate governance and policy committees of another public company, have also afforded him the opportunity to develop corporate governance expertise that enables him to serve with distinction as our lead director and chair of our nominating and corporate governance committee. Having formerly served as a FORTUNE 50 CFO, he also has significant expertise in financial, risk management and compliance matters, which supports his service on the audit and finance committee.

MONSANTO COMPANY 2017 PROXY STATEMENT 15

Proxy Item No. 1: Election of Directors Director Nominees

Principal Occupation:

Chief Technology Officer, Colgate-Palmolive Company, (“Colgate”), a leading consumer products manufacturer, since 2011; Vice President Research and Development, Colgate, 2007-2011; Senior Vice President and Chief Science Officer, Grocery Manufacturers Association, 2006-2007; Senior Vice President of Product Quality and Development, ConAgra Foods, Inc., 2002-2006; Senior Vice President of Research and Development, Grocery Products Development, ConAgra Foods, Inc., 2000-2002.

Patricia Verduin, Ph.D. First Became Director: September 2015 Age: 58

Qualifications:

Dr. Verduin is a scientist with significant experience leading large global science, technology and innovation teams in the corporate setting. Her current role as CTO and prior roles as chief science officer and senior vice president of product quality and development and science and regulatory affairs at multi-national companies in the packaged food and consumer goods industries provide her valuable insight into the global food industry and enable her to provide expert guidance, as a member of our science and technology committee, to our management and board as we develop and implement our technology strategies and evaluate risk. Her experience working with the largest food industry trade association also has given her significant exposure to regulatory and government affairs, which is valuable in connection with her service on our sustainability and corporate responsibility committee.

16 MONSANTO COMPANY 2017 PROXY STATEMENT

Proxy Item No. 1: Election of Directors Director Nominees

Summary of Director Core Competencies

The following chart summarizes the competencies currently represented on our board; the details of each director’s competencies are included in each director’s profile.

Age	Tenure	Other Public Company Boards

Average Age = 61 years	Average Tenure = 8.3 years	Average = < 1 Other Board

Competency/Attribute Barns Boyce Chicoine Fields Grant Ipsen Lutz McMillan Moeller Poste Stevens Verduin Operating Financial International Agriculture or Food Industry Scientific/Technology/Information Technology Risk/Crisis Management Marketing Government/Regulatory Chemical/Commodity Industry Governance/Business Conduct/Legal Additional Information Age 54 63 70 62 59 53 47 71 53 73 66 58 Tenure 1 4 8 9 14 7 3 17 6 14 15 2 Other Public Company Boards 1 2 1 2 1 0 1 0 0 1 1 0 46 median: 60 72 Number of directors Age of directors 4 directors 0-4 years 5 directors 10+ years 4 directors 5-9 years

MONSANTO COMPANY 2017 PROXY STATEMENT 17

At Monsanto, we are committed to effective corporate governance and high ethical standards. Corporate governance touches all aspects of our company and is an important part of both who we are and how we conduct ourselves every day.

As a company, our business decisions are guided by the core tenets of the Monsanto Pledge, our corporate governance guidelines and the charters of our board and its committees. The people of Monsanto have always been committed to the principles of a sound corporate governance program, and to fulfilling the commitments outlined in these documents.

We are pleased to share the components of our corporate governance program with you in this section of our proxy statement. In keeping with the spirit of the Monsanto Pledge, we hope this information gives you a sense of how our board members and employees strive to provide transparent and understandable information about Monsanto in an easily accessible way.

We encourage you to visit the Corporate Governance section of our website at www.monsanto.com/ company/governance/ where you will find detailed information about Monsanto’s corporate governance programs and policies, including:

∎  Board of Directors’ Charter and Corporate Governance Guidelines

∎  Code of Ethics for Chief Executive and Senior Financial Officers

∎  Codes of Conduct for Directors, Executives and Employees

∎  Charters for our Board Committees

∎  Certificate of Incorporation and Bylaws

Hard copies of these documents may be obtained without charge by any shareowner upon request by contacting the Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167. Information on our website does not constitute part of this proxy statement.

Corporate Governance and Ethics

18 MONSANTO COMPANY 2017 PROXY STATEMENT

Corporate Governance and Ethics Our Corporate Governance Framework

Our Corporate Governance Framework

Monsanto is committed to the values of effective corporate governance and high ethical standards. Our board believes that these values are conducive to strong business performance and creating long-term shareowner value. Our governance framework gives our highly experienced directors the structure necessary to provide oversight, advice and counsel to Monsanto.

Corporate Governance at a Glance
Board Independence	∎ 11 out of 12 of our directors are independent ∎ Our CEO is the only management director
Board Composition

∎    Currently, the board has fixed the number of directors at 12

∎    The board regularly assesses its performance through board and committee self-evaluation

∎    The nominating and corporate governance committee leads the full board in considering board competencies and refreshment in light of company strategy

Board Committees

∎   We have six board committees – executive, audit and finance, nominating and corporate governance, people and compensation, science and technology, and sustainability and corporate responsibility

∎    With the exception of the executive committee (our chairman and CEO serves on this committee), all other committees are composed entirely of independent directors

Leadership Structure

∎   Our chairman is CEO of our company. He interacts closely with our independent lead director

∎   The independent board members elect our lead director annually. Among other duties, our lead director chairs executive sessions of the independent directors to discuss certain matters without management present

Risk Oversight

∎    Our full board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks. Our board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks

Open Communication	∎ We encourage open communication and strong working relationships among the lead director, chairman and other directors ∎ Our directors have access to management and employees
Director Stock Ownership

∎    At the end of fiscal 2017, our directors were required to own 6,043 shares of our common stock - more than five times the portion of their annual base retainer payable in cash (or stock at the director’s election)

Accountability to Shareowners

∎    We use majority voting in uncontested director elections

∎    We have a fully non-classified board with annual election of directors

∎    We have enabled our shareowners to nominate directors and have their eligible nominees included in the proxy statement with our nominees (also known as proxy access)

∎   We actively reach out to our shareowners to engage on matters of governance and sustainability

∎   Shareowners can contact our board, lead director or management through our website or by regular mail

Management Succession Planning

∎    The board actively monitors our succession planning and people development and receives regular updates on employee engagement, diversity and retention matters

∎    At least twice per year, the board reviews senior management succession and development plans

Sustainability and Corporate Responsibility	∎ The board monitors our programs and initiatives on sustainability, environmental matters, human rights and social responsibility and engages directly with stakeholders

MONSANTO COMPANY 2017 PROXY STATEMENT 19

Corporate Governance and Ethics Our Board of Directors

Our Board of Directors

Our board of directors oversees, counsels and directs management in the long-term interest of Monsanto and our shareowners.

The board’s major responsibilities include:

∎  overseeing the conduct of our business, assessing our business and other enterprise risks;

∎  reviewing and approving our key financial objectives, strategic and operating plans, and other significant actions;

∎  overseeing our processes for maintaining the integrity of our financial statements and other public disclosures, and our compliance with law and ethics;

∎  evaluating CEO and senior management performance and determining executive compensation;

∎  planning for CEO succession and monitoring management’s succession planning for other key executive officers; and

∎  establishing our effective governance structure, including appropriate board composition and planning for board succession.

How We Select Our Director Nominees

Our board is responsible for nominating members and filling vacancies on the board that may occur between annual meetings of shareowners, based upon the recommendation of the nominating and corporate governance committee. In the context of overall board refreshment, the committee considers the company’s current needs and long-term and strategic plans, to determine the skills, experience and characteristics needed by our board.

The nominating and corporate governance committee has regularly utilized a search firm to assist it in identifying and evaluating potential candidates for our board, including most recently Dwight M. “Mitch” Barns. The committee seeks input from other board members and senior management to evaluate nominees for director.

When evaluating potential candidates, the committee takes into consideration the Desirable Characteristics of Directors in our board charter, included on the following page, which includes consideration of diversity. Our board recognizes the value of diversity and considers how a candidate may contribute to the board in a way that can enhance perspective and judgment through diversity in gender, age, ethnic background, geographic origin, and professional experience. The committee also considers whether potential candidates will likely satisfy the independence standards for service on the board and its committees.

The board reviews its effectiveness in balancing these considerations through ongoing consideration of directors and nominees, as well as the board’s annual self-evaluation process.

BOARD REFRESHMENT

Our board maintains a robust process in which the members focus on identifying, considering and evaluating potential board candidates. Our nominating and corporate governance committee leads this process by considering prospective candidates at its meetings. In identifying appropriate candidates, with support from its outside consultants, the committee conducts a thoughtful evaluation focused on aligning the skills, experience and characteristics of our board with the strategic development of the company. Among other things, the members aim to strike a balance between the knowledge that comes from longer-term service on the board with the fresh insights that can come from adding new members to the board. The following shows our board refreshment process:

Nominating and Corporate Governance Committee Oversight
Committee Chair: Robert J. Stevens, Lead Independent Director

Identification of Candidates	Assessment and Interviews	Nomination and Election	Onboarding
The nominating and corporate governance committee reviews candidates identified by an independent search firm, taking into consideration the Desirable Characteristics of Directors.

The committee seeks input from other board members and senior management to evaluate nominees for director and interviews appropriate candidates to confirm their qualifications, interest and availability for board service.

		Upon a recommendation from the nominating and corporate governance committee, the board of directors determines whether to elect a director candidate and optimal committee placement.	We conduct a comprehensive onboarding process for new directors, including site visits, to provide an understanding of our business, opportunities and challenges.

20 MONSANTO COMPANY 2017 PROXY STATEMENT

Corporate Governance and Ethics Our Board of Directors

DESIRABLE CHARACTERISTICS OF DIRECTORS

Personal Characteristics

Integrity and Accountability: High ethical standards, integrity and strength of character in his or her personal and professional dealings and a willingness to act on and be accountable for his or her decisions.

Informed Judgment: Demonstrate intelligence, wisdom and thoughtfulness in decision-making. Demonstrate a willingness to thoroughly discuss issues, ask questions, express reservations and voice dissent.

Financial Literacy: An ability to read and understand balance sheets, income and cash flow statements. Understand financial ratios and other indices for evaluating company performance.

Mature Confidence: Assertive, responsible and supportive in dealing with others. Respect for others, openness to others’ opinions and the willingness to listen.

High Standards: History of achievements that reflect high standards for himself or herself and others.

Core Competencies[1]

Accounting and Finance: Experience in financial accounting and corporate finance, especially with respect to trends in debt and equity markets. Familiarity with internal financial controls.

Business Judgment: Record of making good business decisions and evidence that duties as a director will be discharged in good faith and in a manner that is in the best interests of the company.

Management: Experience in corporate management. Understand management trends in general and in the areas in which the company conducts its business.

Crisis Response: Ability and time to perform during periods of both short-term and prolonged crisis.

Industry/Technology: Unique experience and skills in an area in which the company conducts its business, including science, manufacturing and technology relevant to the company.

International Markets: Experience in global markets, international issues and foreign business practices.

Leadership: Understand and possess skills and have a history of motivating high-performing, talented managers.

Strategy and Vision: Skills and capacity to provide strategic insight and direction by encouraging innovations, conceptualizing key trends, evaluating strategic decisions, and challenging the company to sharpen its vision.

Commitment to the Company

Time and Effort: Willing to commit the time and energy necessary to satisfy the requirements of board and board committee membership. Expected to attend and participate in all board meetings and board committee meetings in which they are a member. Encouraged to attend all annual meetings of shareowners. A willingness to rigorously prepare prior to each meeting and actively participate in the meeting. Willingness to make himself or herself available to management upon request to provide advice and counsel.

Awareness and Ongoing Education: Possess, or be willing to develop, a broad knowledge of both critical issues affecting the company (including industry-, technology- and market-specific information), and director’s roles and responsibilities (including the general legal principles that guide board members).

Other Commitments: In light of other existing commitments, ability to perform adequately as a director, including preparation for and attendance at board meetings and annual meetings of the shareowners, and a willingness to do so.

Stock Ownership: Complies with the Monsanto Company Executive and Director Stock Ownership Requirements.

Team and Company Considerations

Balancing the Board: Contributes talent, skills and experience that the board needs as a team to supplement existing resources and provide talent for future needs.

Diversity: Contributes to the board in a way that can enhance perspective and judgment through diversity in gender, age, ethnic background, geographic origin, and professional experience (public, private, and non-profit sectors). Nomination of a candidate should not be based solely on these factors.

[1]	The board as a whole needs the core competencies represented by at least several directors

MONSANTO COMPANY 2017 PROXY STATEMENT 21

Corporate Governance and Ethics Our Board of Directors

SHAREOWNER NOMINATIONS OF DIRECTOR CANDIDATES

Our bylaws permit a group of up to 20 shareowners who have owned a minimum of 3% of our outstanding capital stock for at least three years to submit director nominees for up to 20% of the board for inclusion in our proxy statement, subject to complying with the requirements identified in our bylaws. Our board adopted our proxy access bylaw following thoughtful discussions with shareowners regarding the evolving role of proxy access through our long-standing shareowner outreach program, as well as shareowner approval of a non-binding proposal requesting amendment of our bylaws to adopt proxy access. During our outreach discussions, our shareowners expressed support for the formulation of 20 shareowners and up to 20% of the board and a general flexibility on other proxy access provisions. Shareowners who wish to nominate directors for inclusion in our proxy statement or directly at an annual meeting in accordance with the procedures in our bylaws should follow the instructions under “Shareowner Proposals and Director Nominations for 2019 Annual Meeting” in this proxy statement.

DIRECTOR INDEPENDENCE

Our board charter provides that no more than two board members may be non-independent under the independence criteria set by the NYSE. Under the NYSE listing standards, for a director to be considered independent, the board must affirmatively determine that the director has no direct or indirect material relationship with Monsanto. The NYSE has also established enhanced independence standards applicable to members of our audit and finance committee and our people and compensation committee. Our board has established independence standards for determining director independence that conform to the NYSE’s independence criteria.

In evaluating director independence, the board considered the independence standards and relevant facts and circumstances. Any transactions, relationships and arrangements between a director and Monsanto that were within the NYSE’s standards and our independence standards were considered immaterial, and were not considered by the board in evaluating director independence. Based upon this evaluation, the board has determined that the following directors are independent: Dwight M. “Mitch” Barns, Gregory H. Boyce, David L. Chicoine, Janice L. Fields, Laura K. Ipsen, Marcos M. Lutz, C. Steven McMillan, Jon R. Moeller, George H. Poste, Robert J. Stevens and Patricia Verduin. Accordingly, 11 of our 12 directors are independent, and each of the following committees of the board is composed solely of independent directors:

∎  the audit and finance committee;

∎  the nominating and corporate governance committee;

∎  the people and compensation committee;

∎  the science and technology committee; and

∎  the sustainability and corporate responsibility committee.

A complete guide to Monsanto’s Board of Directors’ Independence Standards may be found at www.monsanto.com/company/governance/board-directors-charter-corporate-governance-guidelines/.

Executive Sessions of Independent Directors

Highly Independent Board 11 of our 12 nominees are Independent.

Executive sessions of the independent members of the board are routinely held each time the board meets in person at a regularly scheduled meeting. This gives the independent directors an opportunity to discuss matters without the presence of management and then provide feedback to the chairman.

Board Leadership Structure

Monsanto is deeply focused on our corporate governance practices. We value independent board oversight as an essential component of strong corporate performance to enhance shareowner value. Our commitment to independent oversight is demonstrated by the fact that all of our directors are independent, except our chairman. In addition, all of the members of our board’s committees, except the executive committee, are independent.

Our board believes that its current leadership structure, in which the roles of chairman and CEO are held by one person, is best for Monsanto and its shareowners at this time. Hugh Grant is our chairman and CEO. In his dual role, Mr. Grant is able to use the in-depth focus and perspective gained in running the company to effectively and efficiently guide our board. He fulfills his responsibilities in chairing the board through close interaction with our lead director, Robert Stevens, who was elected by the independent directors of our board.

The strong working relationships among the lead director, chairman and other directors are supported by a board governance culture that fosters open communications among the members, both during meetings and in the intervals between meetings. Open communication is important to develop an understanding of issues, promote appropriate oversight, and encourage the frank discussion of matters essential to leading a complex and dynamic enterprise.

22 MONSANTO COMPANY 2017 PROXY STATEMENT

Corporate Governance and Ethics Our Board of Directors

ROLE OF THE LEAD DIRECTOR

The board has structured the role of our independent lead director to strike an appropriate balance to the combined chairman and CEO role and to fulfill the important requirements of independent leadership on the board.

As lead director, Mr. Stevens:

∎  approves information sent to the board, meeting agendas for the board and meeting schedules to assure that there is sufficient time for discussion of all agenda items;

∎  has the authority to call meetings of the board or meetings of the independent directors;

∎  presides at executive sessions of the independent directors;

∎  serves as the liaison between the chairman and the independent directors;

∎  presides at all meetings of the board at which the chairman is not present;

∎  is a member of the board’s executive committee;

∎  is available to consult with the chairman and CEO about the concerns of the board;

∎  is available to consult with any of our senior executives as to any concerns that executives might have; and

∎  upon request, is available for consultation and direct communication with major shareowners.

See page 28 for information on communication with our lead director. While serving as lead director, Mr. Stevens has overseen the development and implementation of governance practices that support high levels of performance by members of the board. His leadership fosters a board culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support sound decision-making. He encourages communication among the directors, and between management and the board, to facilitate productive working relationships. Working with our chairman and other members of the board, Mr. Stevens also ensures there is an appropriate balance and focus among key board responsibilities such as strategy development, review of operations, risk oversight, and management succession planning.

We will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the company’s needs.

Board Policies and Practices

Our board of directors has adopted corporate governance policies to assist the board and its committees in the exercise of their responsibilities, several of which are described below and on the following page. Each board committee has a written charter that states its purposes, goals and responsibilities, as well as criteria and procedures for committee membership, the appointment and removal of members, committee structure and operations and reporting to the full board. The board and committee charters provide our shareowners key information about how our board functions.

BOARD SIZE

Currently, the board has fixed the number of directors on our board at 12 members.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Upon joining the board, directors are provided with an in-depth orientation about our company, including our business operations, strategy and governance and a visit to one of our facilities. New directors without previous experience as a director of a public company are expected to enroll in a director education program on corporate governance and director professionalism offered by a nationally recognized sponsoring organization. New directors with experience as a public company director are expected to participate in a comparable director education program offered at another board on which the director serves, if they have not recently attended such a program. We provide our directors with ongoing education opportunities, both at board meetings and through access to director education programs and other resources to assist them to remain abreast of developments in corporate governance and critical issues relating to the operation of public company boards. The board also conducts periodic visits to Monsanto facilities as part of its regularly scheduled board meetings.

MONSANTO COMPANY 2017 PROXY STATEMENT 23

Corporate Governance and Ethics Our Board of Directors

BOARD SELF-ASSESSMENTS

The board conducts annual self-evaluations to determine whether it and its committees are functioning effectively and whether its governing documents continue to remain appropriate. Our board’s self-evaluation is facilitated by a wide range of questions related to topics including operations, composition of the board, responsibilities, governing documents and resources. As part of the board self-evaluation process, each director also conducts a self-evaluation, and our chairman conducts individual interviews with each board member. The process is designed and overseen by the nominating and corporate governance committee, which is chaired by our lead independent director, and the results of the evaluations are discussed by the full board.

Each committee, other than the executive committee, annually reviews its own performance and assesses the adequacy of its charter, and reports the results and any recommendations to the board. The nominating and corporate governance committee oversees and reports annually to the board its assessment of each committee’s performance evaluation process.

BOARD OVERSIGHT OF MANAGEMENT SUCCESSION PLANNING

Our board and management consider succession planning and people development to be an integral part of the company’s long-term strategy. The people and compensation committee is responsible for monitoring our management succession and development plans and receives regular updates on employee engagement, diversity and retention matters, which are reported to the full board. At least twice annually, our full board reviews senior management succession and development plans with our CEO. Our CEO then presents to the independent directors his evaluations and recommendation of future candidates for the CEO position and other senior leadership roles and potential succession timing for those positions, including under emergency circumstances. The board also reviews and discusses development plans for individuals identified as high-potential candidates for senior leadership positions, and the board members interact with these candidates in formal and informal settings during the year.

Information about board refreshment can be found in the section titled How We Select Our Director Nominees.

Compensation Committee Interlocks and Insider Participation

No member of our people and compensation committee (Messrs. McMillan (Chair), Barns and Boyce and Ms. Fields) is or has been an officer or employee of our company or any of our subsidiaries. In addition, no member of our people and compensation committee has had any related person transactions that require disclosure under the SEC’s proxy rules and regulations.

Board Meetings, Committees and Membership

During fiscal 2017, our board of directors met eight times. All incumbent directors attended more than 75% of the total meetings of the board and of the board committees on which they served at the time.

Our board charter formally encourages directors to attend the annual meeting of shareowners. All incumbent directors attended our 2017 annual meeting.

24 MONSANTO COMPANY 2017 PROXY STATEMENT

Corporate Governance and Ethics Our Board of Directors

Our board of directors has six committees as outlined below.

BOARD COMMITTEE MEMBERSHIP

The following chart shows the fiscal 2017 membership and chairpersons of our board committees, committee meetings held and actions by written consent taken, and committee member attendance with respect to incumbent directors.

1	On October 18, 2016, Mr. Barns became a member of the people and compensation committee and was removed as a member of the science and technology committee, Mr. Boyce became a member of the audit and finance committee and was removed as a member of the sustainability and corporate responsibility committee, and Mr. McMillan became a member of the executive committee.

BOARD COMMITTEES

The following chart shows the membership and chairpersons of our board committees and their roles and responsibilities as of Dec. 1, 2017.

Executive Committee Members: Messrs. Grant (Chair), McMillan and Stevens, and Ms. Fields

∎  Directs the management of our business and affairs in the intervals between meetings of our board of directors (except for certain matters specifically retained by our board of directors or that are reserved for our entire board of directors by statute, our certificate of incorporation or our bylaws).

∎  Actions of the executive committee are reported to the board of directors at its next regular meeting.

Audit and Finance Committee

Members:

Messrs. Moeller (Chair),

Boyce, McMillan and Stevens

All members of the audit and finance committee were determined to meet the independence and experience requirements of the NYSE listing standards. We determined that each of the members is financially literate and that Messrs. McMillan, Moeller and Stevens are “audit committee financial experts” for purposes of SEC regulations.

Oversees:

∎  the integrity of our financial statements;

∎  the qualifications and independence of our independent registered public accounting firm;

∎  the performance of our independent registered public accounting firm and internal audit staff;

∎  our compliance with legal and regulatory requirements; and

∎  our policies and practices for major financial risk exposures.

Nominating and Corporate

Governance Committee

Members:

Messrs. Stevens (Chair),

McMillan and Moeller, and Ms. Fields

All members of the nominating and corporate governance committee were determined to meet the independence listing standards of the NYSE.

∎   Provides oversight of the corporate governance affairs of our board and company, including consideration of risk oversight responsibilities of our full board and its committees.

∎  Identifies and recommends individuals to our board for nomination as members of the board and its committees, and recommends director orientation and continuing education.

∎   Leads our board of directors and our board committees in annual reviews of their performance.

∎   Reviews and advises on shareowner engagement and proposals received by the company.

MONSANTO COMPANY 2017 PROXY STATEMENT 25

Number of Meetings Held Actions by Written Consent Barns1 Boyce1 Chicoine Fields Grant Harper Ipsen Lutz McMillan Moeller Poste Stevens Verduin 2 2 2 1 2 10 8 8 10 9 10 5 5 5 4 5 7 2 6 7 5 7 5 1 5 5 5 4 5 4 5 5 1 5 5 5 4 54 Executive Audit & Finance Nominating & Corporate Governance People & Compensation Science & Technology Sustainability & Corporate Responsibility Chairperson

Corporate Governance and Ethics Our Board of Directors

People and Compensation Committee

Members:

Messrs. McMillan (Chair),

Barns, Boyce and Ms. Fields

All members of the people and compensation committee were determined to meet the enhanced independence listing standards of the NYSE.

∎  Establishes and reviews our executive compensation program and policies and seeks to ensure that our senior management is compensated in a manner consistent with the program and policies.

∎  Establishes, reviews and monitors our overall compensation program for all our employees, other than senior management, and monitors our performance as it affects our employees.

∎   Considers the impact of our compensation policies and practices in relation to our risk management objectives.

∎   Monitors implementation of our management succession strategies and plans for our CEO and other members of senior management.

∎   Performs or delegates, reviews and monitors Monsanto’s responsibilities for our retirement and welfare benefit plans.

∎   Reviews our compensation program for non-employee directors and recommends appropriate changes to our board of directors.

Science and Technology Committee Members: Dr. Poste (Chair), Mr. Lutz, Drs. Chicoine and Verduin and Ms. Ipsen

∎  Reviews and monitors our technology portfolio and information technology platforms, including as related to the budget, research and development infrastructure, intellectual property and regulatory matters.

∎  Provides understanding, clarification and validation of the technical matters of our business to enable the board to make informed strategic business decisions and ensure that world class science is practiced at our company.

∎   Identifies and investigates significant emerging science and technology issues.

∎   Oversees the management of risks related to our technology portfolio and information technology platforms.

Sustainability and Corporate Responsibility Committee Members: Ms. Fields (Chair), Messrs. Barns and Lutz, Drs. Chicoine, Poste and Verduin, and Ms. Ipsen

∎  Reviews and monitors our performance as it affects matters relating to sustainability, the environment, communities, customers and other key stakeholders, including related risks and risks related to reputation.

∎  Reviews issues affecting company products in the marketplace, including issues of agricultural biotechnology, and identifies and reviews significant emerging issues.

∎  Receives periodic reports on the company’s business conduct program, progress related to the company’s Human Rights Policy, and the company’s charitable and political contributions and lobbying expenses, including authorizing funding for contributions and appointing senior management to manage political contributions.

∎  Reports to the full board as to the status of our company’s programs and initiatives on sustainability, environmental matters and social responsibility.

Board Role in Risk Oversight and Assessment

As a technology company, taking risk is important to pursuing future growth for Monsanto. We must also manage our assets for the benefit of our company and our shareowners. But how do we ensure that we take the right risks?

Our board oversees management as it balances risk and reward opportunities, and is responsible for motivating and challenging management to properly assess, mitigate and take risks. In fulfilling its oversight responsibilities, our board receives periodic in-depth reports on management’s enterprise risk assessment process and frequent updates on management’s assessment of current and future risks. When requesting approval for a project, management is responsible for fully describing the relevant risks and mitigating factors to the board. The board is then able to fully assess the project within our risk-reward parameters.

Our board oversees many risks at the board level, but allocates certain risks to its committees for a deeper review. The board also assigns some risks to multiple committees. This increases the effectiveness of our board’s oversight by taking into account the different perspectives of the various board committees, including their interactions with management. Each committee reports on its activities to the full board.

26 MONSANTO COMPANY 2017 PROXY STATEMENT

Corporate Governance and Ethics Our Board of Directors

OUR BOARD AND COMMITTEE RISK OVERSIGHT RESPONSIBILITIES

This chart summarizes the key risk oversight responsibilities of our board and its committees.

Board or Committee	Risk Oversight Responsibilities
Board	Business strategy and major resource allocations Risk assessment and policies developed by management Executive succession Business conduct and compliance Crisis management
Audit and Finance Committee	Business operations Major financial exposures Compliance with regulatory requirements Information technology/cyber-security Business conduct
Executive Committee	Risk related to a specific approval item
Nominating and Corporate Governance Committee	Overall board governance Board refreshment and operations Compliance with regulatory requirements Business conduct
People and Compensation Committee	Organizational development and engagement Design of compensation programs Compliance with regulatory requirements
Science and Technology Committee	Scientific risks Technology portfolio and intellectual property Regulatory/product performance Information technology
Sustainability and Corporate Responsibility Committee	Sustainability and the environment Stewardship/regulatory Community impact and reputation Business conduct Company participation in the political process

Our management has developed an enterprise risk management program to identify and prioritize risks, based on the potential significance of the risk. We have also implemented internal controls to mitigate certain risks and a certification process to check that controls are being followed and remain effective.

COMPENSATION-RELATED RISK

We regularly assess risks related to our compensation programs, including our executive compensation programs, and do not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our company. At the people and compensation committee’s direction, its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”) and management provide ongoing information regarding compensation factors that could mitigate or encourage excessive risk-taking.

MONSANTO COMPANY 2017 PROXY STATEMENT 27

Corporate Governance and Ethics Shareowner Communication with our Board of Directors, Lead Independent Director and Monsanto

In addition, in August 2017, management provided a risk assessment of compensation programs to the committee for its review and consideration, and the committee again solicited input from FW Cook. In its review, the committee considered the attributes of our compensation programs, including:

∎	the balance between annual and longer-term performance opportunities to reduce the incentive to accelerate or delay performance and the fact that Financial Goal RSU awards to the CEO and CTO have the potential for continued vesting following employment;

∎	performance measures tied to key, auditable measures of short-term and long-term performance to motivate sustained performance;

∎	performance goals set at levels that are sufficiently high to encourage strong performance and support the resulting compensation expense, but within reasonably attainable parameters intended to discourage pursuit of excessively risky business strategies;

∎	the fact that the committee determines goals for executive compensation awards in connection with the board’s deliberation of the company’s budget and strategic plans, and that the committee’s membership includes members of the audit and finance committee, providing an appropriate link between financial performance and compensation;

∎	the committee’s ability to exercise discretion under our compensation plans in certain circumstances when determining pay-outs of performance-based compensation;

∎	our policy on recoupment of performance-based compensation for financial restatements as discussed on page 61; and

∎	robust stock ownership requirements for our CEO and other executives intended to align executives’ interests with those of our shareowners.

Shareowner Communication with our Board of

Directors, Lead Independent Director and Monsanto

Monsanto’s board of directors welcomes shareowner communications. Shareowners may contact our board, our lead independent director or other independent directors by email or regular mail:

INTERNET	MAIL
Go to our website at https://monsanto.com/ company/leadership/board-directors/contact-directors/

You may also send correspondence to: Monsanto

c/o David F. Snively, Corporate Secretary
(for our lead independent director use:
c/o Office of the Lead Director)
800 North Lindbergh Boulevard,
Mail Stop A3NA
St. Louis, Missouri 63167

We will review shareowner communications to determine whether a response by the board is appropriate. Shareowner emails to the board cannot contain attachments, and any attachments will be automatically removed. If you wish to provide additional materials with your communications, please use regular mail, sent to the address shown above.

Contacting Monsanto. While the board oversees management, it does not participate in day-to-day management functions or business operations. If you wish to submit questions or comments relating to these matters, please use the Contact Us Form on our website, which will help you to direct your message to the appropriate area of our company.

28 MONSANTO COMPANY 2017 PROXY STATEMENT

Corporate Governance and Ethics Policies and Practices That Guide and Govern Our Actions

Policies and Practices That Guide and

Govern Our Actions

Our corporate governance and ethics policies enable us to manage our business in line with high standards of business practices and in the best interest of our shareowners. We re-evaluate our policies periodically to ensure they continue to meet our company’s needs.

In addition to our board of directors’ charters, we have adopted several other policies and practices that guide and govern the manner in which we act. We have listed some of our significant corporate governance practices and policies below.

Our Pledge

The Monsanto Pledge is our commitment to how we do business. It is a declaration that calls us to consider our actions and their impact broadly, and to lead responsibly. It drives us to engage with societal stakeholders in order to better hear and understand their issues of concern and how we can improve our performance and impact. The Pledge also helps us to convert our values into actions, and to make clear who we are and what we champion. Our annual Sustainability Report describes many of the ways in which we have implemented the Pledge.

Code of Business Conduct

At Monsanto, we are committed to building relationships based on integrity. Integrity, in alignment with our Pledge, helps us earn and retain the trust of people with whom we do business. Our board has adopted a Code of Business Conduct that applies to everyone at Monsanto — our directors, officers and employees. In addition, the Monsanto Supplier Code of Conduct applies to actions taken on our behalf by persons representing our company such as consultants, agents, sales representatives, distributors, suppliers and independent contractors, who are expected to act consistently with these commitments when performing services on our behalf.

The employee Code of Business Conduct provides guidance on and expresses our commitment to safety and health, protecting the environment, fair dealing, proper stewardship of our products, use of company resources, and accurate communication about our finances and products. It also addresses many of the legal and ethical facets of integrity in business dealings with customers, suppliers, investors, the public, governments that regulate Monsanto and the communities where we do business. Our Code of Business Conduct has been translated into more than 31 languages and is distributed to our employees, who are required to affirm their commitment to the Code on an annual basis. Our Supplier Code of Conduct extends these commitments to third party providers to clarify Monsanto’s expectations that we will choose to do business only with those who share our values and is available at www.monsanto.com/company/procurement/supplier-code-conduct/.

Confidential Employee Hotline Our board chartered global business conduct office implements compliance and ethics initiatives through working groups and dedicated facilitators in each of our global business regions. Employees have access to a multi-language capable guidance line and website operated by an independent service provider that is available worldwide for the receipt of complaints regarding accounting, internal controls and auditing matters, and have in place procedures for the anonymous submission of employee concerns regarding accounting or auditing matters and a policy prohibiting retaliation for good-faith reporting. Where allowed by local law, employees may submit a complaint or question, including anonymously, via reporting to our third party service provider that maintains 24/7 availability and language accommodation, an internal toll-free telephone number or a special email mailbox dedicated to business conduct matters.

Financial Governance — Code of Ethics

We have adopted a code of ethics that applies to our chief executive officer and the senior leadership of our finance department, including our chief financial officer and our controller. As a public company, it is important that our filings with the SEC be accurate and timely. Our internal audit function maintains important oversight over the key areas of our business and financial processes and controls, and reports regularly to our audit and finance committee.

MONSANTO COMPANY 2017 PROXY STATEMENT 29

Corporate Governance and Ethics Policies and Practices That Guide and Govern Our Actions

Shareowner Rights Policy

We do not have a shareowner rights plan (commonly known as a poison pill) and are not currently considering adopting one. Our board’s policy is that it will only adopt a shareowner rights plan if either (1) the shareowners approve it or (2) the board makes a determination that it is in the best interests of the shareowners to adopt a shareowner rights plan without the delay that would be required in order to seek shareowner approval.

Charitable Contributions

Under our Charitable Contributions Policy adopted by the board, if a director requests that our company make a charitable contribution, then the contribution must be reviewed by the chair of the nominating and corporate governance committee (or the full committee, if the committee chair makes such a request). They will determine whether the donation would impair the director’s independence.

Human Rights

In 2017, we continued our work to implement our Human Rights Policy (adopted in April 2006) at our sites and with our supply chain business partners. The Policy is grounded in international standards and is an important expression of our values as described in the Monsanto Pledge. It provides a framework to hold us accountable to advance, support and respect human rights in the course of our business. We work to identify and do business with supply chain partners who conduct their businesses with ethical standards that are consistent with this Policy, and we work with those business partners in the spirit of continuous improvement. In the development of our Policy there was recognition by both our business leaders and external stakeholders that the continuous improvement approach would be the most effective and honest model to address these complex and multifaceted issues on a consistent basis. Management gives annual updates to the sustainability and corporate responsibility committee on the implementation of the Policy.

Political Contributions

We are committed to participating constructively in the political process, as we believe participation is essential to our company’s long-term success. Our participation in the political process includes contributions to political candidates in a manner that is compliant with all applicable laws and reporting requirements. We have established effective governance processes including oversight by our sustainability and corporate responsibility committee regarding political contributions made by our company. Please see our website for more information about the ways in which we participate in the political process and contributions we have made.

Stakeholder Engagement

Talking to our stakeholders, whether it’s our farmer customers, employees, or investors, has always been an important part of how we do business.

Since 2011, we have had a more formalized stakeholder engagement program. The conversations not only included our business activities, but also our mission, values and commitments to sustainability. We brought many internal and external stakeholders to the table with our board of directors, its committee dedicated to sustainability and the leaders of Monsanto — through in-person meetings and surveys — to share, debate and find common ground. During these stakeholder engagement sessions, there was one thing we heard loud and clear: Do a better job at opening up and engaging society.

We consider it vital that our stakeholder engagement is inclusive, flexible and open to all audiences and ideas. We value the views of our shareowners and other stakeholders and make it a practice to solicit input and engage in dialogue throughout the year about various topics, including those relating to environmental, social and governance matters. For additional information regarding our shareowner outreach program, see page 45.

Related Person Transactions Policy

Our board has adopted a written policy regarding the review, approval or ratification of “related person transactions.”

A “related person” is defined under the applicable SEC rule and includes our directors, executive officers, beneficial owners of 5% or more of our common stock, and each of their immediate family members.

30 MONSANTO COMPANY 2017 PROXY STATEMENT

Corporate Governance and Ethics Policies and Practices That Guide and Govern Our Actions

Under the written policy, our nominating and corporate governance committee generally is responsible for reviewing, approving or ratifying any related person transactions covered by SEC rules. It will approve a transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the company and its shareowners. The company did not engage in, or consider, any transactions with related persons during fiscal 2017.

Sustainability and Corporate Responsibility

    Our Commitment         to Sustainability

is a key component of who we are. Through our board sustainability and corporate responsibility committee, we’re addressing critical issues and engaging with stakeholders about our progress.

Our long-standing commitment to sustainability is embedded in our core business strategy, operations and products as evidenced by our progress against our broad-ranging standing commitments. We are focused on how Monsanto can contribute to the 2030 Agenda of the United Nations and advancement of the
Global Goals through improving lives by helping make balanced meals accessible to all while using resources more efficiently.

Sustainability is a core value at Monsanto which warrants our continuous focus and commitment to improvement across the organization. In December 2017, we published our 2017 sustainability report, adhering to the new Global Reporting Initiative Standards, covering primarily fiscal 2017 data and activities.
Our 2017 report is available at https://monsanto.com/investors/reports/sustainability-reports/.

HIGHLIGHTS OF OUR 2017 REPORT: GROWING BETTER TOGETHER

Better Lives	Better Planet	Better Partner

∎   In delivering on our commitment to promote Better Lives, we leverage our strengths as a modern agriculture company to focus on areas we can impact most: food and nutrition security, smallholder farmers, communities and science, technology, engineering and math (STEM) education. 2017 highlights:

–  Trained  more than 2.5 million smallholder farmers on sustainable farming practices

–  Helped improve food security for 1.5 million people in sub-Saharan Africa through our participation in Water Efficient Maize for Africa

–  Continued to help improve the lives of 5 million resource-poor farm families by 2020

∎   Our commitment to a Better Planet is managed strategically from within and in collaboration with many external stakeholders. We have established a portfolio of guidelines, position statements and best practices that inform our actions, and we have voluntarily set ambitious environmental goals. Highlights:

–  Established over 70 habitats for monarch butterflies at our facilities through 2016

–  Invested more than $4 million in honey bee health research since 2013

–  Reached 89% of our goal to reduce GHG emissions intensity from our crop protection operations by 22% by 2020

–  Improved our overall irrigation water application efficiency to 75% and completed our 3rd year as a United Nations CEO Water Mandate Steering Committee member

∎   At Monsanto, we view being a Better Partner through multiple lenses: advocating for human rights, partnering with employees and suppliers, and being proactive in managing critical issues and ensuring sound corporate governance. 2017 highlights:

–  Undertook clean water, sanitation and hygiene projects at our facilities and in surrounding communities in support of our Water, Sanitation and Hygiene (WASH) commitment

–  Conducted 49,000 assessments of our global business partners as part of our commitment to human rights

–  Reduced our worker injury severity rate by 49% since 2011

MONSANTO COMPANY 2017 PROXY STATEMENT 31

Corporate Governance and Ethics Policies and Practices That Guide and Govern Our Actions

Awards and Recognition

Third parties regularly recognize our employees’ innovation, leadership, and workplace satisfaction. We are pleased to highlight some of these awards here.

Corporate Reputation and Leadership

World’s Most Admired Companies

FORTUNE Magazine 2014, 2015, 2016, 2017

Highest Rated CEOs

Glassdoor 2015, 2017

40 Best Companies for Leaders

Chief Executive Magazine 2012, 2013, 2014, 2015

America’s Top Corporations For Women’s Business Enterprises

Women’s Business Enterprise National Council 2015, 2016

World’s Best Multinational Workplaces

Great Place to Work® 2012, 2013, 2014, 2015, 2016, 2017

Corporate Social Responsibility and Sustainability
Top Green Companies in the US Newsweek Green Rankings 2016 100 Best Corporate Citizens Corporate Responsibility Magazine 2013, 2014, 2015, 2016

Science and Technology

50 Smartest Companies

MIT Technology Review 2014, 2015, 2016

Top Science Employers

Science Magazine 2010, 2011, 2012, 2013,
2014, 2015, 2016, 2017

Top 50 Digital Innovators

IDG Enterprise Digital Edge 50 Awards 2016, 2017

Top 100 Employers in IT

Computerworld 2009, 2011, 2012, 2013, 2015, 2017

Diversity

Top 50 Companies for Diversity

DiversityInc 2009, 2010, 2011, 2012, 2013,
2014, 2015, 2016, 2017

Best 100 Companies for Working Mothers

Working Mother Magazine 2015, 2016, 2017

Best Place to Work for LGBT Equality

The Human Rights Campaign Foundation 2010, 2011, 2013, 2014, 2015, 2016, 2017

Top Diversity Employer

Black EOE Journal 2015, 2016, 2017

Ranked 12 out of 500 U.S. companies in NEWSWEEK’S 2016 Green Rankings

32 MONSANTO COMPANY 2017 PROXY STATEMENT

Our non-employee director compensation program (the “Directors’ Plan”) is designed to attract highly-qualified individuals to serve on our board and to align their interests with those of our shareowners. Mr. Grant is our sole employee director and does not participate in the Directors’ Plan or otherwise receive compensation for his services as a director.

Our people and compensation committee reviews our director compensation program at least annually to determine whether the program remains appropriate and competitive, and recommends any changes to our full board of directors for consideration and approval.

Our Board of Directors 2017 Compensation Program

Before the start of fiscal 2017, our people and compensation committee considered the design of our director compensation program. The committee reviewed information and recommendations from management, using data from Willis Towers Watson for the same comparator group of companies the committee uses for determining compensation for our executives. Our Executive Compensation Comparator Group is described on page 52. The committee also considered input from FW Cook. As a result of the analysis, for fiscal 2017, the committee recommended and the board approved increasing the base retainer of the members of our board and the additional retainer of our lead director by $10,000 and the additional retainer for both the chair and the members of the audit and finance committee by $5,000.

Summary of Directors’ Compensation Plan for Fiscal 2017:

	Compensation Type	Amount	Form of Payment
Annual Retainer (Components)	Base retainer	$255,000

∎   50% – Deferred stock:

∎   50% – Director’s election

     of:

     – deferred stock,

     – restricted stock,

     – deferred cash, or

     – current cash

See below for a description
of these forms of payment
and method for determining
the number of shares of
deferred and/or restricted
stock

	Additional retainer amount for service as lead director	$60,000
	Additional retainer amount for chair of the audit and finance committee	$40,000
	Additional retainer amount for chairs of the people and compensation and nominating and corporate governance committees	$25,000
	Additional retainer amount for chairs of the science and technology and sustainability and corporate responsibility committees and for each member of the audit and finance committee (other than the chair)	$20,000
	Additional retainer amount for members of the people and compensation and nominating and corporate governance committees (other than the chairs)	$15,000
Initial Equity Grant	One-time equity grant for new directors; value determined by dividing the current base retainer amount by the closing stock price on service commencement date	$255,000	Restricted stock that vests three years from grant date

MONSANTO COMPANY 2017 PROXY STATEMENT 33

COMPENSATION OF DIRECTORS

Compensation of Directors Our Board of Directors 2017 Compensation Program

Deferred Stock

∎ This is common stock that is delivered at a specified time in the future. Earned shares are credited in the form of hypothetical shares to a stock unit account at the beginning of each plan year and vest in installments as of the last day of each calendar month, but only if a director remains a member of our board of directors on that day. All hypothetical shares in each director’s account are credited with dividend equivalents, also in the form of hypothetical shares. No director has voting or investment power over any deferred shares until distributed in accordance with the terms of the Directors’ Plan, generally upon termination of service.

Restricted Stock

∎ This is common stock that vests and is delivered over the course of the year in accordance with specified terms. Restricted stock vests in installments on the last day of each calendar month, but only if the director remains a member of our board of directors on that day. Any restricted stock granted to a non-employee director entitles the director to all rights of a shareowner with respect to common stock for all such shares issued in his or her name. This includes the right to vote the shares and to receive dividends or other distributions paid or made with respect to such shares. Dividends and other distributions are withheld and delivered with the restricted stock as it vests.

Cash/Deferred Cash

∎  Any portion of a non-employee director’s aggregate annual retainer not paid in the form of deferred stock or restricted stock will be paid in cash, either in monthly installments on the last day of each calendar month or on a deferred basis, as elected by the director. Any deferred cash is credited to a cash account that accrues interest at the average Moody’s Baa Bond Index Rate, as in effect from time to time.

Director expenses and other benefits Our non-employee directors are reimbursed for expenses incurred in attending board, committee and shareowner meetings and for expenses associated with other board activities, such as director education programs, and they are insured under our travel accident policy while traveling on company business. They may use corporate aircraft, when available, for transportation to and from meetings and other business functions. Personal use of our aircraft by directors is limited and considered a perquisite. The board has granted Mr. Lutz $7,500 in annual compensation to offset costs he may incur to manage additional tax reporting and financial obligations related to earning director income in the United States.

Matching gift program We will match donations made to eligible educational, arts, cultural or other charitable institutions. Gifts will be matched in any calendar year up to a maximum of $5,000. While our directors participate in the program on the same basis as our employees, SEC rules require that the amount of a director’s participation in a charitable matching program be disclosed.

Stock ownership requirement In fiscal 2017, each of our non-employee directors was required to attain ownership of 6,043 shares of Monsanto common stock (equal in value to five times the elective portion (or one-half) of the annual base retainer as of September 1, 2016, or $637,500 in total). Shares may be counted toward these requirements whether held directly or through a spouse, a retirement plan or a retirement account. However, unvested restricted stock will not be counted. Until a director has met the requirement, he or she must retain 25% of the pre-tax number of shares received upon vesting of restricted stock or settlement of other equity-based award granted under the Directors’ Plan. The people and compensation committee reviews progress toward meeting the requirements at least annually. As of August 31, 2017, all of our directors are in compliance with our stock retention requirements, and all but two of our directors (each of whom only recently joined our board) satisfied our stock ownership requirements.

Changes for fiscal 2018 In June 2017, our people and compensation committee again considered the design of our director compensation program and reviewed information and recommendations from management, as well as data and analyses from FW Cook and Willis Towers Watson. After reviewing the information, the committee determined that the plan design continued to align with market trends, and that the amount of our directors’ annual base retainer was near but slightly below the 50th percentile of our comparator group. The committee determined to recommend no changes to the director compensation program.

34 MONSANTO COMPANY 2017 PROXY STATEMENT

Compensation of Directors Director Compensation Table

Director Compensation Table

The following presents compensation to our non-employee directors for their services in fiscal 2017.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Dwight M. “Mitch” Barns	134,332	134,396	0	268,728
Gregory H. Boyce	136,667	136,714	0	273,381
David L. Chicoine, Ph.D.	127,500	127,544	5,000	260,044
Janice L. Fields	152,507	152,507	0	305,014
Arthur H. Harper	144,970	144,970	1,000	290,940
Laura K. Ipsen	127,548	127,544	0	255,092
Marcos M. Lutz	135,044	127,544	0	262,588
C. Steven McMillan	157,500	157,478	0	314,978
Jon R. Moeller	155,000	155,020	0	310,020
George H. Poste, Ph.D., D.V.M.	137,500	137,486	0	274,986
Robert J. Stevens	179,983	179,983	0	359,966
Patricia Verduin, Ph.D.	127,500	127,544	0	255,044
1	Fees Earned or Paid in Cash The amounts shown in this column represent the elective half of the aggregate annual retainer payable to each director under the Directors’ Plan. For fiscal 2017, the following directors elected to receive deferred stock: Ms. Fields, 1,426.5 shares; Ms. Ipsen, 716 shares; and Mr. Stevens, 1,683.5 shares. The following directors elected to receive restricted stock: Mr. Barns, 630; Mr. Harper, 1,356 shares; and Mr. Lutz, 1,193 shares. Each amount constitutes the aggregate grant date fair value of the equity awards for fiscal 2017 calculated in accordance with FASB ASC Topic 718, and because the equity awards were granted on the first day of the fiscal year and were fully vested at the end of the fiscal year, there was no unrecognized compensation expense for financial statement reporting purposes for fiscal 2017. The following directors elected to receive deferred cash: Ms. Ipsen and Dr. Verduin. The following directors elected to receive current cash: Mr. Barns, Mr. Boyce, Dr. Chicoine, Mr. McMillan, Mr. Moeller and Dr. Poste. For Mr. Lutz, this amount includes compensation paid to offset increased accounting and tax preparation costs.

2	Stock Awards The amounts shown in this column represent the non-elective half of the aggregate annual retainer. The number of deferred shares granted to each director related to the non-elective half of the aggregate annual retainer was: Mr. Barns, 1,261; Mr. Boyce, 1,284; Dr. Chicoine, 1,193; Ms. Fields, 1,426.5; Mr. Harper, 1,356; Ms. Ipsen, 1,193; Mr. Lutz, 1,193; Mr. McMillan, 1,473; Mr. Moeller, 1,450; Dr. Poste, 1,286; Mr. Stevens, 1,683.5; and Dr. Verduin, 1,193. Each amount constitutes the aggregate grant date fair value of the equity awards for fiscal 2017 calculated in accordance with FASB ASC Topic 718, and because the equity awards were granted on the first day of the fiscal year and were fully vested at the end of the fiscal year, there was no unrecognized compensation expense for financial statement reporting purposes in fiscal 2017.

The aggregate number of shares of unvested restricted stock held by directors as of Aug. 31, 2017 was: Mr. Barns, 2,719 shares and Dr. Verduin, 2,832 shares.

3	Other Compensation The amounts shown in this column represent a contribution by the company’s charitable fund pursuant to its charitable matching program described above.

MONSANTO COMPANY 2017 PROXY STATEMENT 35

Information is listed below regarding beneficial ownership of our common stock, to the extent known to us, by:

∎	each person who is a director or nominee;
∎	each proxy officer;
∎	all current directors and executive officers as a group; and
∎	each person known to us to be the beneficial owner of 5% or more of our common stock.

Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is provided as of November 1, 2017, except as otherwise noted.

Name	Shares of Common Stock Owned Directly or Indirectly (#)[1,2,3]	Shares Underlying Options Exercisable Within 60 Days (#)[4]	Total (#)	% of Class Held[5]

Hugh Grant	261,438	1,239,620	1,501,058	*

Dwight M. “Mitch” Barns	7,253		7,253	*

Gregory H. Boyce	13,050		13,050	*

David L. Chicoine, Ph.D.	15,189		15,189	*

Janice L. Fields	29,723		29,723	*

Laura K. Ipsen	18,429		18,429	*

Marcos M. Lutz	9,481		9,481	*

C. Steven McMillan	66,296		66,296	*

Jon R. Moeller	12,828		12,828	*

George H. Poste, Ph.D., D.V.M.	37,952		37,952	*

Robert J. Stevens	79,628		79,628	*

Patricia Verduin, Ph.D.	6,295		6,295	*

Pierre C. Courduroux	37,119	193,213	230,332	*

Brett D. Begemann	103,945	209,976	313,921	*

Robert T. Fraley, Ph.D.	57,400	142,906	200,306	*

David F. Snively	51,232	74,117	125,349	*

CURRENT DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (22 PERSONS)	926,875	2,168,466	3,095,341	*

The Vanguard Group[6]	31,893,409		31,893,409	7.27%
BlackRock, Inc.[7]	25,262,461		25,262,461	5.8%

*	less than 1%

Shares of Common Stock Owned Column

1	Includes the following shares of deferred stock deliverable within 60 days after Nov. 1, 2017 to each non-employee director as compensation under the Directors’ Plan: Mr. Barns, 2,403; Mr. Boyce, 6,354; Dr. Chicoine, 12,798; Ms. Fields, 28,469; Ms. Ipsen, 13,003; Mr. Lutz, 4,402; Mr. McMillan, 59,296; Mr. Moeller, 10,083; Dr. Poste, 37,952; Mr. Stevens, 69,628; Dr. Verduin, 3,463; and directors as a group, 247,851.

2	Includes 68,640 shares underlying Financial Goal RSUs (34,320 pre-split shares) awarded to Mr. Grant as part of his fiscal 2004 long-term incentive compensation. Mr. Grant elected to defer receipt of the shares until his retirement.

3	Includes the indicated number of shares of our common stock beneficially owned by the following individuals under our Savings and Investment Plan: Mr. Grant, 7,323; Mr. Courduroux, 1,208; Mr. Begemann, 7,051; Dr. Fraley, 4,009; Mr. Snively, 0; and current executive officers as a group, 48,982.

Excludes the indicated number of hypothetical shares of our common stock credited to a bookkeeping account as deferred compensation in the name of the following individuals under our Savings and Investment Parity Plan: Mr. Grant, 45,386; Mr. Courduroux, 0; Mr. Begemann, 12,581; Dr. Fraley, 7,134; and Mr. Snively, 96; and current executive officers as a group, 98,107; and hypothetical shares of our common stock credited to a bookkeeping account as deferred compensation in the name of the following individuals under our Deferred Payment Plan: Mr. Begemann, 9,972; and current executive officers as a group, 11,898.

Stock Ownership of Management and Certain Beneficial Owners

36 MONSANTO COMPANY 2017 PROXY STATEMENT

Stock Ownership of Management and Certain Beneficial Owners Section 16(a) Beneficial Ownership Reporting Compliance

4	Shares Underlying Options Column The SEC deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. For purposes of this table, we have used Dec. 31, 2017 as the cut-off date, which is 60 days after Nov. 1, 2017. The shares indicated represent shares underlying stock options granted under our equity incentive plans. The shares underlying options cannot be voted.

5	Total % Of Beneficial Ownership Column The percentage of shares of our outstanding common stock, including Financial Goal RSUs, restricted stock units and options deliverable or exercisable within 60 days after Nov. 1, 2017, beneficially owned by any director or executive officer individually does not exceed 1%, and by all current directors and executive officers as a group is approximately 0.7%.

6	Vanguard Information is based on a Schedule 13G/A filed with the SEC on Feb. 10, 2017, by The Vanguard Group (“Vanguard”). Vanguard reported beneficial ownership of 31,893,409 shares. Vanguard had sole power to vote 684,806 shares and sole dispositive power for 31,135,901 shares. Vanguard had shared dispositive power over 757,508 shares, and shared voting power over 89,564 shares. Vanguard’s business address is 100 Vanguard Blvd., Malvern, PA 19355.

7	BlackRock Information is based on a Schedule 13G/A filed with the SEC on Jan. 25, 2017, by BlackRock, Inc. (“BlackRock”). BlackRock reported beneficial ownership of 25,262,461 shares of common stock. BlackRock had sole power to vote 21,478,299 shares and sole dispositive power over 25,256,887 shares. Blackrock had shared dispositive power over 5,574 shares and shared voting power over 5,574 shares. BlackRock’s business address is 55 East 52nd Street, New York, NY 10055.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Exchange Act requires all our executive officers and directors and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us or filed with the SEC and on written representations from reporting persons, we believe that all such persons complied with all applicable filing requirements during fiscal 2017, except for a set of 37 transactions related to shares withheld for taxes monthly upon vesting of restricted stock that were inadvertently reported late on a Form 4 for Mr. Lutz.

MONSANTO COMPANY 2017 PROXY STATEMENT 37

The audit and finance committee operates under a charter adopted and amended from time to time by our company’s board of directors. The committee has numerous responsibilities including:

∎	oversight related to the audited and interim financial statements,

∎	oversight of financial compliance, risks and disclosure matters,

∎	appointment and oversight of the company’s independent registered public accounting firm,

∎	pre-approval and oversight of audit fees and services, and audit and non-audit fees and services provided by the company’s independent registered public accounting firm, and

∎	oversight of the company’s internal audit function.

Please see the committee’s charter for a description of requirements for its members and its responsibilities at www.monsanto.com/company/governance/audit-finance-committee-charter/.

AUDIT AND FINANCE COMMITTEE MEMBERSHIP REQUIREMENTS AND QUALIFICATIONS

One of the requirements contained in the committee charter is that all committee members meet the independence and experience requirements of the listing standards of the NYSE. Our board of directors believes that all members of the committee meet these requirements and are “independent,” as that term is used in relevant SEC rules. In addition, our board has determined that each of the members of the committee is financially literate and that Messrs. McMillan, Moeller and Stevens are “audit committee financial experts” for purposes of the rules of the SEC. Under the committee’s charter, no director may serve as a member of the committee if he or she serves on the audit committee of more than two other public companies unless our board of directors determines that such simultaneous service would not impair his or her ability to serve effectively on the committee.

FINANCIAL STATEMENTS

In reliance on the reviews and discussions referred to below, and exercising our business judgment, the committee has recommended to our board of directors (and our board has approved) that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, for filing with the SEC. In fulfilling our responsibilities, the committee, among other things, has reviewed and discussed the audited financial statements contained in the 2017 Form 10-K with the company’s management and Deloitte & Touche LLP.

Management, which is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting, has advised the audit and finance committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States. Further, Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, has opined to the shareowners that the audited financial statements conform with such accounting principles. In addition, the committee discussed with Deloitte & Touche LLP the matters required to be discussed under PCAOB standards, and Deloitte & Touche LLP’s independence from the company and its management, including the matters in the written disclosures and letter received by the committee, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the committee concerning independence.

Members of the committee rely, without independent verification, on the information and representations provided to them by management and on the representations made to them by Deloitte & Touche LLP. Accordingly, the oversight provided by the committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal control over financial reporting, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of the company’s financial statements by Deloitte & Touche LLP has been carried out in accordance with auditing standards generally accepted in the United States.

AUDIT AND FINANCE COMMITTEE

Chair: Jon R. Moeller

Members: Gregory H. Boyce, C. Steven McMillan, Robert J. Stevens

38 MONSANTO COMPANY 2017 PROXY STATEMENT

Report of the Audit and Finance Committee

Our audit and finance committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2018, and deems the appointment to be in the best interest of the company and its shareowners. The committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm.

We are asking our shareowners to ratify this appointment as a matter of policy.

The committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareowners do not ratify the appointment, the committee may investigate the reasons for shareowner rejection and may consider whether to retain Deloitte & Touche LLP or to appoint another independent registered public accounting firm.

Even if the appointment is ratified, the committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our shareowners or our company.

Deloitte & Touche LLP has served as our independent registered public accounting firm since 2000. A formal statement by representatives of Deloitte & Touche LLP is not planned for the annual meeting. However, Deloitte & Touche LLP representatives are expected to be present at the meeting and available to respond to appropriate questions.

SERVICES AND FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During and in connection with fiscal 2017, we engaged Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (which we collectively refer to as “Deloitte”) as our independent registered public accounting firm and to provide other professional services. The table below shows an estimate of the fees that we expect to be billed for audit services for fiscal 2017, as well as the fees expected to be billed by Deloitte with respect to audit-related, tax and all other services rendered during that period. In addition, the table shows the fees billed by Deloitte for audit, audit-related, tax and all other services during or in connection with fiscal 2016.

Description of Professional Service	Amount Billed ($)
	2017 Fiscal Year	2016 Fiscal Year

Audit Fees — professional services rendered for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, reviews of the consolidated financial statements included in Form 10-Qs, accounting consultation, consents related to other filings with the SEC, and statutory and regulatory audits required for foreign jurisdictions

	12.0 million	11.4 million

Audit-Related Fees — assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audits, due diligence services in connection with mergers and acquisitions, merger and acquisition advisory services, and attest or audit services that are not required

	5.1 million	1.1 million

Tax Fees[1] — professional services for U.S. and foreign tax compliance, such as preparation of tax returns and claims for refund and tax payment and assistance with tax audits and appeals; and tax consulting services including tax planning, such as assistance with transfer pricing matters, expatriate tax services, and tax advice, such as advice related to mergers and acquisitions and employee benefit plans and requests for rulings or technical advice from taxing authorities

	3.4 million	1.6 million

All Other Fees — merger integration planning advisory and support services	6.3 million	0.0 million

1	Tax Fees includes fees for tax compliance services in the amount of $1.4 million in fiscal 2017 and $0.6 million in fiscal 2016, and tax consulting services in the amount of $2.0 million in fiscal 2017 and $1.0 million in fiscal 2016.

Proxy Item No. 2: Ratification of Independent Registered Public Accounting Firm

MONSANTO COMPANY 2017 PROXY STATEMENT 39

Proxy Item No. 2: Ratification of Independent Registered Public Accounting Firm Services and Fees of the Independent Registered Public Accounting Firm

The committee reviews, considers and ultimately pre-approves, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accounting firm. The committee has a policy providing for the pre-approval of certain “audit services,” “audit-related services,” “tax services” and “all other services” to be provided by the independent registered public accounting firm and audit services to be provided by any other firm. Please see the above chart for a description of these types of services.

Each year in connection with the committee’s approval of the audit engagement plan for the following year, management submits to the committee a list of services expected to be provided during that period, as well as related estimated fees. As appropriate, and after obtaining an understanding of the services, the committee then pre-approves under its policy the services, and the related estimated fees, to be provided during the next audit engagement period or other period as is approved by the committee. If, following the annual pre-approval, it becomes necessary to engage our independent registered public accounting firm for additional services or fees not pre-approved with the annual proposal, or if we need to engage another firm to provide audit services, the committee must specifically pre-approve the additional services and related fees. The chair of the committee has the delegated authority to pre-approve any additional services and fees not contemplated by these annual pre-approvals and will communicate any such approvals to the full committee. In connection with any pre-approval, the committee will consider whether such services are consistent with applicable independence rules.

All of the “audit services,” “audit-related services,” “tax services” and “all other services” provided by Deloitte during or in connection with fiscal 2017 were pre-approved by the committee in accordance with its policy.

Our Board of Directors Recommends a Vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Our 2018 Fiscal Year

40 MONSANTO COMPANY 2017 PROXY STATEMENT

We are asking our shareowners to provide advisory approval of the compensation of our proxy officers, as we described in the “Executive Compensation” section of this proxy statement. While this vote is advisory, and not binding on our company, it will provide information to us regarding shareowner sentiment about our core principles and objectives. The people and compensation committee will then be able to consider this information when determining executive compensation in the future.

Shareowners should review the Compensation Discussion and Analysis beginning on page 43, executive compensation tables, and related narratives appearing in this proxy statement for more information regarding the compensation of our proxy officers. As described in those sections, our proxy officers’ compensation is designed and administered by our people and compensation committee to:

∎	align management’s interests with the interests of shareowners by tying compensation to performance that supports key financial and strategic business outcomes;

∎	attract and retain top talent, while limiting non-performance-based entitlements; and

∎	reinforce a culture of integrity to support sustainable business growth while appropriately managing compensation risk in the context of our business strategies.

The committee regularly reviews our officer compensation strategies, policies and programs in an effort to assure the program continues to meet these overall objectives. In fiscal 2017,

∎	89% of our CEO’s annual total direct compensation and on average 83% of our other proxy officers’ annual total direct compensation was tied to company annual and long-term performance;

∎	In recognition of our exceptional financial, business and organizational results while the merger with Bayer — requiring our executives and the organizations they lead to take on extensive additional responsibilities — was pending, awarded outstanding-level AIP cash payments; and

∎	We required achievement of challenging goals over three fiscal years for long-term performance-based awards.

Our board has adopted a policy of providing annual say-on-pay votes. At our last annual meeting, we asked shareowners to vote on the frequency of our say-on-pay votes. Consistent with our board’s policy, our shareowners voted to recommend annual say-on-pay votes.

Your vote is requested. We believe that the information we have provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareowners’ interests to support long-term value creation. Accordingly, the board recommends that shareowners approve the program by approving the following advisory resolution:

RESOLVED, that the shareowners of Monsanto Company approve, on an advisory basis, the compensation of the company’s proxy officers, as disclosed under Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion in this proxy statement.

Our Board of Directors Recommends a Vote FOR the Advisory (Non-Binding) Vote Approving Executive Compensation

Proxy Item No. 3: Advisory (Non-binding) Vote Approving Executive Compensation

MONSANTO COMPANY 2017 PROXY STATEMENT 41

The people and compensation committee of the board of directors is committed to an executive compensation program that attracts, motivates and retains exceptional talent to drive our business and strengthen long-term shareowner value. We do this by focusing on the following core principles:

∎   aligning management’s interests with the long-term interests of shareowners;

∎   providing compensation on the basis of performance that supports key financial and strategic business outcomes;

∎   reinforcing a culture of integrity to support sustainable business growth;

∎   assessing and appropriately managing compensation risk in the context of our business strategies; and

∎   limiting non-performance-based entitlements, such as perquisites.

We believe in a pay for performance approach to executive compensation and design our program so that a significant portion of our executives’ compensation is tied to company annual and long-term performance. Our compensation philosophy and overall program is applied to the company’s entire executive team, aligning all of our executives into one management team, keenly focused on company performance objectives and key strategic initiatives.

The Compensation Discussion and Analysis that follows covers our decisions regarding company executives’ compensation for fiscal 2017. We have reviewed the Compensation Discussion and Analysis and discussed it with management. Based on our review and discussion, we recommended to our board that the Compensation Discussion and Analysis be included in this proxy statement.

PEOPLE AND COMPENSATION COMMITTEE

Chair: C. Steven McMillan

Members: Dwight M. “Mitch” Barns, Gregory H. Boyce, Janice L. Fields

Report of the People and Compensation Committee

42 MONSANTO COMPANY 2017 PROXY STATEMENT

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) describes our overall executive compensation policies and practices, and focuses on fiscal 2017 compensation for the following individuals whom we refer to as our “proxy officers”:

Hugh Grant chairman and chief executive officer	Robert T. Fraley, Ph.D. executive vice president and chief technology officer

Pierre C. Courduroux senior vice president and chief financial officer	David F. Snively executive vice president, secretary and general counsel

Brett D. Begemann president and chief operating officer

Mr. Grant, Mr. Courduroux, Mr. Begemann, Dr. Fraley, Mr. Snively and six other officers made up our executive team during fiscal 2017. Our executive team is responsible for developing and implementing our strategic plans and initiatives and overseeing our day-to-day operations. Our executive team currently consists of ten members. We refer to the members of our executive team as our “executives.”

Compensation Discussion & Analysis		Executive Compensation Tables
Executive Summary	44	Summary Compensation Table	66
Overview of Our Executive Compensation Program	48	Grants of Plan-Based Awards Table	68
Setting Executive Compensation	51	Outstanding Equity Awards at Fiscal Year-End Table	69
Our 2017 Executive Compensation Program	53	Option Exercises and Stock Vested Table	71
Additional Information about Our Compensation Practices	61	Pension Benefits	71
		Non-Qualified Deferred Compensation	74
Summary of Fiscal 2017 Proxy Officer Performance and Compensation	63	Potential Payments Upon Termination or Change of Control	76
Caution Regarding Forward-Looking Statements	65	Equity Compensation Plan Table	80

MONSANTO COMPANY 2017 PROXY STATEMENT 43

Executive Compensation

Executive Summary

Monsanto Performance Overview

Excellent adoption of our industry-leading technology and our global product portfolio enabled us to deliver exceptional growth in fiscal 2017. Led by our experienced executive team, our business is in a strong position to continue positive momentum through fiscal 2018.

Merger with Bayer

On September 14, 2016, we announced a merger agreement with Bayer Aktiengesellschaft pursuant to which Bayer will acquire Monsanto for $128 per share in cash, subject to certain closing conditions. We believe that the transaction will enable our combined companies to create a global agriculture leader based on a shared vision of integrated agricultural offerings, enhanced solutions for growers and accelerated innovation for the next generation of farming. For our shareowners, the deal price of $128 per share in cash represents a 42% premium to our closing share price on May 11, 2016, the last trading day prior to the release of press reports regarding a potential offer by Bayer to acquire Monsanto.

Our proxy officers and other executives have demonstrated extraordinary leadership throughout the process of negotiating the merger agreement, obtaining shareowner approval, planning for integration, and seeking regulatory approval, which have required substantial additional time and effort of such executives while they have continued to perform their ordinary course responsibilities, all while delivering excellent fiscal 2017 financial results. The people and compensation committee has determined that as a result of the importance of sustained high levels of organizational, regulatory and financial performance, it will increase the frequency of its review and evaluation of leadership performance during this unique and critical time. We continue to work hard to prepare for a transformative transaction and to achieve a successful closing.

2017 Financial Results

Record sales and gross profit in our Seeds and Genomics segment were fueled by the outstanding penetration of our latest soybean and cotton technologies and continued adoption of our newest corn hybrids around the globe. These drivers are expected to position us for continued positive momentum through fiscal 2018.

Despite a challenging agricultural environment, our focus on delivering our operational plan and managing our strategic portfolio led to our improved performance measured against the four key performance metrics central to our executive compensation program—adjusted EPS, FCF, net sales and adjusted ROC. We define EPS, FCF and ROC and describe possible adjustments to each metric in the notes to the following summary of our fiscal 2017 results. See Appendix A for a reconciliation of our adjusted EPS, FCF, and adjusted ROC to results reported in accordance with generally accepted accounting principles.

Key Performance Metrics
Adjusted EPS	FCF	Net Sales	Adjusted ROC
For years ended Aug 31	For years ended Aug 31	For years ended Aug 31	For years ended Aug 31

We use the term “EPS” to refer to earnings per share; “adjusted EPS” excludes certain after-tax items that we do not consider part of ongoing operations, as determined by our people and compensation committee.

We use the term “FCF” to refer to the sum of net cash provided by operating activities and net cash provided or required by investing activities, as reported in our Statement of Consolidated Operations. Until the second quarter of fiscal 2017, this metric was consistent with free cash flow presented in our quarterly earnings materials. The calculation of free cash flow for purposes of our quarterly earnings materials was modified in the second quarter of fiscal 2017, well after our people and compensation committee approved the FCF performance goals for fiscal 2017 awards under our incentive plans. Accordingly, the FCF results considered by our people and compensation committee for purposes of fiscal 2017 or prior year performance are different from the free cash flow presentation in our quarterly earnings materials.

We use the term “ROC” to refer to return on capital, which is expressed as a percentage that represents the result of dividing operating profit after-tax by average capital; “adjusted ROC” excludes certain items from the calculation of operating profit after-tax.

Compensation Discussion and Analysis

44 MONSANTO COMPANY 2017 PROXY STATEMENT

Compensation Discussion and Analysis Executive Summary

	Commercial Operations	We also continued to invest in seed

We achieved record sales and gross profit in our Seeds and Genomics segment in fiscal 2017. Our Intacta RR2 PRO™ soybeans were on more than 50 million acres in South America and our Roundup Ready 2 Xtend® soybeans surpassed 20 million acres in the U.S. Our global corn business benefitted from a pricing lift and a better-than-expected strategic licensing agreement. Our cotton business also achieved significant growth, with Bollgard II® XtendFlex® reaching more than six million acres in fiscal year 2017, while cotton acres increased in the U.S. and Australia. Our digital agricultural solutions business reached more than 35 million paid acres and 120 million total acres. Within our Ag Productivity segment, our gross profit declined by approximately $50 million year-over-year, primarily due to lower average net selling price of Roundup® branded and other glyphosate-based herbicides.

Long-Range Plan

Our R&D pipeline supports our long-term focus on a systems approach to solving agronomic challenges and continues as the deepest and broadest R&D pipeline in the industry. Fiscal 2017 marked our fourth consecutive year of advancing more than 20 projects across our research and development platforms. We continued to make progress in partnerships and collaborations supporting our in-seed research, including several new genome editing license agreements.

applied solutions, that have been playing an increasingly important role in our integrated systems approach across an expected six to eight million acres in the U.S.

Organizational Effectiveness

We recognized the potential distractions from our challenging business environment and pending combination with Bayer, and focused considerable attention on retaining, developing and motivating a talented and diverse workforce, while helping them to prepare for the future. Our positive fiscal 2017 financial results were enabled by the focus and discipline with which our employees pursued our operational plan and key business milestones.

Sustainability

The nature of our business provides us with a unique opportunity to contribute globally to sustainable food, fiber and fuel production. Our current agronomic system and pipeline projects are designed to improve the efficient use of resources by crops and farmers. We are committed to achieving an operational carbon neutral footprint by 2021. We also engage in broad-ranging collaborations, research funding and outreach focused on carbon neutrality, water conservation and soil health, among other initiatives.

Performance in Fiscal 2017 Driven By: ∎ Excellent adoption of our technology ∎ Global product portfolio ∎ Industry-leading innovation

Our Products Reach 400 Million Acres

Our 2017 Say-on-Pay Vote and Ongoing Shareowner Outreach Program

Our Company’s 2017 Vote on Executive Compensation. Our people and compensation committee values input from our shareowners on our executive compensation program, core principles and objectives when determining executive compensation. The committee considers the results of our most recent Say-on-Pay vote and feedback received from our largest shareowners in conjunction with the vote. At our January 2017 annual meeting, a significant majority of our shareowners, more than 95% of votes cast, supported the fiscal 2016 compensation program for our proxy officers. In addition, as in previous years, our largest shareowners did not express concerns about our executive compensation program. The committee interpreted these results as demonstrating strong support for our executive compensation program, including changes made in previous years in response to shareowner feedback.

Our Shareowner Engagement Program. We reach out to our major shareowners annually about various corporate governance topics and our executive compensation program, and provide summaries of these discussions to our board. We also regularly review information from our largest shareowners on compensation and governance practices and trends, in addition to voting policies and other updates, and summarize the information for our board of directors and committees.

In connection with our 2017 annual meeting and our 2016 special meeting, and at various times during the past year, we requested feedback from and dialogue with a significant portion of our top shareowners. The feedback we received has been supportive, and the conversations provided us an opportunity to further discuss our board structure, board members’ qualifications, risk oversight, lobbying, sustainable business practices and other governance and compensation matters.

We value the insights gained from these discussions and find them helpful, as our people and compensation committee considers and adopts compensation policies affecting our employees, including our proxy officers, and our nominating and corporate governance committee and full board of directors consider other governance practices and policies. We also have used these insights to strengthen our disclosures and address areas of focus for our shareowners. We will continue to seek opportunities for dialogue with our investors on executive compensation and, more broadly, corporate governance matters.

MONSANTO COMPANY 2017 PROXY STATEMENT 45

Compensation Discussion and Analysis Executive Summary

Executive Compensation Highlights

EXECUTIVE COMPENSATION PROGRAM DESIGN

Our executive compensation program consists of these three primary components:

Base Pay	+	Cash awards under our broad-based Annual Incentive Plan	+	Long-term incentives delivered through Financial Goal RSUs and time-based RSUs

We use the term “total direct compensation” to refer to an executive’s annual base pay, plus the dollar amount of his target cash award under our Annual Incentive Plan (“AIP”) and the dollar amount of his target long-term incentive (“LTI”) opportunity.

KEY COMPENSATION ACTIONS FOR FISCAL 2017

For fiscal 2017, our people and compensation committee again tied a significant portion of our executives’ compensation to company annual and long-term performance.

∎	One or more components of each proxy officer’s total direct compensation was increased to reflect competitive market positioning, evolving role and increases in base pay across our broad-based population.

∎	The company’s fiscal 2017 budget and strategic objectives were considered when establishing our AIP and financial goal-based RSU (“Financial Goal RSU”) performance measures and goals.

∎	In recognition of our exceptional financial, business and organizational results while the merger with Bayer — requiring our executives and the organizations they lead to take on extensive additional responsibilities — was pending, awarded outstanding-level AIP cash payments.
∎	The LTI component of compensation was delivered in two forms of equity grants:

–	three-year Financial Goal RSUs (50%) to link an element of pay to achievement of three-year goals established for key financial performance measures to motivate sustainable performance; and

–	three-year time-based RSUs (50%)

∎	The percentage of each proxy officer’s LTI opportunity delivered in the form of Financial Goal RSUs was increased to 50% (from 40%) to enhance the link between sustained financial performance and pay.

∎	None (0%) of Financial Goal RSUs awarded as part of proxy officers’ fiscal 2015 compensation vested based on performance over the fiscal 2015-fiscal 2017 performance period.

We believe that the design of our program provides a direct link to shareowner value by focusing our executives on achieving key financial and strategic business objectives and rewarding them when those objectives are achieved.

46 MONSANTO COMPANY 2017 PROXY STATEMENT

Compensation Discussion and Analysis Executive Summary

OUR COMPENSATION PRACTICES

We believe that our executive compensation program supports our business strategies and human resource objectives, reflects leading governance practices and is premised on sound pay for performance design principles. Here are highlights of our fiscal 2017 compensation practices:

What We Do
✓	Pay for Performance A significant portion of our proxy officers’ compensation is tied to performance with clearly articulated financial goals.	✓	Annual Compensation Risk Assessment We regularly analyze risks related to our compensation program and conduct a broad risk assessment annually.

✓	Goals Reflect Budget and Long-Range Plan We provide reasonable earning opportunities to motivate and retain our employees.	✓	LTI Double Trigger Vesting LTI awards provide for double-trigger vesting if assumed and converted into acquiror equity-based awards in connection with a change of control.

✓	Competitive Compensation Proxy officers’ annual total direct compensation is targeted to the comparable positions in our comparator group, considering the executive’s experience, leadership and other factors. Our CEO’s compensation is targeted to the 75th percentile of the comparator group given his strong leadership contributions and significant experience; other proxy officers’ compensation is targeted to 90%-110% of the median.	✓	Clawbacks We can recover performance-based cash and equity incentive compensation paid to executives in various circumstances.
✓

Stock Ownership Requirements We maintain rigorous stock ownership requirements for our directors, executives and other members of senior management. Our CEO’s requirement is six times annual base pay; our other proxy officers’ requirement is three times annual base pay.

✓	Equity Grants Reward Future Performance Annual Financial Goal RSUs are granted as incentive to motivate and reward for sustained future performance rather than past behavior, and time-based RSUs support the retention objective during the period of uncertainty following the announcement of the merger agreement with Bayer and the closing of the transaction.	✓	Independent Compensation Consultant Our people and compensation committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) for advice on executive compensation matters.

✓	Tally Sheets Tally sheets and wealth accumulation analyses for each proxy officer are reviewed annually, before making compensation decisions.

What We Don’t Do

×	No Excessive Risk-Taking in Our Compensation Programs The AIP and Financial Goal RSUs use multiple performance measures, capped payouts and other features intended to minimize the incentive to take overly risky actions.	×	No Backdating or Repricing of Stock Options Stock options are never backdated or issued with below-market exercise prices. Re-pricing of stock options without shareowner approval is expressly prohibited.

×	No Hedging or Pledging Directors, executives and their immediate family members are prohibited from hedging, pledging or engaging in any derivatives trading with respect to company stock.	×	No Tax Gross-ups There are no tax “gross-ups” for perquisites or excise tax gross-ups in the event of a change of control related termination.

MONSANTO COMPANY 2017 PROXY STATEMENT 47

Compensation Discussion and Analysis Overview of Our Executive Compensation Program

Overview of Our Executive Compensation Program

We devote substantial time throughout the year to executive compensation matters to ensure that our program aligns with our core principles and company performance.

Our people and compensation committee’s disciplined approach to designing our executive compensation program includes regular reviews, communications and discussions with its independent compensation consultant, detailed consideration of our company’s annual and long-range plans, and careful attention to market data and practices. Our approach enables us to structure a program that supports our business strategies and human resources objectives, and is aligned with the interests of our shareowners.

When setting compensation, the committee focuses on how to effectively drive performance through incentives tied to key financial and strategic business objectives, the right pay mix, and the appropriate balance among the key elements of our compensation program.

Pay For Performance

We believe our practice of tying compensation to achievement of both annual and long-term financial and business goals drives strong performance, and results in increased shareowner value. That is why we structure our compensation programs with a focus on variable pay, creating both long and short-term incentives for our executives. We seek to provide competitive pay opportunities in line with job scope, required skills, market expectations and performance. To do this, we:

∎	use a mix of fixed and variable pay components with different time horizons and payouts (cash and equity-based awards) to reward annual and sustained performance over the longer term;

∎	promote balanced performance and discourage improper risk taking by avoiding reliance on any one metric or short-term performance goal;

∎	motivate our executives to meet both short-term financial and individual goals and deliver on our long-term business goals – the best way we know to build shareowner value;

∎	require executives and directors to have significant stock ownership — ensuring that their interests are aligned with shareowners; and

∎	reward for future sustained performance rather than past performance.

Financial Performance Measures

We use four key financial performance measures to produce results.

Financial Performance Metrics

48 MONSANTO COMPANY 2017 PROXY STATEMENT

Performance Measure & Rationale EPS Earnings Per Share sets the growth expectation for our shareowners; we use EPS as the key accounting measure and evaluation of how our company is performing Free Cash Flow We believe Free Cash Flow measures the true value of our business. Our ability to translate earnings to cash indicates the health of our business and allows our company to invest for the future as well as return value to shareowners ROC Return on Capital is another key measure of our ability to return value to our shareowners by ensuring capital investments, acquisitions and other uses of our capital are focused on profitable growth Net Sales Net Sales measures the growth of the business, both organically and through acquisition, and provides an indication of future success AIP EPS 50% FCF 40% Net Sales 10% EPS 1/3 FCF 1/3 ROC 1/3 Financial Goal RSUs

Compensation Discussion and Analysis Overview of Our Executive Compensation Program

Generate sustainable growth. We believe these performance measures — incorporated into our annual budget and long-term planning — represent the measures that can be used by our shareowners to assess our company’s value. Using these metrics consistently, together with overlapping performance periods for our Financial Goal RSUs, enables us to evaluate our proxy officers’ performance in generating sustainable growth.

Balance short and long-term objectives. We also believe that the overlap of EPS and FCF performance measures between the AIP and Financial Goal RSUs focuses our proxy officers on these measures. It highlights the importance of leading the organization to achieve both short-term and long-term financial and strategic goals. It also reduces the risk that actions would be taken to sacrifice long-term growth to meet annual targets or vice versa.

Flexibility to support long-term growth. The standards for determining our performance against goals established for these measures are derived from our financial statements, which follow generally accepted accounting principles. The terms of our AIP and Financial Goal RSUs provide our people and compensation committee the ability to adjust results to exclude items, either positive or negative, that it considers extraordinary when determining performance against pre-established financial goals. We believe that retaining the ability to make adjustments encourages management’s willingness to take actions that may limit short-term company performance, yet support long-term growth. In evaluating our performance against EPS goals, the exclusions we consider generally are the same or similar to the after-tax items excluded for ongoing EPS. When evaluating our performance against goals for our fiscal 2017 AIP and fiscal 2015-fiscal 2017 Financial Goal RSU awards, the committee made adjustments to EPS and ROC results as discussed on pages 55 and 59.

Pay For Performance Compensation Mix

For fiscal 2017, 89% of our CEO’s total direct compensation and 83% of our other proxy officers’ average annual total direct compensation is at risk. Actual amounts realized depend upon our annual and longer-term financial performance and our stock price. We provide more than half of our proxy officers’ total direct compensation through LTI opportunity — in recognition of their accountability for delivering results and to align their realized compensation with longer-term company operational performance and shareowner interests.

We believe this approach motivates our proxy officers to consider the impact of their decisions on achieving and sustaining key financial results expected to lead to increased shareowner value.

Historically, our proxy officers’ LTI opportunities were delivered in the form of Financial Goal RSUs and stock options. For fiscal 2017, the time-based award portions of our proxy officers’ LTI opportunities were delivered in the form of three year time-based RSUs instead of stock options. The merger agreement with Bayer prohibits the grant of new stock options while the merger is pending, and the committee supports this approach. The committee believes that during this period, stock options are not an appropriate delivery of LTI opportunities because of the limited potential for stock price movement and under the terms of the merger agreement, all outstanding stock options would be settled upon the closing of the merger.

The mix of fiscal 2017 total direct compensation for our proxy officers is illustrated in the charts below. At-risk annual total direct compensation includes the target AIP award and LTI opportunity (delivered in the form of Financial Goal RSUs and time-based RSUs).

CEO	Other Proxy Officers (Average)

MONSANTO COMPANY 2017 PROXY STATEMENT 49

Compensation Discussion and Analysis Overview of Our Executive Compensation Program

Summary of Fiscal 2017 Compensation

These are the components of fiscal 2017 proxy officer compensation included in the Summary Compensation Table, and benefits under broad-based benefit plans in which proxy officers participate.

Component	Key Features	Objectives

TOTAL DIRECT COMPENSATION
Base Pay	∎ Fixed annual cash amount, paid at regular payroll intervals	∎ Provide a regular source of income at reasonable, competitive levels
Annual Incentive Plan (“AIP”)

∎ Performance-based cash compensation opportunity: committee determines payout based on company performance against annual goals for EPS, FCF and net sales performance measures and individual proxy officer contributions

∎ Proxy officers participate in the same AIP with our other executives and most of our other employees

∎ Awards for certain proxy officers are subject to specified limits and contingent on the company satisfying the performance goal set by the committee under our 162(m) Plan

∎ Focus proxy officers and organizations they lead on achieving key financial results ∎ Reward for financial and operational performance that drives shareowner value
Long-Term Incentive (“LTI”)

∎ Equity-based compensation: amount realized, if any, dependent on company achieving long-range financial goals and sustained or increased stock price

∎ LTI opportunity delivered through:

–  Financial Goal RSUs (50%):

• Shares eligible for vesting based on achievement of company performance against three-year cumulative EPS and FCF and three-year average ROC goals

• Vest shortly after the end of three-year performance period

• Double-trigger vesting if assumed in connection with a change of control

• Award settled in shares of company stock

• Dividends accrued and paid only with respect to earned and vested awards

• Special provisions if the merger with Bayer closes prior to the completion of the performance period, as described on page 57

–  Time-based RSUs (50%):

• Grant price equal to the fair market value of a share of company stock on the grant date

• Vesting over a three-year service period

• Realized value determined by stock price on vesting date

• Double-trigger vesting if assumed in connection with a change of control

• No dividend equivalents paid

• Special provisions if the merger with Bayer closes prior to the completion of the vesting period, as described on page 57

∎ Target number of Financial Goal RSUs awarded and size of time-based RSU grant represent a forward-looking incentive opportunity; not a reward for past performance

∎ Financial Goal RSUs motivate officers to achieve three-year financial goals that are expected to lead to increased shareowner value; annual grants with overlapping performance periods reward sustained performance of key financial measures

∎ Time-based RSUs reward for stock price appreciation; provide a direct link to increases in shareowner value and provide retentive value

OTHER COMPENSATION
Benefits

∎ Standard range of medical, dental, life insurance, disability and retirement plans available to other employees

∎ Cost of health and welfare benefits partially borne by employee, including each proxy officer

∎ Provide our workforce with a market-competitive level of financial support in the event of injury, illness and retirement
Perquisites

∎ Limited perquisites and personal benefits described in Other Compensation beginning on page 61

∎ No tax gross-ups on perquisites

∎ Perquisite values not included when determining any AIP opportunity, retirement or severance benefit or any other benefit payment

∎ Varies to address significant expectations and challenges for our executives

50 MONSANTO COMPANY 2017 PROXY STATEMENT

Compensation Discussion and Analysis Setting Executive Compensation

Setting Executive Compensation

We consider a broad range of factors and tools when structuring our executive compensation program and making individual proxy officer pay decisions.

Committee Process

Here is a summary of responsibilities and data sources used by our people and compensation committee to determine our executive compensation program.

Committee and Consultants Responsibilities

MONSANTO COMPANY 2017 PROXY STATEMENT 51

People & Compensation Committee (comprised of four independent directors) Determines program principles and philosophies Approves AIP design, performance measures and goals Determines the structure for delivering LTI opportunities, terms and conditions of equity grants and Financial Goal RSU performance measures and goals Determines all compensation for all of our executives, including our ceo and other proxy officers reviews other compensation for executives such as perquisites and benefits under broad-based benefit programs approves all other arrangements, policies and practices related to our executive compensation program such as change of control agreements, stock ownership requirements and clawback policy assesses and balances risk in the context of our compensation program FW Cook (independent Committee consultant) Performs work at the direction and under the supervision of our people and compensation committee Provides advice, research and analytical services on subjects such as trends in executive compensation, officer compensation program design, officer compensation levels, and non-employee director compensation Reviews and reports on all committee materials, participates in all committee meetings and communicates with the committee chair between meetings Provides no services to our company other than those provided directly to or on behalf of the committee; the committee has reviewed the independence of FW Cook and has determined that the firm has no conflict of interest Management Internal committee of executives appointed by our CEO Provides input to our people and compensation committee, through our CEO and Executive Vice President and Chief Human Resources Officer (EVP-CHRO), on the strategy, design and funding of our broad-based AIP, in which our proxy officers also participate Makes plan design decisions for broad-based benefit programs in which our proxy officers participate, to the extent the annual cost-impact does not exceed $10,000,000 Determines no compensation for any proxy officer or other executive CEO and EVP-CHRO Recommend base pay, target AIP opportunities and actual AIP awards to proxy officers (CEO does not recommend own compensation) Provide information on performance goals for people and compensation committee consideration in structuring the AIP and Financial Goal RSU programs Recommend retention of specific, critical talent and various retention arrangements for people and compensation committee consideration CEO provides the people and compensation committee a performance assessment of each proxy officer and a self-assessment Willis Towers Watson (consultant retained by EVP-CHRO and his staff) Works with our EVP-CHRO and his staff to provide various calculations, comparator group data and general market data used by our people and compensation committee in its decision-making processes At the request of the committee, periodically provides input through our EVP-CHRO and his staff, regarding a specific practice, program or arrangement under committee consideration Provides consulting, actuarial and other compensation and employee benefits-related services to our company; the people and compensation committee has reviewed Willis Towers Watson’s work and determined that it raises no conflicts of interest

Compensation Discussion and Analysis Setting Executive Compensation

Competitive Analyses

To make sure we understand the compensation levels, practices and trends in the market in which we compete for talent, we compare our proxy officers’ compensation to executive compensation at a group of similarly-sized companies we call our “comparator group.” The companies in our comparator group have one or more of the following characteristics, which we consider essential to our success:

∎	science-based, research-focused, organization from the biotechnology, pharmaceutical or related industry;

∎	specialty or diversified chemical company having a line of business requiring ongoing introduction of new products; or

∎	brand-focused general industry leader.

We review the composition of our comparator group annually. For fiscal 2017, our comparator group consisted of the same companies as the companies in our fiscal 2016 comparator group.

For information on levels at which the committee targets each element of a proxy officer’s annual total direct compensation, see Our 2017 Executive Compensation Program below.

Comparator Peer Group

We review compensation data for our comparator group to compare our revenue size and performance to the comparator group using key publicly available financial metrics. As of October 2016 when our people and compensation committee determined each of our proxy officer’s calendar 2017 base pay, fiscal 2017 target AIP opportunity and fiscal 2017 LTI opportunity, our revenue and market capitalization were between the 25th percentile and the median of the comparator group.

Monsanto Peer Group Rankings

Determining Equity Grants

When determining the total LTI opportunities and equity grants to our proxy officers and other employees, the committee considers the:

∎	projected impact on our earnings for the anticipated fiscal year grants;

∎	proportion of our total shares outstanding used for annual employee long-term compensation programs (our “run rate”) in relation to the median proportions of other companies in our comparator group; and

∎	potential voting power dilution to our shareowners (our “overhang”) in relation to the median practice of companies in our comparator group.

Comparator

Peer Group

The companies listed below constituted our comparator group for fiscal 2017 proxy officer compensation.

∎	3M Company

∎	Allergan, plc

∎	Amgen Inc.

∎	Baxter International Inc.

∎	Becton, Dickinson and Company

∎	Biogen Inc.

∎	Bristol-Myers Squibb Company

∎	Colgate-Palmolive Company

∎	The Dow Chemical Company*

∎	E.I. du Pont de Nemours and Company*

∎	Ecolab Inc.

∎	Eli Lilly and Company

∎	General Mills, Inc.

∎	Gilead Sciences, Inc.

∎	Kellogg Company

∎	Medtronic, plc

∎	The Mosaic Company

∎	Potash Corporation of Saskatchewan Inc.

∎	St. Jude Medical, Inc.

*	merged into DowDuPont Inc. effective Aug. 31, 2017

52 MONSANTO COMPANY 2017 PROXY STATEMENT

Compensation Discussion and Analysis Our 2017 Executive Compensation Program

Our run rate and overhang levels for equity grants are significantly below the median levels of our comparator group.

We make equity grants to our proxy officers under our shareowner-approved Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012, and further amended on January 27, 2017) (“2005 LTIP”). Each year, the committee approves the grants at its regularly-scheduled October meeting. The grant date is always the date the committee approves the grant. The grant price is the “fair market value” of a share of our common stock on the grant date, which we define as the closing price on the New York Stock Exchange on the grant date.

The committee, with input from its independent consultant, regularly reviews our equity grant practices to assure incorporation of what it believes constitute key best practice guidelines.

Use of Tally Sheets and Wealth Accumulation Analyses

Our people and compensation committee reviews tally sheets and wealth accumulation analyses for each proxy officer annually, before making total direct compensation decisions. The information includes the value of vested and unvested equity grants under various scenarios including: voluntary termination, involuntary termination with and without cause, retirement, death, disability and following a change of control. This enables us to evaluate whether:

∎	the program or accumulation of wealth reflects company operating performance and a correlation to changes in shareowner value;

∎	the individual proxy officer’s total compensation and accumulated wealth reflect his contribution to the company; and

∎	the overall program and its individual elements are working, or whether adjustments to the program or an individual proxy officer’s compensation would be appropriate.

We believe the tally sheets and wealth accumulation analyses help the committee understand the realized and potential value of compensation payable to our proxy officers and ensure that pay aligns with company performance.

Our 2017 Executive Compensation Program

We view compensation as an important tool to motivate our leaders to accomplish our business strategies and financial objectives, without taking overly risky actions. What we pay each of our proxy officers reflects our core principles, and is based on our pay for performance and competitive pay practices.

Our executive compensation program consists of the following three primary components:

Base Pay	+	Cash awards under our broad-based Annual Incentive Plan	+	Long-term incentives delivered through Financial Goal RSUs and time-based RSUs

Our people and compensation committee targets each element of a proxy officer’s annual total direct compensation to compensation for comparable positions in our comparator group. For our CEO, the committee targets the 75th percentile of our comparator group to reflect his strong leadership contributions, unique knowledge of our industry, significant experience and creation of significant shareowner value over his 14 year tenure as our CEO. The committee targets 90%-110% of the median for comparable positions for our other proxy officers. For fiscal 2017, the amount of one or more components of each proxy officer’s pay was adjusted to achieve or maintain alignment with our comparator group.

The differences in compensation levels among our proxy officers are primarily due to the differences in the median range of compensation for similar positions in our comparator group data and the committee’s assessment of each position’s internal value.

MONSANTO COMPANY 2017 PROXY STATEMENT 53

Compensation Discussion and Analysis Our 2017 Executive Compensation Program

Base Pay

We generally implement any base pay increases on a calendar year basis, with occasional mid-year increases to reflect a promotion or additional experience or responsibilities. Each of the proxy officers received a 3% increase in base pay, effective January 2017, in order to align their base pay with the base pay for comparable positions in our comparator group, and as permitted by the merger agreement with Bayer.

The table below includes each proxy officer’s base pay as of August 31, 2017 in comparison to his base pay as of August 31, 2016. This information is different from the base pay information provided in the Summary Compensation Table, which presents base pay received on a fiscal year basis, including increases effective in January 2017.

Fiscal Year-End Base Pay

	Base Pay ($)		% Increase
Name	August 31, 2016	August 31, 2017
Hugh Grant	1,663,110	1,713,003	3
Pierre C. Courduroux	624,240	642,967	3
Brett D. Begemann	1,000,000	1,030,000	3
Robert T. Fraley	677,646	697,976	3
David F. Snively	624,240	642,967	3

Annual Incentive Plan (AIP)

We regularly evaluate the design of the AIP component of compensation to assure that the overall structure and cash awards continue to meet our core principles and objectives.

∎  Our proxy officers participate in the same AIP in which most of our other employees participate.

∎  Proxy officers and other participants are paid cash awards for company achievement of fiscal year performance against the financial goals set each year and the participant’s individual performance.

OUR FISCAL 2017 AIP

Performance Goals

Our people and compensation committee established threshold, target and outstanding-level performance goals for the AIP fiscal 2017 performance period for the plan’s financial metrics: EPS (weighted 50%), FCF (weighted 40%) and net sales (weighted 10%). See Appendix A for a reconciliation of these metrics to results reported in accordance with generally accepted accounting principles.

∎	When establishing fiscal 2017 performance goals, the committee engaged in extensive and thoughtful discussions over the course of several meetings, recognizing its responsibilities to shareowners and the need to retain and motivate our global workforce and executives to execute on key financial and strategic objectives.

∎	It was important to the committee that it establish goals to appropriately recognize that industry challenges and the global economy would continue to impact business results in fiscal 2017, and the need to retain and motivate executives and the entire workforce to execute on key financial and strategic objectives without promoting risky behaviors.

∎	The committee also considered our fiscal 2017 budget and excluded from the measurement of the EPS goals the projected impact of items related to the pendency or consequences of the merger with Bayer in order for participants to better focus on Monsanto’s core business results.

∎	Throughout the process, the committee remained focused on its pay-for-performance philosophy and setting appropriately challenging goals that would not promote the pursuit of excessively risky business strategies.

At its October and November 2016 meetings, the committee approved the fiscal 2017 goals set out below based on the following objectives:

∎	Performance corresponding to our fiscal 2017 budget would result in 80% of target-level funding (compared to 100% target-level funding in years prior to fiscal 2016) to acknowledge fiscal 2017 projected growth challenges and plan affordability.

∎	Target-level (100% award) funding would require double-digit growth in EPS over fiscal 2016 actual results, consistent with our pay-for-performance philosophy.

∎	Outstanding-level (200%) funding would require a higher level of sales and EPS growth over fiscal 2016 actual results.

54 MONSANTO COMPANY 2017 PROXY STATEMENT

Compensation Discussion and Analysis Our 2017 Executive Compensation Program

The committee also set $1,563 million as the minimum corporate adjusted net income performance goal under our 162(m) Plan for the fiscal 2017 performance period (the “162(m) Plan Goal”). The plan defines “minimum corporate adjusted net income” as net income determined in accordance with U.S. generally accepted accounting principles calculated without regard to any change in accounting standards (“GAAP”), adjusted to exclude extraordinary items under GAAP.

Award Pool

∎	The target AIP award pool is the sum of all AIP participants’ target fiscal 2017 award opportunities. Target awards are communicated as a percentage of base pay. The table on the next page includes our proxy officers’ fiscal 2017 target award opportunities.

∎	To establish the dollar amount of the award pool, the committee first determines the funding factor by evaluating our fiscal year performance against each of the adjusted EPS, FCF and net sales goals, considering each goal’s respective weighting and other plan provisions.

–	Award pool funds at no less than 20% of target-level funding if a dividend is paid all four financial quarters; however, funding may not exceed 20% of the target level if the threshold adjusted EPS performance goal is not met.

–	Award pool funding factor capped at 200% of target-level funding; the committee reserves the ability to exceed this amount for exceptional performance.

The committee then multiplies the funding factor by the dollar amount of the target AIP award pool for the fiscal 2017 performance period.

Funding

In October 2017, the committee determined the size of the fiscal 2017 AIP award pool after evaluating our fiscal 2017 performance and considering the terms of the AIP.

∎	Our fiscal 2017 performance results relative to the AIP performance goals are as follows:

AIP Performance Measure	Threshold Level Goals (35% Funding)	Target Level Goals (100% Funding)	Outstanding Level Goals (200% Funding)	Actual Results	Actual Results as a Percentage of the Target Performance Goal

Adjusted EPS ($)	3.89	4.64	4.79	5.19	112%

FCF ($ millions)	1,251	1,673	1,759	2,119	127%

Net Sales ($ millions)	12,717	14,630	15,024	14,640	100%

∎	We outperformed the outstanding-level goal set for adjusted EPS by a significant amount.

–	For purposes of evaluating adjusted EPS, the committee excluded the following items as extraordinary, which resulted in a $0.10 net increase over EPS results reported to our shareowners: restructuring charges; earnings from a divested business; expenses from settlement of legacy environmental liabilities and other litigation matters; recognition under U.S. GAAP accounting rules of a deferred tax asset in Argentina; and amount of merger-related expenses above the total amount estimated in October 2016 and incorporated into the approved adjusted EPS goals.

∎	We outperformed the outstanding-level goal set for FCF (no items excluded as extraordinary).

∎	We achieved 100% of the target-level goal set for net sales (no items excluded as extraordinary).

∎	The committee recognized the combination of our exceptional financial, business and organizational results during fiscal 2017 described earlier in this section while the merger with Bayer — requiring our executives and the organizations they lead to take on extensive additional responsibilities — was pending.

∎	The committee considered the following terms of the AIP:

–	one or more goals may be funded above the outstanding-level (200% of target) if the committee determines that company performance warrants such funding.

–	the overall award pool funding is to be capped at 200% of target-level funding, unless the committee exercises its discretion to fund above 200%.

After careful deliberation, the committee determined to fund the AIP award pool at 200% of target level funding, or $328 million.

MONSANTO COMPANY 2017 PROXY STATEMENT 55

Compensation Discussion and Analysis Our 2017 Executive Compensation Program

Proxy Officer Awards

Before considering our proxy officers’ fiscal 2017 AIP awards, the committee evaluated that our adjusted net income for the fiscal 2017 performance period was $2,440 million and determined that we achieved the 162(m) Plan Goal of $1,563 million. Therefore, under the terms of our 162(m) Plan, our proxy officers were eligible for a fiscal 2017 AIP award.

The committee determined the amount of each proxy officer’s cash award under the AIP using this formula:

Target AIP Opportunity	x	Award Pool Funding Factor	¾	Individual Performance	=	Cash Award

Our CEO discussed each other proxy officer’s fiscal 2017 performance with the committee, focusing on the individual’s performance against key business priorities and performance of the business unit he leads as described on pages 63 and 64, and recommended the amount of his AIP award for committee consideration.

In a private session the committee evaluated our CEO’s fiscal 2017 performance, focusing on his accomplishments described on page 63, and determined the amount of his AIP award.

Summary of Proxy Officer 2017 AIP Target Opportunities and Cash Payouts

	At Target Performance (100% Funding)
Name	% of Base Pay	Dollar Amount ($)	Actual Cash Award Amount ($)	Funding Factor % of Target

Hugh Grant	175	2,997,756	5,995,512	200

Pierre C. Courduroux	80	514,374	1,028,748	200

Brett D. Begemann	100	1,030,000	2,060,000	200

Robert T. Fraley	90	628,178	1,256,356	200

David F. Snively	80	514,374	1,028,748	200

For fiscal 2017, the committee increased our CEO’s AIP target opportunity from 170% to 175% of base pay to better align his targeted total direct compensation with the 75th percentile of the comparator group.

Long-Term Incentives

We regularly evaluate the design of the LTI component of our executive compensation program to assure that the overall structure and equity awards continue to meet our core principles and objectives. In fiscal 2017, we continued to grant equity awards to our proxy officers under the 2005 LTIP, under which we may grant stock options, performance-based RSUs, RSUs, restricted stock, stock appreciation rights, stock or cash.

∎  Our Focus on Variable Pay Mix, by delivering LTI opportunities half through Financial Goal RSUs and half through time-based RSUs, aligns our proxy officers with shareowners’ interests, linking an element of their pay to the value of our stock.

– Financial Goal RSUs focus our proxy officers on leading the entire organization to achieve sustainable longer-term performance results related to goals for key financial performance measures

– Time-Based RSUs closely align a significant portion of our proxy officer’s pay to value created for our shareowners and promotes retention during the pending Bayer transaction

56 MONSANTO COMPANY 2017 PROXY STATEMENT

Compensation Discussion and Analysis Our 2017 Executive Compensation Program

LTI OPPORTUNITIES CONVERTED TO GRANTS OF FINANCIAL GOAL RSUs AND TIME-BASED RSUs

Summary of Awards

The dollar amount of each proxy officer’s fiscal 2017 LTI opportunity was delivered as follows:

Financial Goal RSUs

∎ 50% was converted to a target number of Financial Goal RSUs by dividing the dollar amount by the fair market value of a share of our stock on the October 17, 2016 grant date.

∎ The number of Financial Goal RSUs eligible for vesting will range from 0%-200% of the target number awarded, provided that we attain the Code Section 162(m) performance goal of positive net income for the three-year performance period, and subject to our fiscal 2017-2019 performance against three-year cumulative EPS and FCF goals and a three-year average ROC goal.

∎ Dividend equivalents are accrued during the three-year period and paid upon vesting based on the number of units that vest.

∎ Any Financial Goal RSUs eligible for vesting will be settled in shares of company stock. The value a proxy officer may eventually realize, if any, is contingent upon the number of Financial Goal RSUs eligible for vesting and our stock price on November 15, 2019.

– The awards for our CEO and CTO will continue to be eligible for vesting following a termination of employment due to retirement, death or disability. The committee included the continued vesting provisions recognizing that their unique leadership abilities have enabled us to build a global business with an industry-leading product portfolio and that their current actions and long-range decisions will impact our performance throughout the performance period.

– The awards for our other proxy officers will generally not vest unless the officer satisfies a three-year service period, concurrent with the performance period.

∎ If the merger with Bayer closes prior to the completion of the fiscal 2017-2019 performance period, the performance goals applicable to the Financial Goal RSUs would be fixed based on actual performance for each completed fiscal year of the performance period and based on target performance for any fiscal year that has not been completed as of the closing of the merger. Any Financial Goal RSUs earned would convert into the right to receive the merger consideration of $128 per Financial Goal RSU upon the closing of the merger.

– One-third of the Financial Goal RSUs earned would vest upon the closing of the merger and the remaining portion of the Financial Goal RSUs earned would be subject to time-based vesting over the originally scheduled performance period.

– Any unvested portion of a converted Financial Goal RSU award would vest upon the holder’s termination of employment without cause, resignation for good reason or retirement or due to death or disability.

– Each converted Financial Goal RSU award would accrue interest at the applicable federal short-term rate between the closing of the merger and the date of settlement.

Time-Based RSUs

∎ 50% was converted to a number of time-based RSUs dividing the dollar amount by the fair market value of a share of our stock on the October 17, 2016 grant date.

∎ The time-based RSUs are scheduled to vest in equal installments on November 15 of 2017, 2018 and 2019.

∎ No dividend equivalents are accrued or paid.

∎ If the merger with Bayer closes prior to November 15, 2019, any unvested time-based RSUs would convert upon the closing of the merger into the right to receive the merger consideration of $128 per RSU, and such RSUs would remain subject to time-based vesting over the original vesting schedule.

– Any unvested portion of a converted time-based RSU award would vest upon the holder’s termination of employment without cause, resignation for good reason or retirement or due to death or disability.

– Each converted time-based RSU award would accrue interest at the applicable federal short-term rate between the closing of the merger and the date of settlement.

Amount of LTI Opportunities

At its October 2016 meeting, our people and compensation committee determined the dollar amount of each proxy officer’s fiscal 2017 LTI opportunity taking into consideration the long-term opportunities for a comparable position in the comparator group and the internal value the company places on his position. The committee did not take into account any proxy officer’s past performance or outstanding equity awards when determining the dollar amount of his fiscal 2017 LTI opportunity.

MONSANTO COMPANY 2017 PROXY STATEMENT 57

Compensation Discussion and Analysis Our 2017 Executive Compensation Program

Process for Awarding Financial Goal RSUs

Following is the process the committee used for awarding fiscal 2017 Financial Goal RSUs to our proxy officers and that it will use to determine any payout in the event that the merger with Bayer has not closed by November 15, 2019. For information regarding the treatment of fiscal 2017 Financial Goal RSUs if the merger with Bayer closes prior to such date, see “Summary of Awards” above.

In October 2019, the committee will determine if we have attained the Code Section 162(m) performance goal and, the number of shares eligible for vesting based on company performance against three-year goals, as follows:

EPS goal ( 1⁄3 weighting)	+	FCF goal ( 1⁄3 weighting)	+	ROC goal ( 1⁄3 weighting)	=	Percentage of Target- Number of fiscal 2017 Financial Goal RSUs eligible for vesting on November 15, 2019

Financial Goal RSU Performance Goals

For the fiscal 2017 grant, our people and compensation committee established a Code Section 162(m) performance goal of positive net income for the September 1, 2016 through August 31, 2019 performance period. If the Code Section 162(m) performance goal is not met, all units would be forfeited.

“Net income” is defined as gross profit minus sales, general and administrative expenses, research and development expense, amortization, net interest expense, and income taxes and plus or minus other income and expense, all as reported in the company’s financial statements. It also excludes the positive or negative effects of restructuring charges and reversals, the outcome of lawsuits, the impact of liabilities, expenses or settlements related to the Company’s indemnification obligations to Pharmacia LLC or Solutia, Inc., the impact of items related to the pendency or consequences of the transactions contemplated by the merger agreement with Bayer, unbudgeted business sales and divestitures and the cumulative effects of changes in accounting methodology made after August 31, 2016.

When structuring the fiscal 2017 Financial Goal RSUs, the committee focused on aligning the length of the performance period with available information for it to consider in setting challenging, yet attainable, forward-looking goals. The committee carefully considered our current and anticipated business environment, our current year budget, the company’s expectations for the later years of its long-range plan and the company’s need to attract, motivate and retain employees to achieve its long-range plan. In October 2016, the committee set the three-year cumulative EPS and FCF goals and a three-year average ROC goal following a consideration of threshold, target and outstanding-level goals first for each of fiscal 2017, fiscal 2018 and fiscal 2019 and based on the following:

∎	Threshold-level performance goals – set at levels the committee believes are reasonably achievable, to motivate performance and support retention objectives. Fiscal 2017 threshold-level EPS and FCF goals correspond to goals for the 2017 AIP. Fiscal 2018 and 2019 threshold-level performance goals align with levels the committee believes will provide reasonable retentive value. If the company achieves threshold but does not achieve target-level performance for a goal, up to 50% of the units will be forfeited.

∎	Target-level performance goals – set in line with our AIP goals for fiscal 2017 with respect to adjusted EPS and FCF, and the long-range plan for EPS, FCF, and ROC in 2018 and 2019. If the company achieves target-level performance for each goal, 100% of the units will be eligible for vesting. If the company exceeds target-level performance for one or more goals, up to 200% of the units will be eligible for vesting.

58 MONSANTO COMPANY 2017 PROXY STATEMENT

Compensation Discussion and Analysis Our 2017 Executive Compensation Program

∎	Outstanding-level performance goals – set at levels the committee believes will require achievement of EPS goals that would require a significant stretch above fiscal 2016 results. Outstanding-level performance goals for FCF and ROC are aligned to the plans that will deliver outstanding-level EPS results in each year. If the company achieves outstanding-level performance for each goal, 200% of the units will be eligible for vesting.

The company determined that public disclosure of the specific goals could cause competitive harm to the company, and in addition, was not material to an understanding of our fiscal 2017 executive compensation. We expect to disclose the specific goals after the conclusion of the performance period, unless the merger with Bayer closes prior to such time.

Summary of Fiscal 2017 LTI Opportunities and Equity Grants

The dollar amount of each proxy officer’s fiscal 2017 LTI opportunity is included in his fiscal 2017 total compensation in the Summary Compensation Table on page 66 as the grant value of the time-based RSUs and estimated probable value of the Financial Goal RSU awards on the grant date. This table shows the target number of Financial Goal RSUs and the number of time-based RSUs granted to each proxy officer, which together represented his 2017 LTI opportunity.

Fiscal 2017 Proxy Officer LTI Opportunities, Target Number of Financial Goal RSUs and Time-Based RSUs

	2017 Long-Term Opportunities and Awards
Name	LTI Opportunity ($)	Target Number of Financial Goal RSUs	Number of Time Based RSUs
Hugh Grant	11,300,000	55,300	55,300
Pierre C. Courduroux	2,500,000	12,235	12,235
Brett D. Begemann	5,000,000	24,470	24,470
Robert T. Fraley	3,000,000	14,682	14,682
David F. Snively	1,700,000	8,320	8,320

For fiscal 2017, the committee increased our CEO’s LTI target opportunity from $10.8 million to $11.3 million to better align his targeted total direct compensation with the 75th percentile of the comparator group.

PRIOR EQUITY GRANTS

FISCAL 2015 FINANCIAL GOAL RESTRICTED STOCK UNIT GRANTS

Each of our proxy officers was awarded Financial Goal RSUs under the 2005 LTIP as a part of the fiscal 2015 LTI component of his total direct compensation.

In October 2017, after reviewing our fiscal 2015-2017 results and company performance measured against the Financial Goal RSU goals, the committee determined that none (0%) of the fiscal 2015 Financial Goal RSUs are eligible for vesting under the terms of those awards since we failed to achieve the threshold-level goals for cumulative EPS, cumulative FCF and average ROC.

∎	Our fiscal 2015-2017 results and company performance measured against the Financial Goal RSU goals, were as follows:

Fiscal 2015 Financial Goal RSU Grant Summary of Goals and Actual Results

Performance Measure	Threshold Performance (50% of Units eligible for vesting)	Target Performance (100% of Units eligible for vesting)	Outstanding Performance (200% of Units eligible for vesting)	Actual Results
Cumulative EPS ($) (1/3 of Units)	18.47	21.13	21.85	15.71
Cumulative FCF
($ millions) (1/3 of Units)	6,464	7,189	7,606	5,932
Average ROC (%) (1/3 of Units)	21.5	22.9	23.6	20.7

∎	When determining our results against goals, the committee excluded certain items as extraordinary with respect to EPS and ROC results, consistent with its determinations for the fiscal 2017, 2016 and 2015 AIP results. The committee did not make any adjustments to fiscal 2017, 2016 and 2015 FCF. See Appendix A for a summary of adjustments to EPS and ROC and reconciliations to GAAP.

MONSANTO COMPANY 2017 PROXY STATEMENT 59

Compensation Discussion and Analysis Our 2017 Executive Compensation Program

The number of Financial Goal RSUs eligible for vesting in November 2017 for each proxy officer was as follows:

Proxy Officer Fiscal 2015 Financial Goal RSUs Eligible for Vesting

Name	Target Number of Financial Goal RSUs Awarded	Number of RSUs Vested in November 2017
Hugh Grant	34,746	0
Pierre C. Courduroux	8,332	0
Brett D. Begemann	10,637	0
Robert T. Fraley	8,864	0
David F. Snively	6,028	0

In October 2018, the committee will evaluate performance for the fiscal 2016 Financial Goal RSUs. The number of Financial Goal RSUs eligible for vesting will be settled in shares of company stock in November 2018.

Consequences of the Merger with Bayer on Equity Awards Granted Prior to Fiscal 2017

If the merger with Bayer closes, at such time, all outstanding equity awards granted during or prior to fiscal 2016 would fully vest and convert into the right to receive the merger consideration of $128 per share (in the case of options, less the applicable exercise price).

∎	Stock options would settle as soon as reasonably practicable following the closing of the merger.

∎	Financial Goal RSU awards would settle at the time specified in the applicable award agreement with interest accruing at the applicable federal short-term rate. The performance goals applicable to a Financial Goal RSU award would be fixed, in accordance with the award agreement, based on actual performance for each completed fiscal year of a performance period in progress as of the closing of the merger with Bayer and based on target performance for any fiscal year that has not been completed as of such time.

Other Compensation

RETIREMENT AND WELFARE BENEFITS

We provide our proxy officers with the same employee benefits as all our U.S. regular employees under our broad-based plans. These benefits include tax-qualified pension and savings plans, as well as non-qualified “parity” pension and savings plans providing benefits to all employees whose benefits under the tax-qualified plans are limited by the Code. Base salary and AIP cash awards (but not LTI opportunities or the value of perquisites) are included in retirement plan calculations. No service credit is provided for years not worked. These benefits also include health benefits, life insurance and other welfare benefits.

Proxy officers are provided the same retirement or welfare plan benefits as other employees, other than increased coverage under our travel accident insurance plan and coverage under our executive medical program, which we consider to be perquisites. The people and compensation committee adopted the executive medical program, providing comprehensive annual physical exams and associated diagnostic/laboratory testing, to encourage our proxy officers and other executives to facilitate early intervention and health risk modification, thereby decreasing the likelihood of sudden illness and possible negative impact on company performance.

In the U.S., we also maintain a separation pay plan covering our full-time U.S. employees that provides transition income in the form of a single lump sum payment in the event of an involuntary termination without cause. Each proxy officer is eligible for the severance benefit on the same terms as other eligible employees; provided, however, if he terminates employment under circumstances qualifying him for severance benefits under a change of control employment security agreement, he will not be entitled to benefits under the separation pay plan. See Potential Payments Upon Termination or Change of Control – Other Arrangements for additional information.

Mr. Grant is eligible for a disability benefit under the terms of our Third Country National (“TCN”) plan, which from January 1, 1983 to October 31, 2002 was Former Monsanto’s and then our regular, non-qualified pension plan designed to protect certain benefits for employees who were transferred from their home country to another country at the company’s request. In addition, certain of our proxy officers are also eligible for retirement benefits under various plans relating to their past employment with our company or Former Monsanto outside the U.S. These benefits are the same as those benefits offered for other similarly situated eligible employees outside the U.S.

60 MONSANTO COMPANY 2017 PROXY STATEMENT

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

CHANGE OF CONTROL EMPLOYMENT SECURITY AGREEMENTS

Our company has entered into employment security agreements with our proxy officers that become effective upon a change of control of our company. These agreements provide for severance benefits upon a qualifying termination of employment within two years following a change of control of our company. See Potential Payments Upon Termination or Change of Control – Change of Control Employment Security Agreements for additional information. We believe that the agreements serve the interests of our company and our shareowners by ensuring that if a change of control is under consideration, our proxy officers will be able to advise our board about the potential transaction in the best interests of shareowners, without being unduly influenced by personal considerations of losing their jobs. The committee reviews the potential cost and the terms of the agreements at least annually, in addition to the list of executives and other key employees eligible for the agreements. The merger with Bayer would constitute a change of control of our company.

PERQUISITES

We provide our proxy officers with limited perquisites, the most significant of which is access to the company’s aircraft for personal flights. Our board recognizes the personal risks our CEO faces due to strong opinions regarding our business and requires him to travel on the company’s aircraft for security reasons. Personal use of the company’s aircraft by other proxy officers is allowed on a limited basis with the prior approval of our controller or CEO. Additional perquisites include increased coverage under our travel insurance plan pursuant to an industry standard policy that requires no incremental cost to the company, participation in the executive medical program described above, and limited security expenses for our CEO. Our proxy officers may occasionally request a car and driver from our security team, which results in minimal costs beyond any overtime expense but is considered a perquisite.

We provide no tax gross-ups on any perquisites. Perquisite values are not considered for purposes of determining any AIP award, retirement or severance benefit or any other benefit payment.

Additional Information about Our

Compensation Practices

Deductibility of Performance-Based Compensation

We believe that tax deductibility of compensation is important to providing compensation that is in the best interest of the company and its shareowners. For example, our performance-based compensation, including our AIP awards and Financial Goal RSUs, typically is structured in a manner intended to preserve tax deductibility including under Code Section 162(m). While we believe preserving tax deductibility is an important objective, the people and compensation committee reserves the flexibility to approve compensation arrangements that are not fully tax deductible, taking into account the primary objective of the specific program.

Recoupment (Clawback) Policy

To further align management’s interests with the interests of shareowners and support good governance practices, our board has a recoupment policy applicable to AIP awards, Financial Goal RSUs and other performance-based compensation to our proxy officers and other executives. If we are required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement under the securities laws as a result of misconduct or an error, then our independent directors may take action to recoup the amount by which the award exceeded the payment that would have been made based on the restated financial results. Our right of recoupment expires unless demand is made within three years following payment of the award, and does not apply to stock options, time- based RSUs, restricted stock or other securities that do not have specific performance-vesting criteria.

Stock Ownership Requirements

We have rigorous stock ownership requirements for our key management employees, including our proxy officers, to align their interests with those of our shareowners. Requirements applicable during fiscal 2017 were expressed as a fixed number of shares calculated at September 1, 2016 pursuant to an established formula.

Shares may be counted toward the policy’s ownership requirements whether held directly or through a spouse, retirement plan or retirement account. However, the following forms of shares will not be counted toward the policy’s ownership requirements:

∎	stock options,

∎	unvested restricted stock and restricted stock units, and

∎	performance-RSUs for which performance has not yet been determined.

MONSANTO COMPANY 2017 PROXY STATEMENT 61

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

Until the individual meets the stock ownership requirement, he or she must retain 25% of the pre-tax number of shares received upon exercise of a stock option, vesting of restricted stock or settlement of RSUs or other equity-based award. By the end of fiscal 2017, each proxy officer had met his stock ownership requirement.

The information in the chart below includes stock ownership information with respect to our proxy officers:

Proxy Officer Stock Ownership and Requirements (as determined 8/31/17)
CEO	Other Proxy Officers (Average)

Prohibition on Hedging, Pledging and Derivative Trading

We prohibit hedging and other derivative transactions in our company stock by officers, directors and their immediate family members. Specifically, they may not:

∎	trade in any puts, calls, covered calls or other derivative products involving company securities;

∎	engage in any hedging or monetization transactions of company securities; or

∎	hold company securities in a margin account or pledge company securities as collateral for a loan; however, we do permit our officers to effect a cashless exercise of stock options granted by our company provided that they make their own arrangements.

62 MONSANTO COMPANY 2017 PROXY STATEMENT

Compensation Discussion and Analysis Summary of Fiscal 2017 Proxy Officer Performance and Compensation

Summary of Fiscal 2017 Proxy Officer Performance and Compensation

Each year, our people and compensation committee conducts a thorough review of our CEO’s performance in private session. Our CEO provides the committee with an assessment of performance for each of the proxy officers. Each assessment takes into account a number of quantitative and qualitative factors such as attainment of key strategic goals and objectives, specific revenue and earnings goals for each business, successful acquisitions/divestitures and integration efforts, as well as the financial performance and overall company performance as described in the Executive Summary. After assessing performance, the committee determines the proxy officer’s fiscal year AIP award.

The information below highlights the additional individual accomplishments of each proxy officer in fiscal 2017.

Proxy Officer Performance and Fiscal 2017 Compensation

Hugh Grant, Chairman and Chief Executive Officer

		Responsibilities: Accountable to the board of directors, general and active management and supervision of the company’s business 2017 Accomplishments and Performance

Mr. Grant’s strong focused leadership of our executives and the entire organization:

∎   Led our company to achieve record sales and gross profits in our Seeds and Genomics segment despite challenging market conditions, exceeding financial goals and delivering growth for our investors

∎    Led our teams to achieve excellent adoption of our Roundup Ready 2 Xtend®, Intacta RR2 PRO™ and Bollgard II® Xtend Flex® systems and the Climate Fieldview™ platform, as well as increases in our genetic corn share globally, all while transforming our supply chain and improving the financial position of our commercial operations

∎    Enhanced our company’s long-term focus by advancing more than 28 projects in our R&D pipeline, enhancing partnerships and collaborations, executing licensing and intellectual property strategies, and delivering R&D cost savings and facility improvements to position our business for future growth and advancement of our sustainability goals

∎    Led efforts to execute and achieve shareowner and regulatory approvals for our merger with Bayer, including significant stakeholder outreach, and directed integration planning through a small, focused team to minimize distraction to the broader organization, as well as ongoing efforts to cultivate trust around the globe and understanding and acceptance of modern agriculture

∎    Drove our focus on employee safety, development and inclusion, reflected by the best safety results in our history, global recognitions as top employer and year-over-year increase in employee engagement along with stable retention of our highly sought after talent

Fiscal 2017 Compensation
Base Pay	$ 1.7M
AIP Award
Target Opportunity	$ 3.0M
Amount Received	$ 6.0M
Long-term incentives (LTI)
Value*:	$ 11.3M
Financial Goal RSUs*	55,300
Time-Based RSUs	55,300

Pierre C. Courduroux, Senior Vice President and Chief Financial Officer

		Responsibilities: Leads finance organization 2017 Accomplishments and Performance

∎   Delivered excellent contributions to EPS and FCF through efficient management of corporate transactions and expenditures, despite transaction costs associated with the Bayer merger

∎    Executed a robust cash management strategy and reduced foreign currency exposure, while establishing risk management strategies that resulted in strong collection and the creation of additional financing facilities

∎   Led deployment of financial centers of operational excellence across key countries and guided constructive financial integration planning activities with Bayer

∎   Drove employee development and retention by expanding and enhancing communication channels and training

Fiscal 2017 Compensation
Base Pay	$ 0.6M
AIP Award
Target Opportunity	$ 0.5M
Amount Received	$ 1.0M
Long-term incentives (LTI)
Value*:	$ 2.5M
Financial Goal RSUs*	12,235
Time-Based RSUs	12,235

MONSANTO COMPANY 2017 PROXY STATEMENT 63

Compensation Discussion and Analysis Summary of Fiscal 2017 Proxy Officer Performance and Compensation

Brett D. Begemann, President and Chief Operating Officer

		Responsibilities: Commercial responsibility for our global business and supply chain 2017 Accomplishments and Performance

∎   Led our commercial teams in achieving outstanding growth in our soybean business, as reflected in our largest ever product launch – Roundup Ready 2 Xtend® soybeans in the U.S.– and continued superb penetration of our previously launched Intacta RR2 PRO™ soybeans in Brazil

∎   Achieved significant growth in share for our global corn and cotton businesses and significant expansion in Climate Fieldview™ enrollment to establish our digital agriculture business as an industry platform, while generating savings from efficiencies in production and enhanced collections

∎   Managed a dedicated team focused on planning the integration of our global business operations with Bayer, while ensuring that our broader organization was empowered to focus on delivering on critical business objectives in this challenging business environment

∎    Engaged in affirmative efforts to retain and support a motivated employee base, leading to improved employee engagement and retention, despite potential distractions and uncertainties due to the merger agreement with Bayer

Fiscal 2017 Compensation
Base Pay	$ 1.0M
AIP Award
Target Opportunity	$ 1.0M
Amount Received	$ 2.0M
Long-term incentives (LTI)
Value*:	$ 5.0M
Financial Goal RSUs*	24,470
Time-Based RSUs	24,470

Robert T. Fraley, Ph.D., Executive Vice President and Chief Technology Officer

		Responsibilities: Oversees our integrated crop and seed agribusiness technology and research with facilities worldwide 2017 Accomplishments and Performance

∎   Led the technology and regulatory organizations in advancing 28 projects across every platform, including our platforms covering breeding, biotechnology, crop protection, microbials and digital agriculture that are central to the company meeting key sustainability goals, and critical in planning for the integration of our R&D with Bayer

∎    Delivered above-target germplasm yield advantage compared to competitor seed, supporting sales share growth for the current year and positioning our seed products for future growth

∎   Enabled the commercial launch and expansion of new products and advancements while securing key trait approvals, including the Roundup Ready® Xtend crop system technology

∎   Transformed our R&D organization to increase the rate of innovation, while enhancing the team’s focus on people development and inclusion, resulting in increased employee engagement

Fiscal 2017 Compensation
Base Pay	$ 0.7M
AIP Award
Target Opportunity	$ 0.6M
Amount Received	$ 1.2M
Long-term incentives (LTI)
Value*:	$ 3.0M
Financial Goal RSUs*	14,682
Time-Based RSUs	14,682

David F. Snively, Executive Vice President, Secretary and General Counsel

		Responsibilities: Leads our legal and environmental, safety and health teams and serves as secretary to our board 2017 Accomplishments and Performance

∎   Implemented legal support and guidance for the company’s current products and legacy liabilities, encompassing support for the record-setting launch of our Roundup Ready® Xtend crop system, global regulatory reviews and challenges for our chemistry products and successful resolution of key legal matters affecting our business

∎   Drove our efforts to seek shareowner and regulatory approvals for our merger with Bayer, resulting in support of over 99% of shareowner votes cast, production of a substantial volume of information for regulator review and receipt of multiple approvals within 12 months

∎   Advanced and protected the company’s intellectual property through patent filings, defense and licensing to support current products and technologies and position the company to implement new technologies included in our long-range plan

∎   Led our company’s global focus on safety and environmental responsibilities, resulting in the best safety year in our company’s history and substantial progress toward key sustainability goals, as well as high employee engagement despite the potential distractions of organizational transformation and ongoing integration efforts

Fiscal 2017 Compensation
Base Pay	$ 0.6M
AIP Award
Target Opportunity	$ 0.5M
Amount Received	$ 1.0M
Long-term incentives (LTI)
Value*:	$ 1.7M
Financial Goal RSUs*	8,320
Time-Based RSUs	8,320

*	Amounts reflect target awards. Actual amounts received will depend upon performance and company stock price.

64 MONSANTO COMPANY 2017 PROXY STATEMENT

Compensation Discussion and Analysis Caution Regarding Forward-Looking Statements

Caution Regarding Forward-Looking Statements

In this proxy statement, and from time to time throughout the year, we share expectations for our company’s future performance. These forward-looking statements include statements about our business plans; the pending transaction with Bayer Aktiengesellschaft (“Bayer”); the potential development, regulatory approval and public acceptance of our products; our expected financial performance, including sales performance, and the anticipated effect of our strategic actions; the anticipated benefits of acquisitions; the outcome of contingencies, such as litigation; domestic or international economic, political and market conditions; and other factors that could affect our future results of operations or financial position, including, without limitation, statements under the caption “Executive Compensation — Compensation Discussion and Analysis.” Any statements we make that are not matters of current reportage or historical fact should be considered forward-looking. Such statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” and similar expressions. By their nature, these types of statements are uncertain and are not guarantees of our future performance.

Since these statements are based on factors that involve risks and uncertainties, our company’s actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: risks related to the pending transaction between the company and Bayer, including the risk that the regulatory approvals required for the transaction may not be obtained on the anticipated terms or time frame or at all, the risk that the other conditions to the completion of the transaction may not be satisfied, the risk that disruptions or uncertainties related to the pending transaction could adversely affect the company’s business, financial performance and/or relationships with third parties, and the risk that certain contractual restrictions during the pendency of the transaction could adversely affect the company’s ability to pursue business opportunities or strategic transactions; continued competition in seeds, traits and agricultural chemicals; the company’s exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public understanding and acceptance of our biotechnology and other agricultural products; the success of the company’s research and development activities; the outcomes of major lawsuits, including potential litigation related to the pending transaction with Bayer; developments related to foreign currencies and economies; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company’s estimates related to distribution inventory levels; the levels of indebtedness, continued availability of capital and financing and rating agency actions; the company’s ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters, accidents, and security breaches, including cybersecurity incidents, on the agriculture business or the company’s facilities; and other risks and factors described or referenced in Part I — Item 1A of our Report on Form 10-K for the fiscal year ended August 31, 2017.

Our forward-looking statements represent our estimates and expectations at the time that we make them. However, circumstances change constantly, often unpredictably, and many events beyond our control will determine whether our expectations will be realized. As a result, investors should not place undue reliance on these forward-looking statements. We disclaim any current intention or obligation to revise or update any forward-looking statements, or the factors that may affect their realization, whether in light of new information, future events or otherwise, and investors should not rely on us to do so.

MONSANTO COMPANY 2017 PROXY STATEMENT 65

Executive Compensation Executive Compensation Tables

Executive Compensation Tables

Summary Compensation Table

This table describes the total compensation paid to proxy officers for fiscal years 2017, 2016 and 2015, as required. The components of the total compensation are described in the footnotes below and in more detail in the tables and narratives that follow. For information on the role of each component within the total direct compensation package, see the description under Compensation Discussion and Analysis.

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2,3,4]	Option Awards ($)[2,3]	Non-Equity Incentive Plan Compensation ($)[5]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[6]	All Other Compensation ($)[7]	Total ($)

Hugh Grant	2017	1,702,897	—	11,018,525	—	5,995,512	390,698	352,327	19,459,959
Chairman of the Board	2016	1,664,741	565,457	4,320,017	3,657,163	—	1,135,360	498,246	11,840,984
and Chief Executive Officer	2015	1,602,156	—	3,920,044	3,172,805	1,883,228	747,348	603,255	11,928,836

Pierre C. Courduroux	2017	639,174	—	2,437,824	—	1,028,748	92,287	57,890	4,255,923
Senior Vice President and	2016	624,852	—	1,000,082	846,657	99,878	268,292	61,584	2,901,346
Chief Financial Officer	2015	610,200	—	940,016	760,938	342,720	158,792	106,341	2,919,007

Brett D. Begemann	2017	1,023,923	—	4,875,648	—	2,060,000	211,490	179,047	8,350,108
President	2016	944,708	200,000	2,000,072	1,693,314	—	619,074	200,717	5,657,886
and Chief Operating Officer	2015	813,600	—	1,200,066	971,322	571,200	303,954	164,754	4,024,896

Robert T. Fraley	2017	693,857	—	2,925,389	—	1,256,356	376,697	98,030	5,350,329
Executive Vice President and	2016	678,310	—	1,200,025	1,015,947	121,976	545,145	69,829	3,631,233
Chief Technology Officer	2015	662,405	—	1,000,036	809,394	418,546	419,027	106,198	3,415,606

David F. Snively	2017	639,174	—	1,657,760	—	1,028,748	204,882	47,081	3,577,645
Executive Vice President, Secretary	2016	624,852	—	680,026	575,710	99,878	337,759	61,584	2,379,811
and General Counsel	2015	610,200	—	680,079	550,554	342,720	246,325	91,033	2,520,911

1	Bonus (Recognition Awards). This column represents cash awards paid to the respective proxy officer for fiscal 2016 performance, which were paid in November following that fiscal year.

2	Increase in value of Stock Awards in 2017. The increase in the value of Stock Awards in 2017 compared to previous years is primarily due to each proxy officer’s fiscal 2017 LTI opportunity being delivered in the form of 50% Financial Goal RSUs and 50% time-based RSUs. In prior years, 40% of the LTI opportunity was delivered in the form of Financial Goal RSUs and 60% of the LTI opportunity was delivered in the form of stock options, which were determined using a Black-Scholes calculation. However, these changes lead to significantly higher reported stock award value for a given LTI opportunity.

3	Stock Awards and Option Awards. The amounts in these columns reflect grant date fair value at target in accordance with accounting guidance. These amounts do not factor in an estimate of forfeitures related to service-based vesting conditions and may not represent the amounts the proxy officers will actually receive from such awards. The assumptions used in determining the fair value of the awards are in Note 19 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended Aug. 31, 2017. Additional information regarding the awards can be found below under the Grants of Plan-Based Awards Table and the Outstanding Equity Awards at Fiscal Year-End Table.

4	Stock Awards. Stock award values shown reflect grant date fair value assuming achievement of target-level performance. If achievement of outstanding-level performance were assumed, the grant date fair value of stock awards for the proxy officers for fiscal years 2017, 2016 and 2015, respectively, would be: Mr. Grant, $16,668,526, $8,640,033 and $7,840,088; Mr. Courduroux, $3,687,874, $2,000,163 and $1,880,032; Mr. Begemann, $7,375,747, $4,000,144 and $2,400,132; Dr. Fraley, $4,425,448, $2,400,050 and $2,000,072; and Mr. Snively $2,507,814, $1,360,052 and $1,360,158.

For Financial Goal RSU awards, accounting guidance requires us to evaluate each quarter the likelihood of achieving the different possible levels of performance in terms of the goals specified in the awards and incur expense based on the most probable outcome. Actual amounts that will be received by the proxy officers for Financial Goal RSUs will be determined at the end of the performance period based upon actual performance, which may differ from the amounts reported above.

5	Non-Equity Incentive Plan Compensation (Annual Incentive Plan Awards). This column represents cash awards earned by our proxy officers under that fiscal year’s AIP that were paid in November following the fiscal year. Our AIP is discussed in further detail in the Compensation Discussion and Analysis section beginning on page 43.

6	Change in Pension Value and Nonqualified Deferred Compensation Earnings. This column represents the aggregate actuarial increase in the present value of benefits under all of our pension plans during the stated fiscal years for each proxy officer. The amounts were determined by using interest rate and mortality rate assumptions consistent with those used in our financial statements, as in the Pension Benefits Table beginning on page 72. For Messrs. Grant, Courduroux and Snively, the amounts in this column consist solely of the aggregate change in pension value. For Mr. Begemann and Dr. Fraley, in addition to the aggregate change in pension value, this column includes interest earned under our Deferred Payment Plan. This is set at the average Moody’s Baa Bond Index Rate in effect during the prior calendar year, to the extent that it exceeds 120% of the applicable federal long-term rate, and was as follows in 2017, 2016 and 2015: Mr. Begemann, $3,000, $2,816, and $1,863; and Dr. Fraley, $10,080, $10,666 and $8,086. The Deferred Payment Plan is discussed in further detail under Deferred Payment Plan on page 75.

66 MONSANTO COMPANY 2017 PROXY STATEMENT

Executive Compensation Executive Compensation Tables

7	All Other Compensation. Here is additional information on the amounts reported in the All Other Compensation column for fiscal 2017.

	Company Contributions to SIPA
Name	Qualified Plan ($)	Non-Qualified Parity Plan ($)	PerquisitesB ($)	Total ($)
Hugh Grant	17,280	127,313	207,734	352,327
Pierre C. Courduroux	16,150	30,932	10,808	57,890
Brett D. Begemann	15,429	62,553	101,065	179,047
Robert T. Fraley	17,280	34,696	46,054	98,030
David F. Snively	17,280	29,801	0	47,081

A	Company Contributions to our Savings and Investment Plan. These columns represent matching contributions made by the company during fiscal 2017 for compensation deferred by participants under our Savings and Investment Plan, which we refer to as our “SIP,” and our ERISA Parity Savings and Investment Plan, which we refer to as our “Parity SIP Plan.” Our SIP is a tax-qualified defined contribution plan and our Parity SIP Plan is a non-qualified defined contribution plan under the Code. Information regarding the company matching contribution levels is provided under Parity SIP Plan on page 75.

B	Perquisites. Amounts represent the aggregate incremental cost to the company of perquisites provided to our proxy officers, except for Mr. Snively, for whom such amounts were less than $10,000. The amounts shown for Mr. Grant include personal use of corporate aircraft of $204,132, home security and other security expenses. For Mr. Begemann, the amounts shown include costs of personal use of corporate aircraft of $100,840 and security-related expenses. For Mr. Courduroux, the amounts shown include costs of personal use of corporate aircraft of $6,375, with the balance consisting of costs of participation in our executive medical program. For Dr. Fraley, the amounts shown include costs of personal use of corporate aircraft of $45,605 and security-related expenses.

We calculate the incremental cost of company aircraft used for a non-business flight by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, including any flight time of an empty return or deadhead flight. Fixed costs that do not vary based on usage are not included in the calculation of direct operating costs. We incur minimal incremental costs for passengers who travel as the guest of executives traveling on the aircraft for business purposes, but we do consider guest travel to be a perquisite.

MONSANTO COMPANY 2017 PROXY STATEMENT 67

Executive Compensation Executive Compensation Tables

Grants of Plan-Based Awards Table

The following table provides additional information about plan-based awards granted to our proxy officers during fiscal 2017. See Compensation Discussion and Analysis for more information about the terms of the awards.

Name	Award Type	Grant Date for Equity- Based Awards	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards; Number of Shares of Stock or Units (#)[3]	Grant Date Fair Value of Stock and Option Awards ($)[4]

			Threshold ($)	Target ($)	Maximum ($)[1]	Threshold (#)	Target (#)	Maximum (#)
Hugh Grant	Annual Incentive		1,049,215	2,997,756
	Time-Based RSUs	10/17/2016							55,300	5,368,524
	Financial Goal RSUs	10/17/2016				27,650	55,300	110,600		5,650,001
Pierre C. Courduroux	Annual Incentive		180,031	514,374
	Time-Based RSUs	10/17/2016							12,235	1,187,774
	Financial Goal RSUs	10/17/2016				6,118	12,235	24,470		1,250,050
Brett D. Begemann	Annual Incentive		360,500	1,030,000
	Time-Based RSUs	10/17/2016							24,470	2,375,548
	Financial Goal RSUs	10/17/2016				12,235	24,470	48,940		2,500,100
Robert T. Fraley	Annual Incentive		219,862	628,178
	Time-Based RSUs	10/17/2016							14,682	1,425,329
	Financial Goal RSUs	10/17/2016				7,341	14,682	29,364		1,500,060
David F. Snively	Annual Incentive		180,031	514,374
	Time-Based RSUs	10/17/2016							8,320	807,706
	Financial Goal RSUs	10/17/2016				4,160	8,320	16,640		850,054

1	Amounts in this column represent the threshold, target and maximum payouts under the company’s fiscal 2017 AIP with respect to our attainment of specified performance criteria. Threshold payout is 35% of the target award and the maximum payout is set by our Code Section 162(m) Annual Incentive Plan for Covered Executives, which was designed to maximize the opportunity for tax-deductibility of AIP awards to our proxy officers. Under this plan in fiscal 2017, the maximum AIP award a covered proxy officer may receive is $7,500,000. The people and compensation committee has discretion to award less than the maximum amount and historically has determined the amount of all AIP awards based on company and individual performance measured against pre-established goals under our AIP. The AIP awards have been substantially lower than the maximum amount for Code Section 162(m) purposes. See Deductibility of Performance-Based Compensation on page 61 for more information about Code Section 162(m) Plan, and the information under Annual Incentive Plan beginning on page 54 for a more detailed description of awards made under our AIP. The actual amounts earned are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 66.

2	Amounts in this column represent the threshold, target and maximum payout for Financial Goal RSUs granted under our 2005 LTIP as part of our proxy officers’ fiscal 2017 long-term incentive compensation. We describe the terms of the Financial Goal RSUs in more detail beginning on page 56.

3	Amounts in this column represent time-based RSUs granted under our 2005 LTIP to our proxy officers on Oct. 17, 2016 (which will vest ratably on each of Nov. 15, 2017, Nov. 15, 2018 and Nov. 15, 2019) as part of their fiscal 2017 long-term incentive compensation. We describe the terms of time-based RSUs in more detail beginning on page 56.

4	The grant date fair value of time-based RSUs was $97.08 per RSU for RSUs awarded on Oct. 17, 2016. In accordance with SEC rules, amounts reported in this column for Financial Goal RSUs disclose the fair value at the date of grant based on the probable outcome, regardless of when or whether these amounts are ultimately realized by the proxy officer. The grant date fair value of the fiscal 2017 Financial Goal RSUs awarded on Oct. 17, 2016 was $102.17 per unit. Fair value is calculated as the target number of Financial Goal RSUs multiplied by the closing price of our common stock on the date of grant, in accordance with the accounting requirements. The actual amounts that will be received by the proxy officer for Financial Goal RSUs will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was probable at the date of grant. The assumptions used in determining the fair value of the awards are in Note 19 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended Aug. 31, 2017.

68 MONSANTO COMPANY 2017 PROXY STATEMENT

Executive Compensation Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End Table

The table below provides information regarding outstanding equity awards as of August 31, 2017 for each proxy officer. The equity awards in this table consist of stock options, restricted stock units and Financial Goal RSUs.

							Stock Awards[1]
			Option Awards[1]				Restricted Stock Units		Performance-RSUs
Name	Grant Date or Performance Period		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]
Hugh Grant	10/26/2015		59,120	118,240	91.34	10/26/2025
	10/27/2014		86,866	43,434	112.82	10/27/2024
	10/21/2013		124,470		106.05	10/21/2023
	10/16/2012		132,630		90.48	10/16/2022
	10/24/2011		188,030		74.79	10/24/2021
	10/25/2010		239,530		58.71	10/25/2020
	10/26/2009		149,200		70.69	10/26/2019
	10/20/2008		157,220		89.45	10/20/2018
	10/17/2016						55,300	6,481,160
	9/1/16-8/31/19	[3]							110,600	12,962,320
	9/1/15-8/31/18	[4]							23,648	2,771,546
	9/1/14-8/31/17	[5]					0	0
Pierre C. Courduroux	10/26/2015		13,686	27,374	91.34	10/26/2025
	10/27/2014		20,833	10,417	112.82	10/27/2024
	10/21/2013		31,120		106.05	10/21/2023
	10/16/2012		33,160		90.48	10/16/2022
	10/24/2011		37,610		74.79	10/24/2021
	1/1/2011		14,590		69.64	1/1/2021
	10/25/2010		7,990		58.71	10/25/2020
	10/26/2009		6,240		70.69	10/26/2019
	5/15/2009		520		89.95	5/15/2019
	10/20/2008		3,360		89.45	10/20/2018
	10/22/2007		4,320		87.14	10/22/2017
	10/27/2016						12,235	1,433,942
	9/1/16-8/31/19	[3]							24,470	2,867,884
	9/1/15-8/31/18	[4]							5,475	641,670
	9/1/14-8/31/17	[5]					0	0

MONSANTO COMPANY 2017 PROXY STATEMENT 69

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							Stock Awards[1]
			Option Awards[1]				Restricted Stock Units		Performance-RSUs
Name	Grant Date or Performance Period		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]
Brett D. Begemann	10/26/2015		27,373	54,747	91.34	10/26/2025
	10/27/2014		26,593	13,297	112.82	10/27/2024
	10/21/2013		42,440		106.05	10/21/2023
	10/16/2012		41,450		90.48	10/16/2022
	10/24/2011		22,640		74.79	10/24/2021
	10/20/2008		31,450		89.45	10/20/2018
	10/17/2016						24,470	2,867,884
	9/1/16-8/31/19	[3]							48,940	5,735,768
	9/1/15-8/31/18	[4]							10,949	1,283,223
	9/1/14-8/31/17	[5]					0	0
Robert T. Fraley	10/26/2015		16,423	32,847	91.34	10/26/2025
	10/27/2014		22,160	11,080	112.82	10/27/2024
	10/21/2013		35,370		106.05	10/21/2023
	10/16/2012		41,450		90.48	10/16/2022
	10/17/2016						14,682	1,720,730
	9/1/16-8/31/19	[3]							29,364	3,441,461
	9/1/15-8/31/18	[4]							6,569	769,887
	9/1/14-8/31/17	[5]					0	0
David F. Snively	10/26/2015		9,306	18,614	91.34	10/26/2025
	10/27/2014		15,073	7,537	112.82	10/27/2024
	10/21/2013		24,050		106.05	10/21/2023
	10/16/2012		8,844		90.48	10/16/2022
	10/17/2016						8,320	975,104
	9/1/16-8/31/19	[3]							16,640	1,950,208
	9/1/15-8/31/18	[4]							3,723	436,336
	9/1/14-8/31/17	[5]					0	0

1	Stock options, RSUs and Performance RSUs become exercisable or vested in accordance with the vesting schedules below, subject to performance conditions and accelerated vesting under certain circumstances described in footnote 5 on page 79.

2	Closing Stock Price. Amounts in these columns are based on the closing stock price of $117.20 for our common stock on Aug. 31, 2017.

3	Financial Goal RSUs. As required by the SEC rules, the number of RSUs shown assumes that outstanding levels of performance (200%) will be achieved. In October 2019, the people and compensation committee will determine the actual levels of performance achieved for these awards.

4	Financial Goal RSUs. As required by the SEC rules, the number of RSUs shown assumes that threshold levels of performance (50%) will be achieved. In October 2018, the people and compensation committee will determine the actual levels of performance achieved for these awards.

5	Financial Goal RSUs. The table reports the actual number of units eligible for vesting. In October 2017, after evaluating our performance with respect to these Financial Goal RSUs, the people and compensation committee determined that the company did not achieve the threshold level of performance and 0% of the target number of units vested in November 2017.

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EQUITY AWARD VESTING SUMMARY

Financial Goal RSUs
For Fiscal year	Granted	Performance Period	Performance Determination Date	Vesting
2017	10/17/2016	9/1/16-8/31/19	October 2019	November 2019
2016	10/26/2015	9/1/15-8/31/18	October 2018	November 2018
2015	10/27/2014	9/1/14-8/31/17	October 2017	November 2017

Time-Based RSUs
Grant Date	One-third vests on each of:
10/17/2016	Nov. 15, 2017, Nov. 15, 2018 and Nov. 15, 2019

Stock Options
Grant Date	One-third vests on each of:
10/26/2015	Nov. 15, 2016, Nov. 15, 2017 and Nov. 15, 2018
10/27/2014	Nov. 15, 2015, Nov. 15, 2016 and Nov. 15, 2017

Option Exercises and Stock Vested Table

The following table provides information about the value realized by our proxy officers on the exercise of stock options and vesting of stock awards during fiscal 2017.

	Option Awards		Stock Awards[1]		Total Value Realized on Exercise and Vesting ($)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[2]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[3]
Hugh Grant	149,230	4,329,295	27,882	2,762,827	7,092,122
Pierre C. Courduroux	—	—	6,971	690,756	690,756
Brett D. Begemann	105,940	5,358,169	9,506	941,950	6,300,119
Robert T. Fraley	108,890	2,736,527	7,922	784,991	3,521,518
David F. Snively	—	—	5,387	533,798	533,798

1	Amounts in these columns reflect the vesting of Financial Goal RSUs that were granted on Oct. 21, 2013. The units were subject to a three-year performance period (September 2013 – August 2016) upon which a performance determination was made and stock vested on Nov. 15, 2016.

2	Amounts represent the difference between the market price upon exercise and the exercise price.

3	Amounts in this column are based on the fair market value of $99.09 for common stock vesting on Nov. 15, 2016.

Pension Benefits

Our proxy officers currently participate in the same defined benefit retirement plans as our other eligible U.S. employees: the Monsanto Company Pension Plan (“Pension Plan”) and the Monsanto Company Parity Pension Plan (“Parity Pension Plan”). As a result of his prior position outside the U.S., Mr. Courduroux has also accrued benefits under defined benefit retirement plans available to certain of our employees outside of the U.S.

MONSANTO COMPANY 2017 PROXY STATEMENT 71

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PENSION BENEFITS TABLE

The following table shows the present value of accumulated benefits payable to each of our proxy officers, as well as the number of years of service credited to each individual, under our defined benefit pension plans as of August 31, 2017, using the same key actuarial assumptions as those used for financial statement reporting purposes. These assumptions are described in Note 19 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2017.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Hugh Grant	Pension Plan[1]	21.67	731,493	—
	Parity Pension Plan[2]	21.67	7,922,376	—
Pierre C. Courduroux	Pension Plan[1]	9.92	339,571	—
	Parity Pension Plan[2]	9.92	801,123	—
	International Supplemental Retirement Account Plan[3]	1.08	32,393	—
Brett D. Begemann	Pension Plan[1]	34.63	1,354,883	—
	Parity Pension Plan[2]	34.63	2,504,473	—
Robert T. Fraley	Pension Plan[1]	36.67	2,069,916	—
	Parity Pension Plan[2]	36.67	4,546,189	—
David F. Snively	Pension Plan[1]	33.94	1,689,644	—
	Parity Pension Plan[2]	33.94	1,458,765	—

1	Pension Plan. The present value of the accumulated benefit has been calculated assuming, for valuation purposes only, that the proxy officer will remain in service until age 65, that the discount rate is 3.75%, and that 70% of the benefit is payable as a lump sum and the remainder as a single life annuity. The estimated Aug. 31, 2017 notional account balances under our Pension Plan (as opposed to the present value of accumulated benefits shown in the table) are as follows: Mr. Grant, $626,311; Mr. Courduroux, $264,245; Mr. Begemann, $1,221,756; Dr. Fraley, $1,726,130; and Mr. Snively, $1,446,231. Participants with prior plan accounts who are over a certain age may be eligible to receive lump sums larger than their notional account balances depending on interest rates at the time they receive their benefits: (i) if Mr. Grant had terminated on Aug. 31, 2017, he would have been eligible to receive a lump sum of $627,272 in lieu of the notional account balance; (ii) if Dr. Fraley had terminated on Aug. 31, 2017, he would have been eligible to receive a lump sum of $2,009,616 in lieu of the notional account balance; and (iii) if Mr. Snively had terminated on Aug. 31, 2017, he would have been eligible to receive a lump sum of $1,599,444 in lieu of the notional account balance.

2	Parity Pension Plan. The present value of the accumulated benefit has been calculated assuming, for valuation purposes only, that the proxy officer will remain in service until age 65, that the discount rate is 3.15%, and the benefit is payable as a lump sum. The estimated Aug. 31, 2017 notional account balances under our Parity Pension Plan (as opposed to the present value of accumulated benefits shown in the table) are as follows: Mr. Grant, $7,180,146; Mr. Courduroux, $639,605; Mr. Begemann, $2,159,645; Dr. Fraley, $4,531,989; and Mr. Snively, $1,419,168.

3	International Supplemental Retirement Account Plan. In addition to the pension plan benefits for Mr. Courduroux based on his years of service as our employee in the U.S., Mr. Courduroux also is eligible for regular pension plan benefits under the company’s International Supplemental Retirement Account Plan (IRP), described beginning on page 73, based on his years of service as our employee on assignment from France to Switzerland in 2006 and 2007. The present value of the accumulated benefit has been calculated assuming, for valuation purposes only, that the proxy officer will remain in service until age 65, that the discount rate is 4.00%, and the benefit is payable as a lump sum. Mr. Courduroux’s notional account balance under the IRP accrues interest credits at 8% per annum posted over the course of his employment. Mr. Courduroux’s notional account balance as of Aug. 31, 2017 is $20,103.

Pension Plan

We maintain the Pension Plan for the benefit of our U.S. employees. The plan was closed to new entrants as of July 8, 2012, but current participants continue to accrue benefits under the plan. The Pension Plan is a form of pension plan known as a cash balance plan, and is a tax-qualified defined benefit plan under the Code. Under the cash balance plan design, there are two types of participant accounts: a “prior plan account” and a “cash balance account.” Pension plan participants who were employed by Former Monsanto and then by us in the U.S. before and after 1997, including Mr. Grant, Mr. Begemann, Dr. Fraley and Mr. Snively, have both a prior plan account and a cash balance account. Mr. Courduroux became a participant in the Pension Plan as of October 1, 2007 at the time he transferred employment to the U.S. and has only a cash balance account under the Pension Plan.

Prior Plan Account. This account generally preserves (and grows) benefits earned under the pension plan maintained by Former Monsanto through December 31, 1996. The opening balance of the prior plan account was (at a minimum) the actuarial equivalent lump sum value of the participant’s old defined benefit plan monthly retirement benefit accrued prior to January 1, 1997. Each month, the prior plan account is increased by (1) “interest credits” at an annual rate of 8.5% until the earlier of the participant reaching age 55 or when benefits begin; and (2) “pay credits” at an annual rate of 4%, until the participant retires or terminates employment.

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Cash Balance Account. This account is credited for all service earned on or after January 1, 1997. The cash balance account grows by the addition of various compensation-based and interest-based credits posted over the course of participants’ employment. We credit annual contributions, expressed as a percentage of eligible compensation, to the cash balance account in amounts depending upon a participant’s age as follows: 3% before age 30, 4% for ages 30 to 39, 5% for ages 40 to 44, 6% for ages 45 to 49 and 7% for age 50 and over. Participants also receive contribution credits equal to 3% of eligible compensation in excess of the social security wage base. Participants who were covered under the prior traditional defined benefit plan on December 31, 1996 also received transition credits while employed based on the number of years of benefit service earned as of that date (up to a maximum of ten years). The applicable percentages and age ranges were 2% before age 30, 3% for ages 30 to 39, 4% for ages 40 to 44, 5% for ages 45 to 49, and 6% for age 50 and over. In addition, each participant’s cash balance account accrues monthly interest credits, based on the average interest rate for 30-year Treasury Bonds for October of the prior calendar year, with a minimum rate of 5% and a maximum rate of 10%.

A Pension Plan participant may elect to receive his or her vested plan benefit on the first day of any month following the date upon which the participant’s employment with our company and affiliated companies is terminated or the participant becomes disabled (but no later than the April 1 following the calendar year in which the participant attains age 70 1⁄2). Pension Plan benefits are normally paid in either a single life annuity for unmarried participants or a 50% joint and survivor annuity for married participants, with additional optional forms of benefit available, including a lump sum distribution. All available forms of distribution are actuarially equivalent to the single life annuity.

Parity Pension Plan

Our Parity Pension Plan provides pension benefits for a select group of our management or highly compensated employees, including our proxy officers, who cannot receive full benefits from our Pension Plan because of limitations and restrictions imposed by the Code and regulations. The plan was closed to newly hired employees as of July 8, 2012 or later, and remains open to employees hired prior to July 8, 2012. Current participants continue to accrue benefits under the plan. The amount of a participant’s Parity Pension Plan benefit is the excess of the amount of benefit that he or she would have received under our Pension Plan but for the imposition of these limitations and/or the deferral of the annual incentive award over the amount payable in the Pension Plan.

Parity Pension Plan benefits are vested only to the extent a participant’s Pension Plan benefits are vested, but are forfeited in the event of a termination for cause.

Pre-2005 benefits (grandfathered) under the Parity Pension Plan are those benefits that were earned and vested prior to December 31, 2004. There are two payment options under the Parity Pension Plan for pre-2005 benefits. Benefits may be paid as:

∎	an automatic lump-sum on the first January 1 or July 1 that is six months following termination of employment; or

∎	deferred at least three years following the first January 1 or July 1 that is six months following termination of employment (but not later than age 70 1⁄2) and paid in a lump-sum or term certain option that provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

Post-2004 benefits under the Parity Pension Plan are those benefits that were earned and vested after December 31, 2004. There are two payment options under Parity Pension Plan for post 2004 benefits. Benefits may be paid as:

∎	an automatic lump-sum in the 13th month following separation of service; or

∎	deferred at least five years following the 13th month from separation of service (but not later than age 70 1⁄2) and paid in a lump-sum or term certain annuity, which provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

During any waiting or deferral period, we credit participants’ Parity Pension Plan benefits with interest, currently based on the prior year’s average of the monthly averages of the Moody’s Baa Bond Index, which was 5.00% in calendar year 2016 and 4.72% in calendar year 2017. A Parity Pension Plan participant who has elected to defer receipt of benefits may request an emergency benefit distribution during the waiting period, deferral period or after benefit payments have begun if he or she incurs a severe, unforeseeable financial hardship.

International Supplemental Retirement Account Plan

Since October 2002, our International Supplemental Retirement Account Plan (IRP) has been our non-qualified defined benefit plan maintained to provide certain benefits to employees who have met certain age and service requirements and have experienced a permanent international transfer and met the eligibility requirements of the plan.

The IRP provides benefits that are a function of a notional account maintained on behalf of plan participants. The IRP account grows by the addition of various compensation-based and interest-based credits posted over the course of the participant’s employment. We credit annual contributions in amounts depending upon the participant’s age and a set comparison of company-provided retirement benefits in the participant’s home country and country of assignment, in amounts ranging from 2% to 13% of eligible compensation (which the plan defines as base pay plus any AIP award). In addition, each participant’s IRP account accrues interest credits at 8% per annum.

MONSANTO COMPANY 2017 PROXY STATEMENT 73

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IRP benefits are vested only to the extent a participant’s home country pension plan benefit would be vested or, if there is no home country pension plan, upon completion of five years of continuous service, death or disability. Currently, vested benefits may be paid as follows:

∎	an automatic lump-sum in the 13th month following termination of employment; or

∎	deferred at least five years following the 13th month from termination of employment and paid in a lump-sum or term certain annuity, which provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

Non-Qualified Deferred Compensation

Our proxy officers are eligible to participate in our Parity SIP Plan, the non-qualified deferred compensation plan we maintain for a select group of our management or highly compensated employees. Additionally, prior to August 31, 2009, the proxy officers and certain of our management-level U.S. employees were eligible to defer annual incentive compensation under our Deferred Payment Plan, and Financial Goal RSUs awarded prior to fiscal 2010 were eligible for deferral.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information for each proxy officer regarding fiscal 2017 aggregate individual and company contributions, aggregate earnings and year-end account balances under our deferred compensation plans:

Name and Non-Qualified Plan	Executive Contributions in Last FY ($)[1]	Monsanto Contributions in Last FY ($)[2]	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)[3]
Hugh Grant
Parity SIP Plan	218,820	127,313	3,005,553	22,839,718
Deferred Payment Plan	0	0	0	0
Deferred RSUs[4]	0	0	882,710	9,128,434
Pierre C. Courduroux
Parity SIP Plan	72,496	30,932	158,780	1,532,280
Deferred Payment Plan	0	0	0	0
Brett D. Begemann
Parity SIP Plan	78,191	62,553	411,059	3,787,716
Deferred Payment Plan	0	0	137,302	1,373,085
Robert T. Fraley
Parity SIP Plan	43,371	34,696	199,273	6,039,002
Deferred Payment Plan	0	0	30,336	644,471
David F. Snively
Parity SIP Plan	46,564	29,801	501,516	3,423,302
Deferred Payment Plan	0	0	0	0

1	Amounts in this column reflect the proxy officers’ deferral of base pay and fiscal 2016 AIP award, paid during fiscal 2017. Proxy officer deferrals of base pay for the 2017, 2016, and 2015 fiscal years into the Parity SIP Plan are also included in the Salary column of the Summary Compensation Table and for 2017 are as follows: for Mr. Grant, $156,620; Mr. Courduroux, $57,514; Mr. Begemann, $62,191; Dr. Fraley, $33,613; and Mr. Snively, $36,576.

2	Amounts in this column reflect company matching allocations. These amounts are also included in the All Other Compensation column of the Summary Compensation Table.

3	Includes, among other things, proxy officer contributions from salary or incentive compensation reported in the Summary Compensation Table of our previous proxy statements for the year earned to the extent the proxy officer was a proxy officer for that period.

4	In fiscal 2004, Mr. Grant deferred receipt of 68,640 shares of common stock underlying Financial Goal RSUs (34,320 pre-stock split shares) awarded that year, to be paid out following his retirement. The Aggregate Earnings in Last FY column reflects the change in value of these deferred shares and all cash dividends paid in fiscal 2017. The Aggregate Balance at Last FYE reflects the aggregate value of these shares based on the Aug. 31, 2017 stock price of $117.20 and all cash dividends paid since the shares were deferred.

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Parity SIP Plan

All eligible U.S. employees may contribute up to 25% of eligible pay to our Savings and Investment Plan (SIP), which is a tax-qualified defined contribution plan. The company made matching contributions to SIP equal to 80% of up to the first 8% of eligible compensation contributed by the participant during fiscal 2017. Additionally, for participants hired on or after July 8, 2012, the company made an age-based non-elective core contribution, in amounts ranging from 3% to 7% of eligible compensation.

Once contributions to the SIP reach a Code limit on compensation or contributions, hypothetical amounts are allocated to notional accounts under the Parity SIP Plan. Employee deferrals under the Parity SIP Plan are fully vested; however, matching and core contribution amounts vest 20% per year over five years. The company credits both participant contributions and its matching and core contribution amounts to the Parity SIP Plan with earnings or losses matching the performance of one or more investment options available under the SIP, as determined by the participant. The plan currently offers 17 investment options, one of which is a unitized stock fund based on our company stock, which provided a return of 12.0% for fiscal 2017. The other 16 investment options provided returns ranging from 0.3% to 26.0% for fiscal 2017. A participant may change his or her investment elections at any time, subject to certain rules and procedures. After termination of employment, the plan credits accounts with interest, currently based on the prior year’s average of the monthly averages of the Moody’s Baa Bond Index Rate, as in effect from time to time, which was 5.00% in calendar year 2016 and 4.72% in calendar year 2017.

There are two payment options under the Parity SIP Plan for contributions that were credited and vested prior to 2005. Benefits may be paid as:

∎	an automatic lump-sum on the first January 1 or July 1 that is six months following termination of employment; or

∎	deferred at least three years following the first January 1 or July 1 that is six months following termination of employment (but not later than age 70 1⁄2) and paid in a lump-sum or term certain option that provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

There are also two payment options for benefits under the Parity SIP Plan attributable to contributions that were credited and vested after December 31, 2004. Benefits may be paid as:

∎	an automatic lump-sum in the 13th month following separation of service; or

∎	deferred at least five years following the 13th month from separation of service (but not later than age 70 1⁄2) and paid in a lump-sum or term certain annuity, which provides monthly payments over a term of one to ten years, with residual payments to a beneficiary if applicable.

Deferred Payment Plan

Until our Deferred Payment Plan was frozen for new deferrals, the plan provided certain management-level employees the opportunity to defer receiving all or a portion of their AIP cash awards until a specific date in the future or until termination of employment or beyond. Our Deferred Payment Plan was amended so that our proxy officers and certain other members of senior management may not make any new deferral elections under the plan after August 31, 2009 (effective for our fiscal 2010 AIP), and that other participants may not make any new deferral elections after August 31, 2010 (effective for our fiscal 2011 AIP).

For amounts deferred under the Deferred Payment Plan prior to its amendment, the plan permits participants to elect among two investments:

∎	the cash election, under which earnings on deferred amounts accrue at a rate equal to the average yield of the Moody’s Baa Bond Index for the prior calendar year; and

∎	the stock election, under which earnings accrue at a rate that tracks the performance of our common stock (including dividends), with deferred amounts converted into hypothetical stock units based on the average trading price during the preceding ten trading days.

Participants may transfer between funds subject to certain rules and procedures. Amounts are distributed on either the date specified by the participant at the time of the deferral election or in a lump sum or monthly installments for up to ten years following termination of employment. Amounts attributable to the cash election are paid in cash, and amounts attributable to the stock election are paid in shares of our common stock or cash per plan rules and procedures. If approved by the plan’s administrative committee, at its discretion, a participant may receive an early distribution of benefits if he or she incurs a severe, unforeseeable financial hardship.

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Potential Payments Upon Termination or Change of Control

CHANGE OF CONTROL EMPLOYMENT SECURITY AGREEMENTS

We have entered into change of control employment security agreements with each of the proxy officers and other executives that may require us to make payments to these individuals in the event of the termination of employment following a “change of control” (as defined). Under the terms of the agreements, we would provide certain protections to the proxy officers for a period of two years following a change of control (the “protected period”). If a proxy officer incurs an involuntary termination of employment or a voluntary termination of employment for “good reason” (as defined) during the protected period, he would be provided with severance benefits under the terms of the agreement.

A “change of control” generally means:

∎  any other person or entity acquires beneficial ownership of 30% or more of our outstanding common stock or the combined voting power over our outstanding voting securities;

∎  the incumbent directors, as defined in the agreements, cease to constitute at least a majority of the board;

∎  the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or

∎  our shareowners approve a complete liquidation or dissolution.

The same definition is used for the equity awards included in the table on page 78.

The agreements generally provide that the proxy officer’s position, job location and travel requirements would not materially change during the protected period. In addition, during the protected period, the proxy officers would receive compensation and benefits, for which the opportunity or terms, respectively, shall be no less favorable than those in effect prior to the change of control.

Termination Other Than For Cause Or Disability; Voluntary Termination For Good Reason

If the proxy officer is terminated other than for cause or disability, or the proxy officer terminates employment for “good reason” during the protected period and executes a timely release, he would be entitled to a lump sum payment within 60 days after the termination date equal to the following:

∎	base salary through the termination date, plus accrued pay in lieu of unused vacation;

∎	a pro-rata portion of the proxy officer’s “average bonus;” and

∎	the product of three times the sum of (i) annual base salary and (ii) “average bonus.”

Additionally, all benefits accrued through the termination date under our Pension Plan and supplemental pension or retirement plans would vest and be paid in accordance with their terms.

Following a severance-qualifying termination, the proxy officer would be eligible for outplacement benefits, in accordance with our normal practice for our most senior executives, and would receive specified welfare benefits (i.e., group health, prescription drug, dental, vision, disability and life insurance), through the end of the severance period; provided, if he becomes eligible to receive specified welfare benefits under another employer provided plan, our company’s benefits would cease. Further, for purposes of eligibility for retiree welfare benefits, if the proxy officer is age 50 on the termination date, has provided at least 10 years of service, and has a combined age and years of service of 65, the proxy officer would be entitled to receive retiree medical benefits.

“Good reason” generally means:

∎  a material reduction in authority, duties or responsibilities of the proxy officer;

∎  a material failure by the company to comply with provisions in the agreement regarding the proxy officer’s position, location, duties, responsibilities or compensation;

∎  any purported termination by the company of his employment except as expressly permitted under the agreement; or

∎  any failure by the company to require a successor to expressly assume the agreement;

provided that the proxy officer has given us notice of the existence of, and an opportunity to cure, an event or condition constituting good reason, in accordance with the agreement.

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Termination for Death or Disability

If the proxy officer is terminated on account of death or disability during the protected period, the company would pay the proxy officer (or his estate or beneficiaries):

∎	a lump sum cash payment of all base salary accrued through the termination date, plus accrued pay in lieu of unused vacation;

∎	a pro-rata portion of the proxy officer’s “average bonus;”

∎	in the case of death, death benefits to the proxy officer’s estate or beneficiaries that are at least as favorable as death benefits provided to peer executives of our company; and

∎	in the case of disability, disability benefits to the proxy officer and/or his family that are at least as favorable as disability benefits provided to peer executives of our company.

Termination for Cause or Voluntary Termination Other Than for Good Reason

If the proxy officer is terminated for “cause” during the protected period, no severance payments would be due. “Cause” is defined as a proxy officer’s:

∎	willful and continued failure to perform substantially his or her duties, subject to certain exceptions for incapacity and good reason terminations; or

∎	willful and illegal conduct or gross misconduct that materially and demonstrably injures our company.

If the proxy officer voluntarily terminates, other than for good reason, during the protected period, the company must pay the proxy officer in a lump sum in cash within 30 days of the date of termination:

∎	all base salary accrued through the termination date, plus accrued pay in lieu of unused vacation; and

∎	a pro-rata portion of the proxy officer’s “average bonus.”

Treatment of Golden Parachute Excise Tax

If a change of control occurs, and a proxy officer is subject to the excise tax imposed under Section 4999 of the Code, we would reduce payments to the proxy officer so that the aggregate amount equals the maximum amount that can be paid without triggering imposition of the excise tax, if the net amount received by the proxy officer after tax would be greater than it would be absent such a reduction.

OTHER ARRANGEMENTS

In addition, many of our executive compensation, benefit and deferred compensation plans provide our proxy officers with certain rights or the right to receive payments in the event of the termination of employment, as described in more detail in the Compensation Discussion & Analysis, Pension Benefits, and Non-Qualified Deferred Compensation sections and the footnotes beginning on page 79. Our proxy officers participate in our company’s broad-based Separation Pay Plan covering our full-time U.S. employees. Under the terms of the plan, a proxy officer would receive severance benefits in the event of his involuntary termination without cause, absent a change of control.

The amount of the severance benefits would be paid as a lump sum equal to the product of: (a) 15 times (b) the sum of: (i) the proxy officer’s monthly base salary in effect at the time of the termination, plus (ii) the average of his AIP awards paid to him under our AIP for the three prior years, divided by 12. Their severance benefit calculation follows the same formula used in determining all other U.S. employees’ severance pay upon an involuntary termination without cause under the Separation Pay Plan.

POTENTIAL EFFECT ON COMPENSATION UPON TERMINATION OR CHANGE OF CONTROL TABLE

The table and footnotes following show potential incremental payments, incremental benefits, equity award accelerations and equity award forfeitures upon termination of our proxy officers or a change of control. Except as noted, the amounts have been estimated under existing agreements and plans under various termination scenarios on August 31, 2017. However, because the compensation impact upon termination or a change of control depends on several factors, the actual impact can only be determined at the time of the event. Material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. All amounts included in the table are stated in the aggregate, even if the payments will be made on a monthly basis. The table does not reflect amounts attributable to vested, non-forfeitable equity-based awards or accrued compensation; retirement and other benefits; and deferred compensation. For information about these previously earned and accrued amounts, see the Summary Compensation Table on page 66, Outstanding Equity Awards at Fiscal Year End Table on page 69, Pension Benefits Table on page 72 and Non-Qualified Deferred Compensation Table on page 74 in this proxy statement.

MONSANTO COMPANY 2017 PROXY STATEMENT 77

Executive Compensation Executive Compensation Tables

Potential Effect on Compensation Upon Termination or Change of Control Table

		Termination Event
Name		Voluntary ($)	Involuntary Not for Cause ($)[1]	For Cause ($)	Death ($)	Disability ($)	Change of Control ($)[2]
Hugh Grant[3]	Cash Severance Payment	0	4,787,696	0	0	0 [4]	13,583,207
	Stock Options[5]	0	3,247,927	0	3,247,927	3,247,927	0
	Performance-RSUs[6]	15,733,866	15,733,866	0	15,733,866	15,733,866	12,494,200
	Time-Based RSUs[7]	0	0	0	0	0	6,481,160
	Total	15,733,866	23,769,489	0	18,981,793	18,981,793	32,558,567
	Enhanced Health & Welfare Benefits[8]	0	0	0	0	0	38,198
	Forfeited Equity Value
	Stock Options	0	0	(43,375,567)	0	0	0
	Performance-RSUs	0	0	(15,733,866)	0	0	0
	Time-Based RSUs	(6,481,160)	(6,481,160)	(6,481,160)	(6,481,160)	(6,481,160)	0
	Total Forfeited Equity Value	(6,481,160)	(6,481,160)	(65,590,593)	(6,481,160)	(6,481,160)	0
Pierre C. Courduroux[3]	Cash Severance Payment	0	1,327,708	0	0	0	3,400,247
	Stock Options[5]	0	753,518	0	753,518	753,518	753,518
	Performance-RSUs[6]	0	1,294,240	0	1,294,240	1,294,240	2,837,447
	Time-Based RSUs[7]	0	0	0	0	0	1,433,942
	Total	0	3,375,466	0	2,047,758	2,047,758	8,425,154
	Enhanced Health & Welfare Benefits[8]	0	117,122	0	0	0	137,868
	Forfeited Equity Value
	Stock Options	(753,518)	0	(5,715,477)	0	0	0
	Performance-RSUs	(3,509,554)	(2,215,314)	(3,509,554)	(2,215,314)	(2,215,314)	0
	Time-Based RSUs	(1,433,942)	(1,433,942)	(1,433,942)	(1,433,942)	(1,433,942)	0
	Total Forfeited Equity Value	(5,697,014)	(3,649,256)	(10,658,973)	(3,649,256)	(3,649,256)	0
Brett D. Begemann[3]	Cash Severance Payment	0	2,173,417	0	0	0	5,921,200
	Stock Options[5]	0	1,473,998	0	1,473,998	1,473,998	0
	Performance-RSUs[6]	2,588,362	2,588,362	0	2,588,362	2,588,362	5,434,631
	Time-Based RSUs[7]	0	0	0	0	0	2,867,884
	Total	2,588,362	6,235,777	0	4,062,360	4,062,360	14,223,715
	Enhanced Health & Welfare Benefits[8]	0	0	0	0	0	13,490
	Forfeited Equity Value
	Stock Options	0	0	(5,711,991)	0	0	0
	Performance-RSUs	(4,430,629)	(4,430,629)	(7,018,991)	(4,430,629)	(4,430,629)	0
	Time-Based RSUs	(2,867,884)	(2,867,884)	(2,867,884)	(2,867,884)	(2,867,884)	0
	Total Forfeited Equity Value	(7,298,513)	(7,298,513)	(15,598,866)	(7,298,513)	(7,298,513)	0

78 MONSANTO COMPANY 2017 PROXY STATEMENT

Executive Compensation Executive Compensation Tables

Potential Effect on Compensation Upon Termination or Change of Control Table

		Termination Event
Name		Voluntary ($)	Involuntary Not for Cause ($)[1]	For Cause ($)	Death ($)	Disability ($)	Change of Control ($)[2]
Robert T. Fraley[3]	Cash Severance Payment	0	1,514,354	0	0	0	3,890,805
	Stock Options[5]	0	897,954	0	897,954	897,954	0
	Performance-RSUs[6]	4,211,348	4,211,348	0	4,211,348	4,211,348	3,359,654
	Time-Based RSUs[7]	0	0	0	0	0	1,720,730
	Total	4,211,348	6,623,656	0	5,109,302	5,109,302	8,971,189
	Enhanced Health & Welfare Benefits[8]	0	0	0	0	0	46,302
	Forfeited Equity Value
	Stock Options	0	0	(2,921,633)	0	0	0
	Performance-RSUs	0	0	(4,211,348)	0	0	0
	Time-Based RSUs	(1,720,730)	(1,720,730)	(1,720,730)	(1,720,730)	(1,720,730)	0
	Total Forfeited Equity Value	(1,720,730)	(1,720,730)	(8,853,711)	(1,720,730)	(1,720,730)	0
David F. Snively[3]	Cash Severance Payment	0	1,327,708	0	0	0	3,400,247
	Stock Options[5]	0	514,370	0	514,370	514,370	0
	Performance-RSUs[6]	880,172	880,172	0	880,172	880,172	1,943,890
	Time-Based RSUs[7]	0	0	0	0	0	975,104
	Total	880,172	2,722,250	0	1,394,542	1,394,542	6,319,241
	Enhanced Health & Welfare Benefits[8]	0	0	0	0	0	17,522
	Forfeited Equity Value
	Stock Options	0	0	(1,325,512)	0	0	0
	Performance-RSUs	(1,506,372)	(1,506,372)	(2,386,544)	(1,506,372)	(1,506,372)	0
	Time-Based RSUs	(975,104)	(975,104)	(975,104)	(975,104)	(975,104)	0
	Total Forfeited Equity Value	(2,481,476)	(2,481,476)	(4,687,160)	(2,481,476)	(2,481,476)	0

1	These amounts reflect estimated severance benefits in the event of the proxy officer’s involuntary termination without cause, absent a change of control, based on the formula in our broad-based U.S. Separation Pay Plan.

2	Restricted stock units, Financial Goal RSUs and stock options with value would not vest following a change of control without a termination unless a comparable replacement award is not provided. The terms of these awards are described in more detail below.

3	Messrs. Grant, Begemann and Snively and Dr. Fraley have each attained age 55 and five years of service with the company and thus, in the event of a voluntary termination on Aug. 31, 2017, would have been deemed to have retired under the terms and conditions of their equity awards. Mr. Courduroux is not retirement eligible under the terms and conditions of his awards and would forfeit such awards in the event of a voluntary termination or other involuntary termination of employment without cause, absent a change of control, job elimination, death or disability, on Aug. 31, 2017.

4	In the event Mr. Grant should incur a termination due to disability, he would be entitled to an annual payment of $1,233,800 under the terms of the TCN plan described on page 60, plus any benefits due him under the terms of our U.S. disability plan, until he attains age 65, so long as he remains disabled. The net present value of future payments under the TCN plan until age 65, assuming continued disability, and no mortality, is $6,726,458.

5	These amounts reflect the value of accelerated vesting of the remaining unvested portion of the officer’s fiscal 2015 and fiscal 2016 stock option awards based on our closing stock price on Aug. 31, 2017 of $117.20. Modified vesting may occur as follows, upon:

∎	Death, disability or Involuntary termination of employment on account of job elimination – any outstanding stock option becomes fully vested. If no job elimination occurs, the unvested portion of any outstanding stock option is forfeited.
∎	Retirement – options held for at least one year continue to vest on the normal schedule. “Retirement” is a termination of employment (other than for cause) after attaining age 55 with five years of service.
∎	Change of control – all unvested stock options are subject to double-trigger vesting, even if held less than one year.

6	These amounts are based on our closing stock price on Aug. 31, 2017 of $117.20. Performance-RSUs include non-vested fiscal 2015, fiscal 2016 and fiscal 2017 Financial Goal RSUs. Financial Goal RSUs are eligible for modified vesting under the following circumstances:

∎	In the case of retirement, death or disability, our proxy officers other than Mr. Grant and Dr. Fraley are eligible for a pro-rata portion of units to vest based upon actual performance over the performance period. Awards granted beginning with the fiscal 2015 award for Mr. Grant and the fiscal 2016 award for Dr. Fraley are eligible for continued full vesting based upon actual performance over the performance period. Dr. Fraley’s award granted in fiscal 2015 remains subject to pro-rata vesting based upon actual performance over the performance period.

MONSANTO COMPANY 2017 PROXY STATEMENT 79

Executive Compensation Executive Compensation Tables

∎	In the event of an involuntary termination of employment on account of job elimination, our proxy officers other than Mr. Grant and Dr. Fraley are eligible for a pro-rata portion of units to vest based upon actual performance over the performance period. Awards granted beginning with the fiscal 2015 for Mr. Grant and the fiscal 2016 award for Dr. Fraley are eligible for continued full vesting; based upon actual performance over the performance period. Dr. Fraley’s award granted in fiscal 2015 remains subject to pro-rata vesting based upon actual performance over the performance period. In the event of an involuntary termination without cause other than because of a job elimination, all unvested Financial Goal RSUs are forfeited.
∎	Upon a change of control of the company, Financial Goal RSUs are subject to double-trigger vesting and would vest only if no comparable replacement units are provided or in the event of the participant’s retirement, involuntary termination of employment without cause, or death or disability. Upon a change of control the number of units subject to an award would be the initial number of units, provided that a pro-rata portion of the award would be adjusted to take into account actual performance for any completed fiscal year prior to the change of control.

   Messrs. Grant, Begemann, and Snively and Dr. Fraley are retirement eligible and thus, in the event of a termination not for cause or in connection with a change of control on Aug. 31, 2017, would have been deemed to have retired and thus eligible to vest in units based upon actual performance over the performance period as described above. For purposes of valuation, the table assumes that threshold (50%) level of performance for fiscal 2016 Financial Goal RSUs and outstanding (200%) level of performance for 2017 Financial Goal RSUs will be achieved, consistent with assumptions applied in the Outstanding Equity Awards at Fiscal-Year End Table on pages 69 and 70. The table reflects this level of payout.

7	These amounts reflect the value of accelerated vesting of the unvested portion of the officer’s fiscal 2017 time-based RSUs in the event of a termination following a change of control based on our closing stock price on Aug. 31, 2017 of $117.20. Modified vesting may occur as follows, upon:

∎	Change of control – all unvested time-based RSUs are subject to double-trigger vesting, even if held less than one year.

8	This amount reflects the net present value of any extended health and welfare benefit coverage for the proxy officer in the event of various termination events. In the event of an involuntary termination without cause absent a change of control: (i) all proxy officers are currently eligible for post-65 retiree medical benefits under the terms of our broad-based U.S. retiree medical plan (“Retiree Medical Plan”); (ii) as each of Messrs. Grant, Begemann and Snively and Dr. Fraley has attained age 55, each is currently eligible for pre-65 retiree medical benefits under the terms of our Retiree Medical Plan and thus would not receive incremental retiree medical benefits; and (iii) as Mr. Courduroux is between age 50 and 55, he would become eligible for incremental pre-65 retiree medical benefits under the terms of our Retiree Medical Plan.

   In the event of change of control and a subsequent involuntary termination without cause or a voluntary termination for good reason during the protected period, under the terms of our change of control employment security agreements: (i) each proxy officer would receive incremental health and welfare benefits for two years; (ii) all proxy officers are currently eligible for post-65 retiree medical benefits under the terms of our Retiree Medical Plan; (iii) as each of Messrs. Grant, Begemann and Snively and Dr. Fraley has attained age 55, each is currently eligible for pre-65 and post-65 retiree medical benefits under the terms of our Retiree Medical Plan and thus none would receive incremental retiree medical benefits; and (iv) as Mr. Courduroux is between age 50 and age 55, he would become eligible for incremental pre-65 retiree benefits under the terms of our Retiree Medical Plan.

Equity Compensation Plan Table

On August 31, 2017, we maintained the 2005 LTIP, under which our equity securities had been authorized for issuance to employees or non-employee directors. The LTIP was approved by our shareowners. We also maintained The Climate Corporation 2006 Stock Plan, as amended and restated as of October 30, 2013 (“Climate Plan”). We assumed the Climate Plan when we acquired The Climate Corporation. The plan had been approved by The Climate Corporation shareowners. The Climate Plan has not been approved by our shareowners.

The following table shows the number of shares of common stock to be issued upon exercise of restricted stock units, stock options and other rights outstanding at August 31, 2017, the weighted average exercise price of those options and the number of shares of common stock remaining available for future issuance at August 31, 2017, excluding shares to be issued upon the exercise of outstanding options.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights[1] ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise)
Equity compensation plans approved by security holders	14,261,886	87.84	16,201,029
Equity compensation plans not approved by security holders[2]	341,251	18.94	1,049,097
Total[3]	14,603,137	86.50	17,250,126

1	This calculation does not take into account awards of deferred stock or restricted stock units.

2	The Climate Plan provides for grants of non-statutory stock options, incentive stock options, stock purchase rights and restricted stock units to employees, directors or consultants. A total of 2,019,291 shares of our common stock are issuable under the plan, including assumed awards. Awards issued under the plan prior to the acquisition were converted into stock options to acquire 549,156 shares of our common stock and 362,723 restricted stock units. After the acquisition, the company awarded 50,076 restricted stock units in fiscal 2016 and 6,140 restricted stock units in fiscal 2017 to certain employees of The Climate Corporation.

80 MONSANTO COMPANY 2017 PROXY STATEMENT

Executive Compensation Executive Compensation Tables

   The Climate Plan administrator is our people and compensation committee. The committee may determine award terms and conditions. Stock options may not have an exercise price less than the closing sales price for our common stock on the date of grant, and neither stock options nor stock purchase rights may have terms of more than ten years. Generally, unvested awards are forfeited upon termination of employment, death or disability unless, in certain cases, otherwise determined by the committee. In the case of restricted stock purchase agreements, we have a repurchase option that becomes exercisable within 90 days after any such event at the purchase price previously paid unless, in certain cases, otherwise determined by the committee.

   In the event of a merger or change in control (as defined), awards will be treated as determined by the committee. However, unless assumed or substituted in a change in control, the awards will fully vest and become exercisable and any restrictions will lapse.

3	At Aug. 31, 2017, there were a total of 11,376,455 shares of common stock to be issued upon exercise of outstanding options having a weighted average exercise price of $86.50 and 17,250,126 shares of common stock remaining available for future issuance (excluding shares to be issued upon exercise of outstanding options). As of Aug. 31, 2017, 258,363 shares of deferred stock were issued. The table reflects 2,968,319 shares of unvested RSUs, taking into account the probable outcome of Financial Goal RSUs. The terms of the unvested RSUs are described on pages 69 and 70. The actual number of Financial Goal RSUs that may be eligible for vesting will be determined after the end of the respective performance periods and may differ from the number of Financial Goal RSUs included in the table.

MONSANTO COMPANY 2017 PROXY STATEMENT 81

This proposal was submitted by John C. Harrington, President of Harrington Investments, Inc., 1001 2nd Street, Suite 325, Napa, California 94559, and co-proponents, the Adrian Dominican Sisters, the Congregation of St. Joseph and Mercy Investment Services, Inc.. As of July 31, 2017, Mr. Harrington indicated that he held 300 shares of Monsanto common stock. As of August 11, 2017, the Adrian Dominican Sisters indicated that it held 24 shares of Monsanto common stock. As of August 11, 2017, the Congregation of St. Joseph indicated that it held 100 shares of Monsanto common stock, and as of August 11, 2017, Mercy Investment Services, Inc. indicated that it held 28 shares of Monsanto common stock. The proposal has been carefully considered by the board of directors, which has concluded that its adoption would not be in the best interests of the company or its shareowners. For the reasons stated after the proposal, the board recommends a vote “Against” the shareowner proposal.

The proposal and supporting statement are presented as received from the shareowner proponents in accordance with the rules of the SEC, and the board of directors and the company disclaim any responsibility for its content.

Shareowner Statement

Resolved: To amend the Bylaws of Monsanto by adding the following section:

Section 2 2 A. Board Committee on Human Rights. There is established a Board Committee on Human Rights, to review the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide, including assessing the impacts of company operations on resources and public welfare in host communities and the relationship of company operations and resources to any government security forces securing company operations in those communities.

The Board of Directors is authorized, by resolution, in its discretion and consistent with these Bylaws, the Articles of Incorporation and applicable law to: (1) select the members of the Board Committee on Human Rights, (2) provide said Committee with funds for operating expenses, (3) adopt a charter governing said Committee’s operations, (4) empower said Committee to solicit public input and issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, including but not limited to an annual report on the findings of the Board Committee, and (5) any other measure within the Board’s discretion consistent with these Bylaws and applicable law. Nothing herein shall restrict the power of the Board of Directors to manage the business affairs of the company. The Board Committee on Human Rights shall not incur any costs to the company except as authorized by the Board of Directors.

Supporting Statement

As alleged by the International Monsanto Tribunal, Monsanto is accused of violating human rights including “the right to a healthy environment”. Many of these alleged violations result from Monsanto’s role in producing Glyphosate, Roundup’s active ingredient, which the World Health Organization and California deems a probable human carcinogen.

The proposed Bylaw would establish a separate Board Committee on Human Rights, elevating board level oversight and governance regarding human rights issues raised by Monsanto’s activities.

The company currently has an anti-corruption policy, a code of business conduct, a Monsanto Pledge including a human rights policy, and a Supplier Code of Conduct, all being voluntary and considered inadequate by the proponent. Although the board currently may address some Company human rights challenges through broader mandates addressing such issues to its Sustainability and Corporate Responsibility Committee, the proponent believes the Company’s human rights concerns in the communities where it operates are so severe they merit oversight of a separate board committee with a specific fiduciary mandate on human rights. In defining “human rights,” the proponent suggests in addition to the U N Declaration on Human Rights the committee also reference the U S Bill of Rights and the U N Declaration on the Rights of Indigenous Peoples as nonbinding benchmarks.

The proponent notes such a board committee is not recognized in the Company’s Bylaws nor is human rights or indigenous peoples’ rights oversight expressly required by any of the current standing committees or their charters.

Proxy Item No. 4: Shareowner Proposal: Human Rights Committee

82 MONSANTO COMPANY 2017 PROXY STATEMENT

Proxy Item No. 4: Shareowner Proposal: Human Rights Committee

Our Board of Directors Recommends a Vote AGAINST the Foregoing Proposal for the Following Reasons:

We are committed to operating our business in a way that demonstrates respect and high regard for human rights. Respecting the dignity of every person is a long-held commitment of our company. In 2006, we formalized our commitment to human rights with the establishment of our Human Rights Policy, which is guided by the Universal Declaration of Human Rights and the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work, and represents an important statement of our values as described in the Monsanto Pledge.

Our commitment in 2006 was just the starting point, and over the years we have worked to continuously advance our corporate responsibility to respect and promote human rights and further our commitment to human rights. For example, in 2008, we implemented mandatory human rights training for all employees; in 2009, we signed onto an industry agreement to eliminate child labor in seed protection; in 2010, we began contracting with various third parties to conduct business partner assessments in several high-risk countries; in 2011, we joined the Business for Social Responsibility’s Human Rights Working Group as a charter member and amended our grower payment practices in certain African countries to enable growers to pay their workers in a more timely manner; since 2012, our seed supply contracts have contained clauses advancing and respecting human rights; in 2013, we began to convene regional supplier summits focused on advancing sustainability and social responsibility initiatives throughout our supplier base; in 2014, we took steps to improve access to clean drinking water in the communities where we operate, and piloted a mobile phone survey system for rural workers in Argentina to gather information to help us improve living and working conditions; in 2015, we conducted over 25,000 business partner assessments globally and began our select supplier sustainability assessments, which include human rights performance; in 2016, we joined the Human Rights Campaign’s Business Coalition for Equality; and for 2017, we received our fourth consecutive 100% score on the Corporate Equality Index. These and other actions intended to advance human rights are described in greater detail on our website at https://monsanto.com/company/commitments/human-rights/.

Our Human Rights Policy operates in conjunction with, and is mutually supportive of, our Code of Business Conduct; the Monsanto Fund; our product stewardship programs; our global environment, safety and health policies and procedures; and our comprehensive regulatory compliance program. Together, these policies and practices demonstrate our firm commitment to respect and advance human rights.

We recognize the value in having board-level oversight over human rights issues as they relate to our business, but believe that this oversight is best accomplished through our existing policies and governance structure. As the proponent acknowledges, our board has a sustainability and corporate responsibility committee, which has a broad mandate under its charter to “review and monitor the performance of the company as it affects matters relating to sustainability, the environment, communities, customers and other key stakeholders.” The sustainability and corporate responsibility committee reports to our full board on a regular basis as to the status of company programs and initiatives on sustainability, environmental matters and social responsibility, including matters affecting or relating to human rights. This report is based upon written and in-person updates regularly provided to the committee.

The proponent fails to demonstrate why the company’s existing governance framework with respect to oversight of human rights issues is insufficient or unworkable. By contrast, our board strongly believes that its current approach to advance, support and respect human rights in the course of the company’s business, where the sustainability and corporate responsibility committee considers human rights issues as part of its broader review of the company’s impact on employees, customers, communities and other key stakeholders, is appropriate and effective. The creation of an additional committee focused solely on human rights would be duplicative.

Our board also believes that having a special-purpose committee is not a good corporate governance practice. The sustainability and corporate responsibility committee considers a host of complex and multifaceted and interrelated sustainability and environmental issues, including but not limited to human rights. Indeed, the revised company sustainability framework is entitled Growing Better Together on a foundation of principled business and human rights. Our board believes that this holistic approach, as reflected in the sustainability framework, produces better outcomes than relying on a committee with an overly prescribed and narrow mandate in one designated subject area.

We believe that the concerns about the safety of glyphosate cited in the proponent’s supporting statement are misleading and unfounded; a 40-year track record of safe and effective use, a wealth of scientific evidence, positive conclusions reached by regulators in jurisdictions around the globe, and industry and independent third-party experts overwhelmingly support the safety of glyphosate. In any case, we believe that the board’s oversight over the impact of the company’s products on customers, communities and the environment is best accomplished through the approach taken by the sustainability and corporate responsibility committee.

Our board and management are committed to working together to continuing to advance the company’s commitment to human rights. Since the adoption of the Human Rights Policy in 2006, our board has provided oversight to management in defining the company’s implementation and monitoring efforts with respect to human rights, consistent with the principles and commitments contained in the Human Rights Policy. Our existing governance framework has produced a strong commitment to human rights and progress that is evident in our established policies, practices and procedures, which continue to evolve. Thus, our board believes that the proposal suggests action that is unnecessary and counterproductive in light of our existing commitment to human rights and our effective ongoing oversight at the board level of human rights issues.

Based on the foregoing, our board believes that adopting a proposal to amend the company’s bylaws to establish a board committee on human rights would not be in the best interests of our company and our shareowners.

MONSANTO COMPANY 2017 PROXY STATEMENT 83

General Information About This Proxy Statement

Our board of directors is soliciting proxies from our shareowners in connection with our annual meeting of shareowners to be held on Wednesday, January 31, 2018, and at any and all adjournments or postponements of the meeting. No business can be conducted at the annual meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting.

Unless otherwise noted, the information in this proxy statement covers our 2017 fiscal year (or “fiscal 2017”), which ran from September 1, 2016 through August 31, 2017, and in some cases our 2016 fiscal year (or “fiscal 2016”), which ran from September 1, 2015 through August 31, 2016 and our 2015 fiscal year (or “fiscal 2015”), which ran from September 1, 2014 through August 31, 2015. The term “Former Monsanto” in this proxy statement refers to a corporation that was then known as Monsanto Company that operated, among other businesses, an agricultural products division. Former Monsanto is now known as Pharmacia LLC and is a wholly owned subsidiary of Pfizer Inc. Former Monsanto transferred its agricultural products division to us in September 2000.

Information on our website is not considered part of this proxy statement.

Questions and Answers about the Annual Meeting and Voting

When and where is the annual meeting?

When: Wednesday, January 31, 2018, at 8:00 a.m. Central Time

Where: “AA” Building

Chesterfield Village Research Center
700 Chesterfield Parkway West
Chesterfield, Missouri 63017

Who is entitled to vote at the meeting?

You are entitled to vote at the meeting if you owned Monsanto shares directly or in “street name,” as of the close of business on December 15, 2017, the record date for the meeting. On that date, 440,800,800 shares of our common stock were outstanding and entitled to vote and no shares of our preferred stock were outstanding. Each share of our common stock is entitled to one vote for each matter on which it is entitled to vote; there is no cumulative voting for any proposal.

What do I need to do if I plan to attend the meeting in person?

If you plan to attend the annual meeting in person, you must provide proof of your ownership of our common stock as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification for admission to the meeting.

If you hold your shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

If you anticipate needing assistance to participate in the meeting due to a disability, we would appreciate it if you would please notify us by January 12, 2018, so we may be better prepared to assist you. Please contact Susie St. Cyr at (314) 694-2819 and provide information about your disability and the assistance you will need.

For safety and security reasons, we will not allow anyone to bring large bags, briefcases or packages into the meeting room, or to record or photograph the meeting.

What is the difference between holding shares directly as a shareowner of record and holding shares in “street name” at a bank or broker?

Most of our shareowners hold their shares indirectly through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are differences between shares held of record and those held in “street name.”

Shareowner of Record. If your shares are registered directly in your name with our transfer agent, you are considered the shareowner of record for those shares, and a Notice containing instructions on how to access our proxy statement and annual report online was sent directly to you. As the shareowner of record, you have the right to vote your shares as described in this proxy statement.

“Street Name” Shareowner. If your shares are held by a bank or broker as your nominee, you are considered the beneficial owner of shares held in “street name.” The Notice containing instructions on how to access our proxy statement and annual report online was forwarded to you by your bank or broker who is considered the shareowner of record for those shares. Your bank or broker will send you, as the beneficial owner, a separate package describing how you can vote your shares. You should follow the instructions provided by your bank or broker to vote your shares. You are also invited to attend the annual meeting.

What matters am I being asked to vote on at the meeting and what vote is required to approve each matter?

You are being asked to vote on four proposals. Proposal 1 requests election of directors. Because this election is not a contested

84 MONSANTO COMPANY 2017 PROXY STATEMENT

Annual Meeting Information Questions and Answers about the Annual Meeting and Voting election, each director will be elected by the vote of the majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any votes withheld by brokers in the absence of instructions from “street name” holders (“broker non-votes”).

The affirmative vote of a majority of the votes cast is required to: ratify the appointment of our independent registered public accounting firm (Proposal 2); approve, by non-binding vote, executive compensation (Proposal 3); and approve the shareowner proposal (Proposal 4). Abstentions and broker non-votes will therefore have no effect on Proposals 2 through 4 under our company’s bylaws.

Although the advisory vote on Proposal 3 is non-binding, as provided by law, our board will review the results of the vote and, consistent with our record of shareowner engagement, will take them into account in making a determination concerning executive compensation.

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. as our independent agent to receive and tabulate shareowner votes. Broadridge will separately tabulate “for” and “against” votes, abstentions and broker non-votes. We have also retained an independent election inspector to certify the results, determine the existence of a quorum and the validity of proxies and ballots, and perform any other acts required under the General Corporation Law of Delaware.

How can I vote?

Most shareowners can vote in one of four ways:

∎	over the Internet at www.proxyvote.com;

∎	using a toll-free telephone number 1-800-690-6903;

∎	completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided (if you received paper copies of the proxy materials); or

∎	in person at the meeting.

The telephone and Internet voting facilities for shareowners of record, but not including shares held in our Savings and Investment Plan (“SIP”) (which are described below), will close at 11:59 p.m. Eastern Standard Time on January 30, 2018. The Internet and telephone voting procedures are designed to authenticate shareowners by use of a control number and to allow you to confirm that your instructions have been properly recorded.

If you hold your shares in street name, your bank or broker will send you a separate package describing the procedures and options for voting your shares. Please read the voting instructions on the Notice or proxy card or the information sent by your broker or bank.

What does it mean to give a proxy?

The proxy card or voting instruction card will appoint Hugh Grant and David F. Snively as proxy holders, or your representatives, or The Northern Trust Company (“Northern”) as trustee of our SIP, as the case may be, to vote your shares in the manner directed by you. Mr. Grant is our chairman of the board and chief executive officer. Mr. Snively is our executive vice president, secretary and general counsel. Your proxy permits you to direct the proxy holders or, if you hold shares in the SIP, to instruct Northern, to vote “for,” “against,” or “abstain” from the nominees for director and Proposals 2 through 4.

All of your shares entitled to vote and represented by a properly completed proxy or voting instruction received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

What happens if I sign, date and return my proxy or voting instruction card but do not specify how I want my shares voted on one of the proposals?

Your proxy will be counted as a vote “for” all of the nominees for directors, “for” Proposals 2 and 3, and “against” Proposal 4.

What happens if I do not return a proxy card?

Shareowner of Record: Your shares will not be voted if you do not return a proxy card.

Street Name Shareowner: Your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. We believe that under NYSE rules your broker or nominee has discretion to vote your shares on routine matters such as the ratification of our independent registered public accounting firm. However, your broker or nominee does not have discretion to vote your shares on non-routine matters such as the election of directors and Proposals 3 and 4.

Can I change my vote before the meeting?

If you are a shareowner of record, you can change your vote at any time before your proxy is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote), by revoking your proxy by written notice to the Secretary of Monsanto, or by voting at the meeting. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person.

If you are a street name shareowner, please refer to the information forwarded by your bank or broker for procedures on changing your voting instructions.

If you hold shares in the SIP, please see the information below regarding how to submit and revoke your voting instructions for shares held in the SIP.

How can I get assistance in voting my shares?

To get help in voting your shares, please contact Morrow Sodali LLC toll-free within the United States at (800) 662-5200 and at (203) 658-9400 outside of the U.S.

MONSANTO COMPANY 2017 PROXY STATEMENT 85

Annual Meeting Information Questions and Answers about the Annual Meeting and Voting

Why haven’t I received a printed copy of the proxy statement or annual report?

We are furnishing proxy materials to you online, as permitted by SEC rules, to expedite your receipt of materials, while lowering costs and reducing the environmental impact of printing and mailing of full sets of annual meeting materials. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one, or have requested paper copies in the past. The Notice also contains instructions on how to receive a paper copy of the materials.

Is the proxy statement available on the Internet?

Yes. Most shareowners will receive the proxy statement online. If you received a paper copy, you can also view these documents online by accessing our website at www.monsanto.com/investors/reports/annual-reports/. You can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies by mail by following the instructions on your proxy card.

Who is paying for the cost of this proxy solicitation?

We will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Our directors, officers or employees may solicit proxies on our behalf. We have engaged Morrow Sodali LLC to assist us in the solicitation of proxies. We expect to pay Morrow approximately $11,000 for these services plus expenses. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of our stock and obtaining their proxies.

What if I participate in the Monsanto Savings and Investment Plan (“SIP”)?

If you participate in a Monsanto stock fund under the SIP and had shares of our common stock associated with your account on the record date of December 15, 2017, you will receive an electronic notice unless you opted to receive paper copies of the proxy materials. The electronic notice will contain voting instructions for all shares registered in the same name, whether inside or outside of SIP. If your accounts inside and outside of SIP are not registered in the same name, you will receive a separate electronic notice for the shares associated with your SIP account.

Shares of common stock in the SIP will be voted by Northern as trustee of the SIP. SIP participants in a Monsanto stock fund should submit their voting instructions to Northern by using the toll-free telephone number, indicating their instructions over the Internet or submitting an executed proxy card.

Voting instructions regarding SIP shares must be received by 11:59 p.m. Eastern Standard Time on January 25, 2018, and all telephone and Internet voting facilities for plan shares will close at that time. You can revoke your voting instructions for shares held in our SIP prior to such time by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to Northern.

All voting instructions from SIP participants will be kept confidential. If you do not timely submit voting instructions, the shares allocated to you, together with unallocated shares, will be voted in accordance with the pro-rata vote of the participants who did provide instructions.

86 MONSANTO COMPANY 2017 PROXY STATEMENT

Annual Meeting Information Shareowner Proposals and Director Nominations for 2018 Annual Meeting

Shareowner Proposals and Director Nominations for 2019 Annual Meeting

Proposals for Inclusion in Next Year’s Proxy Statement

SEC rules permit our shareowners to submit proposals to be included in our proxy statement if the shareowner and the proposal meet the requirements specified in SEC Rule 14a-8.

∎	When to send such proposals. Any shareowner proposals submitted in accordance with SEC Rule 14a-8 must be received by our Secretary no later than 5:00 p.m., Central Time, August 23, 2018, which is 120 calendar days prior to the anniversary of this year’s mailing date.

∎	Where to send such proposals. Proposals should be addressed to David F. Snively, Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

∎	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)

Our bylaws permit a shareowner (or a group of no more than 20 shareowners) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our bylaws, to submit director nominees (up to 20% of the board) for inclusion in our proxy statement if the shareowner(s) and the nominee(s) satisfy the requirements set forth in our bylaws.

∎	When to send such proposals. Notice of director nominees submitted under these bylaw provisions must be received by our Secretary no earlier than 5:00 p.m., Central Time, July 24, 2018, and no later than 5:00 p.m., Central Time, on August 23, 2018.

∎	Where to send such proposals. Proposals should be addressed to David F. Snively, Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

∎	What to include. Notice must include the information required by our bylaws, which are available on our website at www.monsanto.com/company/governance/bylaws/.

Proposals or Nominations Not Included in Next Year’s Proxy Statement

If a shareowner wishes to present a proposal at our annual meeting in the year 2019 or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareowner must give advance written notice to us prior to the deadline for such meeting determined in accordance with our bylaws. In general, our bylaws provide that such notice should be addressed to the Secretary and be received at our executive offices by the close of business no fewer than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of our 2019 annual meeting, such notice must be received not later than the close of business on November 2, 2018 and not earlier than the close of business on October 3, 2018. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Our bylaws set out specific requirements that such shareowners and written notices must satisfy. Any shareowner filing a written notice of nomination for director must describe various matters regarding the nominee and the shareowner, and any underlying beneficial owner, including, among other things, name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the shareowner and beneficial owner, if any. Any shareowner filing a notice to bring other business before a shareowner meeting must provide the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters.

Our bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:

∎	complete and return a written questionnaire about the background and qualification of the nominees and the background of any other person or entity on whose behalf the nomination is being made; and

∎	provide a written representation and agreement that the nominee:

– –

will abide by the advance resignation requirements of our bylaws in connection with director elections;

is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

MONSANTO COMPANY 2017 PROXY STATEMENT 87

Annual Meeting Information Shareowner Proposals and Director Nominations for 2018 Annual Meeting

–	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and
–

would be in compliance if elected as a director and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Copies of those requirements will be forwarded to any shareowner upon written request.

Other Matters

Our board of directors knows of no matter, other than those referred to in this proxy statement, that will be presented at the meeting. However, if any other matters properly come before the meeting or any of its adjournments or postponements, the person or persons voting the proxies will vote in accordance with their judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments or postponements thereof, the persons named in the proxy will vote for the election of such other person for such directorship as our board of directors may recommend, unless, prior to the meeting, the board has eliminated that directorship by reducing the size of the board. The board is not aware that any nominee will be unable to serve or for good cause will not serve as a director.

We urge you to vote promptly and look forward to seeing you at the meeting.

By Order of the Board of Directors,

MONSANTO COMPANY

DAVID F. SNIVELY

Secretary

December 21, 2017

88 MONSANTO COMPANY 2017 PROXY STATEMENT

The presentations of adjusted earnings per share (“EPS”), free cash flow, as defined below (“FCF”), and adjusted return on capital (“ROC”) in this proxy statement are not intended to replace net income (loss) attributable to Monsanto Company, cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (“GAAP”) in the United States. The following tables reconcile adjusted EPS, FCF, and adjusted ROC to the respective most directly comparable financial measure calculated in accordance with GAAP. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

Reconciliation of EPS to Adjusted EPS

The adjusted EPS measure excludes certain after-tax items that we do not consider part of ongoing operations. Management uses the adjusted EPS financial measure as a guide in determining incentive compensation. Although adjusted EPS is similar to the ongoing EPS measure we use in our quarterly earnings materials, our people and compensation committee may consider different adjustments for purposes of determining incentive compensation, as was the case for fiscal 2017. This non-GAAP financial measure may not be comparable to similar measures used by other companies.

	Fiscal 2015	Fiscal 2016	Fiscal 2017
Diluted Earnings Per Share	$4.81	$2.99	$5.09
Restructuring Charges(A)	0.70	0.59	(0.03)
Environmental and Litigation Matters(B)	0.11	0.38	0.05
SEC Settlement Matters(C)	0.17	—	—
Pending Bayer Transaction Related Costs(D)	—	—	0.01
Argentine-Related Tax Matters(E)	—	0.56	0.10
Income on Discontinued Operations(F)	(0.06)	(0.04)	(0.03)
Diluted Adjusted Earnings Per Share	$5.73	$4.48	$5.19
(A)	The twelve months ended Aug. 31, 2015, 2016 and 2017, above represent pretax restructuring charges per share totaling $1.02 a share, $0.81 a share and a pretax net reversal of previously recognized restructuring charge of $0.03 a share, respectively. The restructuring charges relate to the 2015 Restructuring Plan. Implementation of the 2015 Restructuring Plan is expected to be completed by the end of fiscal year 2018.

(B)	The twelve months ended Aug. 31, 2015, 2016, and 2017, above represent pretax environmental and litigation matters charges per share totaling $0.18 a share, $0.61 a share and $0.08 a share, respectively. The charges relate to legacy litigation matters arising under indemnities from the 2000 Pharmacia Separation Agreement that are not considered a part of ongoing operations.

(C)	The twelve months ended Aug. 31, 2015, included charges in selling, general and administrative expenses of $0.17 a share. The twelve months ended Aug. 31, 2016, included pretax adjustments in selling, general and administrative expenses. The adjustments had less than a $0.01 effect on diluted earnings per share in connection with the previously disclosed SEC action.

(D)	The twelve months ended Aug. 31, 2017, above represent costs related to the pending Bayer transaction (excluded by the people and compensation committee in determining performance against pre-established goals).

(E)	Due to losses generated in Argentina in recent years as well as recent uncertainties around the Argentina business, the company evaluated the recoverability of various items on the Statement of Consolidated Financial Position related to the Argentina business and determined an allowance against certain assets was necessary. This resulted in a translation gain recorded in other (income) expense net of $43 million and a net charge against tax expense of $88 million for the twelve months ended Aug. 31, 2017. The twelve months ended Aug. 31, 2016, above represent a net charge against tax expense of $252 million.

(F)	The twelve months ended Aug. 31, 2015, 2016, and 2017, above represent pretax income from discontinued operations per share totaling $0.09 a share, $0.06 a share and $0.05 a share, respectively.

MONSANTO COMPANY 2017 PROXY STATEMENT A-1

Appendix A Reconciliation of Non-GAAP Financial Measures

Appendix A Reconciliation of Non-GAAP Financial Measures

Reconciliation of FCF

FCF is defined as the total of net cash provided or required by operating activities and net cash provided or required by investing activities. FCF does not represent the residual cash flow available for discretionary expenditures. FCF is used by management as one of the performance measures in determining incentive compensation. In previous years, the FCF measure used in our executive compensation program aligned with the free cash flow measure reported in our quarterly earnings materials. Beginning in the second quarter of our fiscal 2017, our calculation of free cash flow was modified, while the methodology for calculating FCF for fiscal 2017 incentive awards and goals were previously approved by our people and compensation committee and therefore remained unchanged.

(Dollars in millions)	Fiscal 2015	Fiscal 2016	Fiscal 2017
Net Cash Provided by Operating Activities	$3,108	$2,588	$3,226
Net Cash Required by Investing Activities	(1,019)	(864)	(1,107)
Free Cash Flow	$2,089	$1,724	$2,119
Net Cash Required by Financing Activities	(430)	(3,742)	(1,966)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(325)	(7)	27
Net (Decrease) Increase in Cash and Cash Equivalents	$1,334	$(2,025)	$180
Cash and Cash Equivalents at Beginning of Period	$2,367	$3,701	$1,676
Cash and Cash Equivalents at End of Period	$3,701	$1,676	$1,856

Reconciliation of Adjusted Return on Capital

Adjusted return on capital (“ROC”) means net income (without the effect of certain items) exclusive of after-tax interest expenses, divided by the average of the beginning year and ending year net capital employed. We believe ROC is useful to investors and management as a measure of how effectively the company utilizes capital to generate earnings. ROC is also used by management as one of the performance measures in determining incentive compensation.

(Dollars in millions)	Fiscal 2015	Fiscal 2016	Fiscal 2017
Operating Profit After-Tax (excluding certain items)	$2,996	$2,274	$2,738
Average Capital	13,228	12,529	12,718
Adjusted Return on Capital	22.6%	18.1%	21.5%
Operating Profit After-Tax (excluding certain items):
Net Income Attributable to Monsanto	2,314	1,336	2,260
New Business Acquisitions	—	—	—
Restructuring Charges	338	263	(12)
Environmental and Litigation Matters	54	168	20
SEC Settlement Matters	80	(1)	—
Pending Bayer Transaction Related Costs	—	—	140
Argentine-Related Tax Matters	—	252	45
Income on Discontinued Operations	(28)	(17)	(13)
Interest Expense – Net of Taxes	238	273	298
Operating Profit After-Tax (excluding certain items)	$2,996	$2,274	$2,738
Average Capital:
Short-Term and Long-Term Debt	9,044	9,040	8,124
Shareowners’ Equity	7,005	4,545	6,458
Cash and Cash Equivalents	(3,701)	(1,676)	(1,856)
Cash for Operations	400	400	400
New Business Acquisitions	—	—	—
Total Capital	$12,748	$12,309	$13,126
Prior Period Capital	$13,708	$12,748	$12,309
Average Capital	$13,228	$12,529	$12,718

A-2 MONSANTO COMPANY 2017 PROXY STATEMENT

ANNUAL MEETING

Proxy Statement	www.monsanto.com/investors/reports/annual-reports/
Voting Online	www.proxyvote.com
Electronic Delivery of Future Proxy Materials	www.proxyvote.com

MONSANTO

Corporate Website	www.monsanto.com
Discover Monsanto	discover.monsanto.com
Awards and Recognition	www.monsanto.com/careers/working-at-monsanto/company-awards-recognition/
Investor Relations	www.monsanto.com/investors/
Corporate Social Responsibility - and Sustainability	www.monsanto.com/investors/reports/sustainability-reports/company-sustainable-agriculture/
Shareowner Communications Board Lead Director	www.monsanto.com/investors/contact-investor-relations/ www.monsanto.com/company/leadership/board-directors/robert-j-stevens/
Shareowner Services Computershare	Shareowner website: www.computershare.com/investor Shareowner online inquiries: https://www-us.computershare.com/investor/contact

CORPORATE GOVERNANCE

Corporate Governance	www.monsanto.com/company/governance/
Bylaws	www.monsanto.com/company/governance/bylaws/
Certificate of Incorporation	www.monsanto.com/company/governance/certificate-incorporation/
Business Conduct	www.monsanto.com/company/governance/business-conduct/
Code of Ethics	www.monsanto.com/company/governance/code-ethics-chief-executive-senior-officers/
Board Charter Committee Charters	www.monsanto.com/company/governance/board-directors-charter-corporate-governance-guidelines/ www.monsanto.com/company/governance/
Board Leadership Roles	www.monsanto.com/company/governance/board-directors-leadership-roles/
Political Disclosures	www.monsanto.com/company/governance/political-disclosures/
Shareowner Rights Policy	www.monsanto.com/company/governance/shareowner-rights-policy/

FINANCIAL REPORTS

Annual Report	www.monsanto.com/investors/reports/annual-reports/
Form 10-K	www.monsanto.com/investors/reports/annual-reports/
Earnings Reports/Presentations	www.monsanto.com/investors/reports/

Monsanto web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

For Additional Information

About Monsanto
Monsanto is committed to bringing a broad range of solutions to help nourish our growing world. We produce seeds for fruits, vegetables and key crops – such as corn, soybeans, and cotton – that help farmers have better harvests while using water and other important resources more efficiently. We work to find sustainable solutions for soil health, help farmers use data to improve farming practices and conserve natural resources, and provide crop protection products to minimize damage from pests and disease.
Through programs and partnerships, we collaborate with farmers, researchers, nonprofit organizations, universities and others to help tackle some of the world’s biggest challenges.
To learn more about Monsanto, our commitments and our more than 20,000 dedicated employees, please visit monsanto.com.
Follow our business on Twitter® at twitter.com/MonsantoCo.
Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Phone (314) 694-1000
www.monsanto.com
This Proxy Statement is printed entirely on recycled and recyclable paper. Soy ink, rather than petroleum-based ink, is used throughout.

MONSANTO COMPANY 800 NORTH LINDBERGH BLVD. ST. LOUIS, MO 63167

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E33658-TBD                              KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONSANTO COMPANY
The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

1.	Election of Directors	For	Against	Abstain
	Nominees:						For	Against	Abstain
	1a. Dwight M. “Mitch” Barns 1b. Gregory H. Boyce	☐ ☐	☐ ☐	☐ ☐	2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2018.	☐	☐	☐
	1c. David L. Chicoine, Ph.D.	☐	☐	☐	3.	Advisory (Non-Binding) vote to approve executive compensation.	☐	☐	☐
	1d. Janice L. Fields	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:
	1e. Hugh Grant	☐	☐	☐	4.	Shareowner proposal: Bylaw amendment to create Board Human Rights Committee.	☐	☐	☐
	1f. Laura K. Ipsen 1g. Marcos M. Lutz	☐ ☐	☐ ☐	☐ ☐
	1h. C. Steven McMillan	☐	☐	☐
	1i. Jon R. Moeller	☐	☐	☐
	1j. George H. Poste, Ph.D., D.V.M.	☐	☐	☐
	1k. Robert J. Stevens	☐	☐	☐
	1l. Patricia Verduin, Ph.D.	☐	☐	☐	For address changes and/or comments, please check this box and write them on the back where indicated.				☐
					Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

ADMISSION TICKET

Annual Meeting of Shareowners

January 31, 2018

8:00 A.M. C.S.T.

“AA” Building, AA 1825

Chesterfield Village Research Center

700 Chesterfield Parkway West

Chesterfield, Missouri 63017

Doors will open at 7:30 A.M. C.S.T. Please present proof of ownership as of December 15, 2017 and photo identification for the shareowner named on the front of this card for admittance to the annual meeting. For safety and security purposes, bags and purses will be subject to search at the door, and we will not allow anyone to bring large bags, briefcases or packages in the meeting room, or to photograph the meeting. Seating at the meeting will be limited and admittance will be based on space availability.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our 2017 Annual Report are available at www.proxyvote.com.

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E33659-TBD

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF MONSANTO COMPANY

The undersigned hereby appoints Hugh Grant and David F. Snively, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Monsanto Company Common Stock that the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareowners of the Company to be held January 31, 2018 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AGAINST PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Please sign, date and return this proxy card promptly using the enclosed envelope.

You received this e-mail because our records show that (1) you are an employee of MONSANTO COMPANY who has regular access to the company’s e-mail in the ordinary course of performing your duties and are expected to log-on to e-mail routinely to receive communications, or (2) you have expressly consented to receive MONSANTO COMPANY communications and vote by proxy via the Internet. You may have given this consent during a prior vote at ProxyVote.com.

2018 MONSANTO COMPANY Annual Meeting of Shareowners

MEETING DATE: January 31, 2018

RECORD DATE: December 15, 2017

CUSIP NUMBER: 61166WA99

This e-mail represents all shares in the following account(s):

*** PRINT OPTIONS ARE NOT SET NO SUMMARY PROCESSING INFO WILL BE DISPLAYED ***.

You can enter your voting instructions and view the shareholder material at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site.

https://www.proxyvote.com/00123456789012345

You may need your CONTROL NUMBER and your PIN:

*	CONTROL NUMBER: 0123456789012345
*	Your PIN is the four-digit number you selected at the time of your enrollment, or if consent was provided by your employer may be the last four digits of your Social Security Number.
*	If you have forgotten your PIN please follow the “Forgot PIN” instructions on proxyvote.com.

Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting/cut off date.

The relevant supporting documentations can be found at the following Internet site(s):

Proxy Statement

http://materials.proxyvote.com/unavailable

Annual Report

http://materials.proxyvote.com/unavailable

If you are an employee and were enrolled for electronic delivery by MONSANTO COMPANY, and still wish to receive hard copies of these materials, you may contact the Materialogic distribution center at e-mail at at monsanto@materialogic.com.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to https://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to https://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:	M012345678901

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareowner.

Questions regarding this communication should be directed to your advisor or the company’s Investor Relations department. For questions specific to the proxyvote.com website, please reply to this email and include the original text and subject line for identification purposes.